EXHIBIT 10.1


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C L I F F O R D

C H A N C E

P U N D E R



                                                               EXECUTION VERSION




                             ZELLSTOFF STENDAL GMBH


                                       and


                       BAYERISCHE HYPO- UND VEREINSBANK AG





                                   EURO 827,950,000
                         PROJECT FINANCING FACILITY AGREEMENT


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                                    CONTENTS

CLAUSE                                                                      PAGE

1.    Definitions And Interpretation                                           2

2.    The Facility                                                            24

3.    Utilisation Of The Facility                                             26

4.    Interest                                                                30

5.    Market Disruption                                                       33

6.    Repayment                                                               34

7.    Voluntary Prepayments                                                   37

8.    Cancellation                                                            38

9.    Payments                                                                39

10.   Equity Reserve Account                                                  46

11.   Debt Service Reserve Account                                            47

12.   Illegality                                                              49

13.   Increased Costs                                                         50

14.   Taxes                                                                   51

15.   Mitigation                                                              53

16.   Representations And Warranties                                          53

17.   Financial Calculations (Wirtschaflichkeitsberechnungen)                 61

18.   Information Requirements                                                62

19.   Inspection Rights                                                       66

20.   Hedging Requirements                                                    67

21.   Covenants                                                               67

22.   Insurances                                                              77


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23.   Events of Default                                                       82

24.   Agent, Arranger And Lenders                                             87

25.   Advisers                                                                93

26.   Fees                                                                    93

27.   Costs and Expenses                                                      94

28.   Indemnity And Breakage Costs                                            96

29.   Set-Off                                                                 97

30.   Pro-Rata Sharing                                                        97

31.   Assignments And Transfers                                               98

32.   Sub-Participations                                                     100

33.   Calculations And Evidence Of Debt                                      100

34.   Non-Applicability of S 181 BGB                                         101

35.   Form Requirements And Amendments                                       101

36.   Conditions Of The State Guarantee                                      101

37.   Remedies And Waivers, Cumulative Rights, Partial Invalidity            101

38.   Notices                                                                102

39.   Governing Law                                                          104

40.   Jurisdiction                                                           104

41.   Counterparts                                                           104

SCHEDULE 1 Drawdown Request                                                  105

SCHEDULE 2 Conditions for the First Drawdown                                 108

SCHEDULE 3 General Drawdown Conditions                                       113

SCHEDULE 4 Conditions Subsequent                                             114

SCHEDULE 5 Lenders and Commitments                                           116

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SCHEDULE 6 Mandatory Cost Formulae                                           117

SCHEDULE 7 Form of Account Pledge Agreement                                  120

SCHEDULE 8 Form of Luxemburg Account Pledge Agreement                       146

SCHEDULE 9 Security Agreements                                               163

SCHEDULE 10 State Guarantee                                                  164

SCHEDULE 11 Financing of the Subsidiaries                                    169

ANNEX                                                                        188

SCHEDULE 12 Minimum Insurance Schedule                                       173

SCHEDULE 13 Sample Table of Content Regarding Quarterly Construction
    Progress Reports                                                         181

SCHEDULE 14 Transfer Certificate                                             183

SCHEDULE 15 Development Costs                                                187

SCHEDULE 16 Broker's Letter of Undertaking                                   188

SCHEDULE 17 Archeological Sites                                              191

SCHEDULE 18 Investment and Financing Plan                                    192


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THIS  AGREEMENT  is  made  on  26  August  2002

BETWEEN

(1) ZELLSTOFF STENDAL GMBH, a limited liability company incorporated, organized and validly existing under the laws of the Federal Republic of Germany, having its office at Niedergorner Damm 1, 39596 Arneburg, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Stendal, number HRB 2446 (the "Borrower");

(2) BAYERISCHE HYPO- UND VEREINSBANK AG, a stock corporation incorporated, organised and validly existing under the laws of the Federal Republic of Germany, having its office at Am Tucherpark 16, 80538 Munchen, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Munich, number HRB 42148 (the "Arranger");

(3)   BAYERISCHE  HYPO- UND VEREINSBANK AG (the "Agent" and "Security  Agent");
      and

(4)   BAYERISCHE  HYPO-  UND  VEREINSBANK  AG,  (the  "Original  Lender").


(together  referred  to  as  the  "Parties").


WHEREAS
(A) The Borrower is a project company which was created as a limited liability company (Gesellschaft mit beschrankter Haftung) in 1996 as a project development company.

(B) The Borrower intends to build and operate a 552,000 tonnes per annum bleached softwood kraft pulp mill located in Arneburg, Sachsen-Anhalt, Federal Republic of Germany.

(C) Mercer International, Inc., a Massachussetts trust incorporated under the laws of the state of Washington, United States of America ("Mercer International"), RWE Industrie-Losungen GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany ("RWE-IN") and AIG Altmark Industrie AG, a company incorporated under the laws of the Federal Republic of Germany ("AIG") and FAHR Beteiligungen AG, a limited liability company incorporated under the laws of the Federal Republic of Germany have agreed to act as sponsors of the Project.


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(D)   The  Federal  Republic  of  Germany and the State of Sachsen-Anhalt have agreed to guarantee 80 % of the claims of the Lenders in connection with Tranche A and Tranche B (each as defined below) by issuing guarantees in favour of the Lenders which guarantees will be administered by C&L Deutsche Revision AG.

(E) The Original Lender has agreed to provide the Borrower with the Facility (as defined below) subject to the terms and conditions set out below.

(F) The Borrower acknowledges that the Facility will initially be provided by the Original Lender but that the Original Lender intend to further syndicate the Facility.

IT  IS  AGREED  as  follows:

1.    Definitions  And  Interpretation

1.1   Definitions

      "Acceptance":   The  date  on  which  the  Owner  issues  the  Acceptance
      Certificate in accordance  with  the  terms  and  conditions  of  the EPC
      Contract.

      "Advance": A principal sum drawn by the Borrower under this Agreement or, depending on the context, the principal sum outstanding as a result of such drawdown.

      "Advisers": The Technical Adviser, the Wood Supply Adviser, the Pulp Market Adviser, the Insurance Adviser and any other consultant agreed from time to time between the Lenders and the Borrower to act as an adviser in relation to the Project or this Agreement.

      "Agreement":  This  agreement  including  all  of  its  schedules.

      "Amortisation Schedule": The percentage amortisation Schedule pursuant to Clause 6.3.1 (Repayments other than First Repayment).

      "Annual  Debt  Service  Cover  Ratio":  On  a Repayment Date following the
      First Repayment Date, the ratio of the Available Cash Flow for the twelve (12) calendar months ending on the previous 31 December or 30 June, as the case may be, to the total amount of interest, principal and fees payable pursuant to the Financing Documents (adjusted by interest rate hedging payments or receipts and excluding payments of principal under Tranche E for that period. In relation to the First Repayment Date, the relevant period for the Available Cash


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      Flow and debt  servicing  will  be  from  Acceptance to the 31 December or
      30 June next preceeding the First Repayment Date (or, in the circumstances referred to in Clause 9.4.3(c)(ii) (Restricted Application), from Acceptance to the First Repayment Date).

      "Assurance of Overall Financing": For the purposes of this Agreement, the overall financing is assured if in respect to the Project as a whole, the Overall Funding Requirements are covered by the Overall Funding Sources.

      "Authority": Any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or any person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank.

      "Authorisation": Any consent, registration, filing, agreement, notarisation, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate and creditors' approvals or consents.

      "Availability Period": The relevant period mentioned in Clause 2.2 (Availability of Facility).

      "Available Cash Flow": In relation to any period, operating revenues (Umsatzerlose) of the Borrower (including any interest earnings on the Cash Collateral Accounts, insurance proceeds for loss of revenue or business interruption and delay liquidated damages under the EPC Contract and adjusted for any currency or pulp price hedging payments or receipts) for such period minus all operating costs for such period (for the avoidance of doubt, excluding depreciation and Financing Costs), Capital Expenditures (for the avoidance of doubt, excluding capital expenditure financed by Shareholders' funds standing to the credit of the Shareholders' Account, or by additional equity contributions or Shareholder Loans), corporate tax payments and local and other taxes (except VAT). Revenues in the form of Government Grants and recovery of VAT are not included in the Available Cash Flow.

      "Base Case": A statement of the technical, economic and tax assumptions relating to the Project in the form of a run of the Financial Model as updated from time to time.

      "Breakage  Costs":  The  costs pursuant to Clause 28.2 (Breakage  Costs).


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      "Business  Day":  A  day (other than a Saturday or Sunday) which is not  a public holiday and on which banks are open for general business in London, Munich and Frankfurt am Main and:

      (a) (in relation to any date for payment or purchase of a sum denominated in a currency other than the euro) a day on which banks are open for general business in the financial centre of the country of such currency; or

      (b) (in relation to any date for payment or purchase of a sum denominated in the euro) any TARGET Day.

      "C&L": C&L Deutsche Revision AG, Wirtschaftsprufungsgesellschaft, Dusseldorf as agent (Mandatar) of the Guarantors.

      "Capital Contributions": means the subscription and purchase of Shares.

      "Capital Expenditures": Costs and expenses of a capital nature pursuant to the generally accepted accounting principles in the Federal Republic of Germany incurred or to be incurred by the Borrower in the construction and operation of the Project and in the normal acquisition and/or replacement (but excluding any replacement cost which has been confirmed by the relevant insurers as being payable out of insurance proceeds) of fixed assets, machinery, parts and similar equipment in relation to the Project according to the Project Budget.

      "Cash Collateral Accounts": The Disbursement Account, the Proceeds Account, the Insurance Account, Equity Reserve Account and the Debt Service Reserve Account.

      "Change  of  Control":

      (a) Any change after Financial Close in the direct or indirect ownership of the Shares without the Majority Lenders' written consent (such consent not to be unreasonably withheld or delayed) after which the aggregate direct or indirect shareholding of Mercer International (on a fully diluted basis) no longer is equal to or exceeds 51% of the voting rights in the Borrower; and/or

      (b) any change before Acceptance in the direct or indirect ownership of the Shares held by RWE-IN or FAHR at Financial Close.

      "Commitment": In relation to each Lender, the sum of such Lender's commitments under the Facility, as specified in Schedule 5 (Lenders and
                                                         ----------


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      Commitments) (as reduced  by any assignments/transfers in accordance with this Agreement) or as specified in the relevant Transfer Certificate(s), to the extent not cancelled or reduced hereunder.

      "Construction Period": The period from the date of commencement of any of the Works under the EPC Contract up to and including Acceptance.

      "Cost  Overruns":

      (a) Any Project Construction Costs and Development Costs over and above those set out in the Investment and Financing Plan;

      (b) any Financing Costs, start-up costs and Working Capital Costs until Acceptance over and above those set out in the Investment and Financing Plan;

      (c) any shortfall in Start-Up Cash Flows below the budgeted amount therefor as set out in the agreed Base Case delivered pursuant to
           Schedule 2 (Conditions for  the First Drawdown),  paragraph  9; and
           ----------

      (d) any shortfall in Government Grants determined on or before Acceptance.

      "Debt Service Reserve Account": The accounts (including foreign currency and investment accounts) of the Borrower established for the purposes set out in Clause 11 (Debt Service Reserve Account) and maintained with Bayerische Hypo- und Vereinsbank AG or HVB Banque Luxembourg Societe Anonyme.

      "Derivative Transaction": Any swap agreement, warrant agreement, futures and forward contracts or similar arrangement with respect to interest rates, currencies or commodity prices.

      "Development Costs": Those development costs, fees and expenses in connection with the development of the Project incurred prior to Financial Close and which are listed in Schedule 15 (Development
      Costs)  hereto.                            ------------

      "Direct Agreement": The contractor's direct agreement on or about the date hereof and made between the Borrower, RWE-IN, RWE Solutions AG and the Security Agent.

      "Disbursement Account": The account of the Borrower established for the purposes set out in Clause 9.1 (Disbursement Account) and maintained with the Agent.

      "Drawdown  Date":  The  day  an  Advance  is  made.


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      "Drawdown  Request":  A  request for an Advance pursuant to Schedule 1
      (Drawdown Request).                                         ----------

      "Environmental Claim": Any claim, notice, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to, or any notification or order requiring compliance with, any Environmental Law or Environmental Permits.

      "Environmental Law": Any law applicable to the Project and the Borrower which relates to the protection of the environment or harm to or the protection of human health or the health of animals or plants.

      "Environmental Permits": Any Authorisation required under any Environmental Law for the construction or operation of the Project and business of the Borrower conducted on or from the properties owned or used by the Borrower in connection with the Project.

      "EPC Contract": The engineering, procurement and construction agreement dated 26 August 2002 between RWE-IN and the Borrower.

      "EPC  Contractor":  RWE-IN.

      "Equity Reserve Account": The accounts (including foreign currency and investment accounts) of the Borrower established for the purposes set out in Clause 10 (Equity Reserve Account) and maintained with Bayerische Hypo- und Vereinsbank AG or HVB Banque Luxembourg Societe Anonyme.

      "EU-Decision": The decision by the EU-Commission dated 19 June 2002 in respect of the State Guarantee and the Government Grants.

      "EU-Equity  Test":  The  EU-equity  test  as  defined  in the Financial
      Model.

      "EURIBOR": In relation to any amount outstanding for a particular period:

      (a) the percentage rate per annum determined by the European Banking Federation for the relevant period which appears on the Telerate page Euribor for that period or any other page it is replaced by at 11.00 am; and

      (b) if the Agent is unable to access the relevant screen rate or if a rate is not available on the relevant screen for the period, the arithmetic mean (rounded upwards to 4 decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offered by prime


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            banks in the European interbank market deposits in euro in such amount and for such period as of 12.00 noon,

      in each case on the Quotation Date for such period. If fewer than two Reference Banks provide the Agent with notifications for a particular period, this method of determining EURIBOR will not be used for that period and Clause 5 (Market Disruption) will apply instead.

      "Event of Default": Any of the events mentioned in Clause 23 (Events of Default).

      "Event of Force Majeure": An Event of Force Majeure as defined in the EPC-Contract.

      "Excess Start-up Cash Flows": Any amount of Start-up Cash Flows that exceeds the budgeted amount therefor as set out in the agreed Base Case delivered pursuant to Schedule 2 (Conditions for the First
      Drawdown),  paragraph  9.    -----------

      "Existing  Financial  Indebtedness":

      (a) the indebtedness under the loan made by Dresdner Bank in the amount of EUR 12,286,000;

      (b) the indebtedness to RWE-IN, AIG and Thyssen Rheinstahl Technik Projektgesellschaft mbH for ancilliary costs for which RWE-IN, AIG, Thyssen Rheinstahl Technik GmbH and its legal successor Thyssen Rheinstahl Technik Projektgesellschaft mbH have provided funds to the Borrower in connection with the purchase of the Site, in the amount of not more than EUR 2,708,339; and

      (c) the indebtedness for Shareholder Loans in an amount not exceeding EUR 55,255,646.

      "Facility": The facility comprising Tranche A, Tranche B, Tranche C, Tranche D1, Tranche D2 and Tranche E pursuant to Clause 2.1 (Granting of the Facility).

      "Facility Office": The office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) days' written notice) as the office or offices through which it will perform its obligations under this Agreement.


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      "Federal  Guarantor": The Federal Government of the Federal Republic
      of Germany.

      "Fees":  The  fees  payable  pursuant  to  Clause 26 (Fees).

      "Fee Letter": The fee letter by Bayerische Hypo- und Vereinsbank AG and addressed to the Borrower dated on or about the date hereof.

      "Final  Maturity  Date":  With  respect  to:

      (a)   Tranche  A:     the  first  (1st)  Repayment Date following the
            fifteenth (15th)  anniversary of the first Advance under Tranche
            A;

      (b)   Sub-Tranches  B1,  B2  and  B3:

                 for each Sub-Tranche the first (1st) Repayment Date following the eighth (8th) anniversary of the first Advance under such Sub-Tranche;

      (c)   Sub-Tranche  B4:

                 the first (1st) Repayment Date following the fifteenth
                 (15th) anniversary of the first Advance under Tranche A;

      (d) Tranche C: the third (3rd) Repayment Date following the Scheduled First Repayment Date;

      (e) Tranche D1: the third (3rd) Repayment Date following the Scheduled First Repayment Date;

      (f) Tranche D2: the third (3rd) Repayment Date following the Scheduled First Repayment Date; and

      (g) Tranche E: the first (1st) Repayment Date following the fifth (5th) anniversary of the first Advance under Tranche A.

      "Finance  Party":  The  Agent,  the  Arranger  or  a  Lender.

      "Financial Close": The date on which all conditions precedent to first drawdown pursuant to Clause 3.3 (Drawdown Conditions) and
      3.4 (Drawdown  Restrictions)  are fulfilled  or  waived.

      "Financial Indebtedness": Without duplication, any indebtedness for or in respect of:


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      (a)  moneys  borrowed;

      (b) any amount raised by acceptance under any acceptance credit facility;

      (c) any amount raised pursuant to the issue of bonds or the issue of fixed rate notes dividend debt or any similar instrument;

      (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with German generally accepted accounting principles, be treated as a capital or finance lease;

      (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

      (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

      (g) any Derivative Transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any Derivative Transaction, only the marked to market value shall be taken into account) unless entered into in accordance with the Hedging Strategy;

      (h) any counter-indemnity obligation in respect of a guarantee, indemnity, surety, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

      (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs
           (a)  to  (h)  above.

      "Financial Model": The audited financial model agreed between the Parties at the time of the signing of this Agreement as amended from time to time according to the provisions of this Agreement.

      "Financing Costs": The interest costs and fees under the Financing Documents, but excluding during the Pre-Production Period interest payments on and fees pursuant to Clauses 26.4 (Fees to the Federal Guarantor) and 26.5 (Fees to the State Guarantor) attributable to Tranche A Advances.

      "Financing Documents": This Agreement, any agreement entered into with any Permitted Subsidiary in connection with the financing of the wood supply or logistics aspects of the Project, the Hedging Agreements, the Security


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      Agreements,  the  Shareholders'  Undertaking Agreement,  the  Step-in
      -Rights Agreement between SP Holding, RWE-IN, FAHR and the Agent on or about the date hereof, the RWE Solutions AG Guarantee, any agreement regarding Shareholder Loans and the corresponding subordination declarations, the Stand-By Equity Security, the Fee Letter, any waiver requests, waivers and other binding notifications, the Direct Agreement, the Parent Company Guarantee, the advance payment, performance and defects liability guarantee issued in favour of the Borrower by a first class bank in respect of the performance of the EPC Contractor under the EPC Contract, the State Guarantee and any other document in relation to the financing of the Project.

      "First Repayment": bears the meaning ascribed to it in Clause 6.2 (First Repayment).

      "First Repayment Date": The date on which the First Repayment is made in full.

      "Government Grants": The grants which will be given as direct grants (GA-Zuschuss (investment incentives)) by the State of Sachsen-Anhalt and as Investitionszulagen (tax grants) by the Federal Republic of Germany, both as approved by the EU-Decision, for the Project in favour of the Borrower.

      "Group": The Borrower and its subsidiaries from time to time.

      "Guarantors": The Federal Guarantor and the State Guarantor in their function as guarantors under the State Guarantee.

      "Hedging Agreements": The agreements to be concluded in relation to any Derivative Transaction in accordance with the Hedging Strategy.

      "Hedging  Counterparty":  Bayerische  Hypo-  und  Vereinsbank  AG.

      "Hedging Strategy": The hedging strategy in relation to the Facility to be agreed in writing between the Borrower and the Arranger, as amended from time to time, for the hedging of the interest, currency and commodity price risks of the Borrower.

      "Information Memorandum": The information memorandum relating to the Project to be sent to other credit institutions for their information with respect to the syndication of the Facility.

      "Infrastructure Agreement": The infrastructure agreement (Vereinbarung uber die Durchfuhrung von Infrastrukturmabnahmen und die
      Bereitstellung
      finanzieller Mittel) dated 17 July 2002 between the Borrower and the city of Arneburg.


      "Insurance Account": Account no. 57 53 171, banking code 700 202 70 with the Agent in the name of the Borrower to be maintained for certain payments by insurers.

      "Insurance Adviser": Bankrisk Services Marsh Ltd. and its successors as advisers to the Lenders in relation to insurance issues.

      "Intellectual Property Rights": Any patent, trade secret, trademark, copyright or other proprietary rights or knowhow, licences or design registrations required in connection with the Project.

      "Interest Period": The interest periods pursuant to Clause 4.1 (Interest Period).

      "Interest  Rate": The interest rate pursuant to Clause 4.2 (Interest
      Rate).

      "Investment Account": The accounts referred to in Clause 9.2 (Proceeds Account) maintained with the Agent or HVB Banque Luxembourg Societe Anonyme in the name of the Borrower.

      "Investment and Financing Plan": The investment and financing plan agreed by the Arranger and the Borrower at the time of the signing of this Agreement in relation to the Project and attached as
      Schedule 18 (Investment and Financing Plan).
      -----------

      "Lenders": The lenders (including the Original Lender), acting through their respective Facility Offices, and as far as permissible under this Agreement, their successors, transferees and assignees.

      "Majority Lenders": Lenders representing at least 66 2/3% of the total aggregate of unutilised Commitments and outstanding Advances under the Facility. When collecting a vote of the Lenders, the voting rights of a Lender which does not respond within such period as is fixed by the Agent (being a period of at least five (5) Business Days) or, if requested by the Borrower, within thirty (30) Business Days from receipt of any request by the Borrower for a consent, waiver or amendment under the Financing Documents, will be disregarded in determining whether the required majority was achieved.

      "Mandatory Costs": The percentage rate per annum calculated by the Agent in accordance with Schedule 6 (Mandatory Cost Formulae).
                                 -----------

      "Margin":  For:

      (a)  Tranche  A:          0.75  %  per  annum;

      (b)  Tranche  B:          0.60  %  per  annum
                                (for  the  guaranteed portion of
                                Tranche  B);

                                1.50  %  per  annum  (for  the  non
                                guaranteed  portion  of  Tranche  B);

      (c)  Tranche  C:          1.55  %  per  annum;

      (d)  Tranches  D1
           and  D2:             1.55  %  per  annum;  and

      (e)  Tranche  E:          1.25%  per  annum.

      If repayments under the guaranteed portions of Tranche A and Tranche B are deferred according to Clause 6.5 (Deferred Amortisation), the margin in respect of the portions so deferred will be increased by 0.10 % per annum until such deferred repayments are paid.

      "Material Adverse Effect": An event, occurrence or condition which has materially impaired, or which will materially impair (as compared with the situation which would have prevailed but for such event, occurrence or condition):

      (a) the business, operation, property and financial condition of the Borrower and as a result, the ability of the Borrower to perform any of its obligations under the Financing Documents; or

      (b)  the  validity  or  enforceability  of  the  Financing  Documents.

      An event, occurrence or condition (other than an event, occurrence or condition affecting a Shareholder itself) shall not be capable of having a Material Adverse Effect if the risks and consequences of such event, occurrence or condition are fully borne by a Shareholder under the terms of any of the Transaction Documents within a period of thirty (30) days following such event, occurrence or condition.

      "Material  Insurances":  All insurances required to be taken  out  by  the
      Borrower  pursuant  to  the  Minimum  Insurance Schedule  as  set  out  in
      Schedule  12 (Minimum  Insurance  Schedule)  apart  from  any  employer's
      -----------
      liability or  motor vehicle liability  insurance.

      "Minimum Insurance Schedule": The Schedule prepared by the Insurance Adviser and set out in Schedule 12 (Minimum Insurance Schedule),
                                ------------
      relating to insurances during the Construction Period and the Operation Period.

      "Operation Period": The period beginning on the day immediately following Acceptance.

      "Original Financial Statements": The financial statements of the Borrower as of 31 December 2001.

      "Overall Funding Requirements (Gesamtfinanzierungs-Planbedarf)": The financing requirements for the Project pursuant to the Project Budget as of the date hereof.

      "OveralL Funding Sources (Gesamtfinanzierungsquellen)": The financing sources for the Project comprising:

      (a)  Shareholder  Contributions;

      (b)  Government Grants (and,  pending  receipt  thereof,  Tranche  E);

      (c)  the  Facility;  and

      (d)  Start-up  Cash Flows but excluding Excess  Start-up  Cash  Flows.

      "Owner's  Scope":  Has  the  meaning  set  out  in  the  EPC-Contract.

      "Parent Company Guarantee": The parent company guarantee to be granted by RWE Solutions AG in favour of the Borrower in respect of RWE-IN's obligations under the EPC Contract.

      "Permitted  Disposals":

      (a) Annual disposals of assets with an aggregate market value of not more than EUR 5 million if such disposals do not have a Material Adverse Effect; and

      (b) disposals of assets which are replaced according to the Base Case or funded by Shareholders' funds.

      "Permitted  Encumbrances":  Encumbrances:

      (a) created by operation of law or arising in the ordinary course of business (including any retention of title arrangements) which do not secure indebtedness for money borrowed;

      (b) existing at Financial Close which will be released following the first drawdown of an Advance under this Agreement;

      (c) created with the Majority Lenders' consent, which consent shall not be unreasonably withheld, provided all consents required by the Guarantors have been obtained;

      (d)  constituting  Security;  and

      (e) additional encumbrances in an aggregate amount of not more than EUR 1 million.

      "Permitted  Financial  Indebtedness":  Financial  Indebtedness:

      (a)  incurred  under  the  Financing  Documents;

      (b)  Existing  Financial  Indebtedness;

      (c) which is unsecured and subordinated to the claims of the Lenders hereunder;

      (d) incurred under Derivatives Transactions permitted under the Hedging Strategy; and

      (e)  an  additional  aggregate  amount  of  not  more  than  EUR  5 million.

      "Permitted Investments": Investments made in time deposits (Festgeld) and short term euro debt securities (and, to the extent that funds are held in USD, also in USD debt securities) with a maximum duration of 3 years of issuers with a short term A1 rating or better of Standard & Poor's Corporation or an equivalent rating from such other rating agency approved by the Agent.

      "Permitted Subsidiaries": The two support holding companies, the wood supply company and the logistic company.

      "Post-Acceptance Costs": The amounts of costs specified by the Borrower in a Drawdown Request, requesting a drawdown at or about the last day of the Availability Period, as the Project Construction Costs (plus Cost Overruns in relation thereto) and Working Capital Costs expected to be incurred in relation to the Project after Acceptance.

      "Potential Event of Default": Any event which might reasonably be expected to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

      "Pre-Production Period": The portion of the Construction Period ending on the date of the first production of saleable pulp from the Project.

      "Proceeds  Account":  The  Revenue  Account  and  the Investment Account.

      "Project": The design, development, financing, construction and operation of a 552,000 tonnes per annum bleached softwood kraft pulp mill located in Arneburg, near Stendal in Sachsen-Anhalt, Federal Republic of Germany.

      "Project Budget": The financial budget of the Borrower and its Permitted Subsidiaries in the form delivered to and agreed by the Agent from time to time pursuant to the provisions of Clause 18.3 (Project Budget).

      "Project  Construction  Costs":  All  Project  Costs  excluding:

      (a) Financing Costs, start up costs, Development Costs and Working Capital Costs; and

      (b)  recoverable  VAT  payments  on  such  costs,

but including during the Pre-Production Period interest payments on and fees pursuant to Clauses 26.4 (Fees to the Federal Guarantor) and 26.5 (Fees to the State Guarantor) attributable to Tranche A Advances.

      "Project Contracts": The EPC contract as well as all other contracts in relation to the planning, development and construction of the Project as well as the construction of infrastructure, the sale of energy and the agreement on reserve electricity services.

      "Project Costs": All costs of the Borrower in relation to the Project up to Acceptance (including, in any event, Post-Acceptance Costs) as shown in the Financial Model or, as the case may be, as approved by the relevant Advisers.

      "Pulp Market Adviser": NLK Consultants Inc., Canada and its successors as advisers to the Lenders in relation to pulp market issues.

      "Quotation Date": With respect to any Interest Period, the Business Day which is two (2) Business Days prior to the commencement of such Interest Period.

      "Reference Banks": Bayerische Hypo und Vereinsbank AG, Deutsche Bank AG and Barclays Bank PLC.

      "Related Party": A company or person related to the Borrower, i.e. part of the "Konzern" within the meaning of Sec. 18 German Act on Stock Corporation (Aktiengesetz).

      "Repayment Date": The First Repayment Date and each subsequent 31 March and 30 September on which a repayment of any part of any Tranche (or Sub-Tranche) is scheduled to take place.

      "Repayment Schedule": The repayment Schedule pursuant to Clause 6.4 (Repayment Schedule).

      "Required Level": EUR 590 million plus 30% of the aggregate Advances made under Tranche D2, but in no event more than EUR 599 million.

      "Responsible Officer": The chief executive officer or general manager, the senior financial officer and/or the responsible project manager.

      "Revenue Account": The account referred to in Clause 9.2 (Proceeds Account) maintained with the Agent in the name of the Borrower.

      "RWE Solutions AG Guarantee": The guarantee given by RWE Solutions AG in respect of RWE-IN's obligations under the Shareholders' Undertaking Agreement.

      "Scheduled  First  Repayment Date": The repayment date set out in Clause
      6.2.1 (First Repayment).

      "Security": The security from time to time constituted by or pursuant to the Security Agreements securing all obligations of the Borrower and its Permitted Subsidiaries in relation to the Project.

      "Security  Agreements":  The  security agreements listed in Schedule 9
                                                                  ----------
      (Security Agreements), the Security Pooling Agreement and any other agreement pursuant to which the Borrower, the Shareholders, the Sponsors or any third party grant security to the Security Agent and/or the Lenders (other than the State Guarantee), including security agreements granting security in favour of or on behalf of the subsidiaries.

      "Security Pooling Agreement": The security pooling agreement dated on or about the date hereof between the Security Agent, the Lenders, the Hedging Counterparty, the Shareholders, the Sponsors and the Borrower.

      "Share":  An  ordinary  fully  paid  up  share  in  the  Share
      Capital.

      "Share Capital": The share capital of the Borrower as increased from time to time in accordance with this Agreement.

      "Shareholder Contributions": Contributions of the Shareholders to be made by way of Capital Contributions or Shareholder Loans in accordance with the Shareholders' Undertaking Agreement.

      "Shareholder Loans": Loans by the Shareholders to the Borrower made and subordinated in accordance with the terms and conditions of the Shareholders' Undertaking Agreement.

      "Shareholders": As at the date of this Agreement, SP Holding, RWE-IN and FAHR and thereafter includes any person to whom Shares may be transferred.

      "Shareholders' Account": An account in the name of the Borrower over which the Lenders have no security and to which the Borrower is allowed to make payments in accordance with Clauses 9.4.3 (a) (Priority of Payments) and 9.4.3 (c) (Restricted Application).

      "Shareholders' Agreement": The agreement dated on or about the date hereof between the Shareholders and the Borrower.

      "Shareholders' Undertaking Agreement": The agreement of even date between the Sponsors, the Shareholders, the Borrower and the Agent.

      "Site":  That  portion  of  land

      (a) more particularly defined in the Land Register (Grundbuch) of the Stendal Local Court (Amtsgericht) for Arneburg folio (Blatt) 3129, communal district (Gemarkung) Arneburg, under plot
           (Flur) 18, sub-plots (Flurstuck) nos. 90, 105/0 and 107/0, under plot (Flur) 21, sub-plots (Flurstuck) nos. 52, 36, 44, 35, 40 and 38, under plot (Flur) 22, sub-plot (Flurstuck) no. 5 and under plot (Flur) 24, sub-plot (Flurstuck) no. 14/8;

      (b) more particularly defined in the Land Register (Grundbuch) of the Stendal Local Court (Amtsgericht) for Arneburg folio (Blatt) 3215, communal district (Gemarkung) Arneburg, under plot
           (Flur) 18, sub-plot (Flurstuck) no. 108 and under plot (Flur) 21, sub-plot (Flurstuck) no. 67;

      (c) more particularly defined in the Land Register (Grundbuch) of the Stendal Local Court (Amtsgericht) for Arneburg folio (Blatt) 3230, communal district (Gemarkung) Arneburg, under plot (Flur) 21, sub-plots (Flurstuck) nos. 1/57 and 33;

      (d) more particularly defined in the Land Register (Grundbuch) of the Osterburg Local Court (Amtsgericht) for Altenzaun folio (Blatt) 284, communal district (Gemarkung) Altenzaun, under plot
           (Flur) 1, sub-plot (Flurstuck) 324;

      (e) Land Register (Grundbuch) of the Stendal Local Court (Amtsgericht) for Schonfeld (for the time being) folio (Blatt) 542, plot
           (Flur) 9, sub-plot (Flurstuck)  no.  2/23;

      (f) and that portion of land currently leased to the Borrower pursuant to a lease contract dated 16 May 2002 and made between AIG and the Borrower (Land Register (Grundbuch) of the Stendal Local Court (Amtsgericht) for Arneburg folio (Blatt) 3215, communal district (Gemarkung) Arneburg, under plot
           (Flur) 21, sub-plot  (Flurstuck)  no.  61).

      "SP  Holding":  Stendal  Pulp  Holding  GmbH.

      "Sponsors": Mercer International, RWE-IN, AIG and FAHR as defined in the Recitals to this Agreement and any of their respective successors.

      "Stand-By  Equity  Security":

      (a)  an  irrevocable  letter  of  credit;  or

      (b)  an  unconditional  guarantee  on  first  demand,

in each case in form and substance satisfactory to the Agent and issued by a bank whose long term unsecured credit rating is at least A from Standard & Poor's Rating Services and A 2 from Moody's Investors Services Inc.; or

      (c) an interest bearing cash deposit in the amount required by the Shareholders' Undertaking Agreement to be held by the Agent or at HVB Banque Luxembourg Societe Anonyme, such account to be pledged in favour of the Lenders by entering into an account pledge agreement providing for similar terms as set out in Schedule 7 (Form of Account Pledge Agreement) in case the
              ----------
           account is held by the Agent and an account pledge agreement providing for similar terms as set out in Schedule 8
                                                          -----------
           (Form of Luxembourg Account Pledge Agreement) in case the account is held by HVB Banque Luxembourg Societe Anonyme.

      "Start-up":  bears  the  meaning  ascribed  thereto  in  the  EPC
       Contract.

      "Start-up Cash Flows": Net operating cash flows generated by the Project until Acceptance in the amount confirmed by an auditor acceptable to the Agent after Acceptance.

      "State Guarantee": The guarantees (Ausfallburgschaften) issued by the Federal Republic of Germany (for 48 % of the aggregate amount of Advances under Tranches A and B) and the State of Sachsen-Anhalt (for 32 % of the aggregate amount of Advances under Tranches A and B) issued in the form attached to this Agreement as Schedule 10 (State
                                                        ------------
      Guarantee) in favour of the Lenders with respect to this Agreement including the "Allgemeinen Bestimmungen fur Burgschafts bernahmen durch die Bundesrepublik Deutschland (Bund) und parallel burgende Bundeslander" (General Conditions for the issuing of guarantees by the Federal Republic of Germany and Lander).

      "State  Guarantor":  The  State  Government  of  Sachsen-Anhalt.

      "Sub-Tranche": a sub-tranche of Tranche B as more particularly referred to in Clause 2.1.1 (b).

      "Supplier": Suppliers and vendors of services and goods to the Borrower and the EPC Contractor in connection with the EPC Contract.

      "Suspension  Notice":  The  notice  pursuant  to  Clause 5.1 (Market
      Disruption).

      "Target": The Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

      "Target Balance": The balance targeted to be standing to the credit of the Debt Service Reserve Account pursuant to Clause 11.3 (Target Balance).

      "Target Day": Any day on which TARGET is open for the settlement of payments in euro.

      "Technical  Adviser":  JP Management Consulting (Europe) OY, Vantaa,
       Finland and its successors as advisers to the Lenders in relation to technical issues.

      "Tranche" or "Tranches": Any or all of Tranche A, Tranche B, Tranche C, Tranche D1, Tranche D2 and Tranche E as the case may be.

      "Tranche A": That part of the Facility granted to the Borrower pursuant to Clause 2.1.1 (a) (Granting of the Facility).

      "Tranche B": That part of the Facility granted to the Borrower pursuant to Clause 2.1.1 (b) (Granting of the Facility) (comprising up to 4 separate Sub-Tranches).

      "Tranche C": That part of the Facility granted to the Borrower pursuant to Clause 2.1.1 (c) (Granting of the Facility).

      "Tranche D1": That part of the Facility granted to the Borrower pursuant to Clause 2.1.1 (d) (Granting of the Facility).

      "Tranche D2": That part of the Facility granted to the Borrower pursuant to Clause 2.1.1 (e) (Granting of the Facility).

      "Tranche E": That part of the Facility granted to the Borrower pursuant to Clause 2.1.2 (Granting of the Facility).

      "Transaction Documents": The Financing Documents, the Project Contracts and the Shareholders' Agreement.

      "Transfer  Certificate":  The  transfer  certificate  pursuant  to
       Schedule  14 (Transfer  Certificate).
       ------------

      "Transferee": Any transferee pursuant to Clause 31.2 (Assignments and Transfers by the Lenders).

      "Transferor": Any transferor pursuant to Clause 31.2 (Assignments and Transfers by the Lenders).

      "Wood Supply Adviser": JP Management Consulting (Europe) OY, Vantaa, Finland and its successors as advisers to the Lenders in relation to wood supply issues.

      "Working Capital Costs": Costs of working capital needed for the operation of the Group's business, including operating costs, wood, chemicals and other raw material and consumables stock costs as well as intermediate - and end products.

      "Works":  Has  the  meaning  as  set  out  in  the  EPC  Contract.

1.2       INTERPRETATION

Any  reference  in  this  Agreement  to:

an "affiliate" of a specified person is construed as any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified, or who holds or beneficially owns 10% or more of the equity interest in the person specified or 10% or more of any class of voting securities of the person specified;

the "Agent", "Arranger", "Lender" and "Security Agent" is construed so as to include it and any subsequent successors and permitted transferees and assigns in accordance with their respective interests;

"assets" includes present and future properties, revenues and rights of every description;

"calendar quarter" is a reference to the period from (and including) January 1 To (and including) March 31, or from (and including) April 1 to (and including) June 30, or from (and including) July 1 to (and including) September 30, or from (and including) October 1 to (and including) December 31;

"continuing", in relation to an Event of Default, is construed as a reference to An Event of Default which has not been waived in accordance with the terms Hereof or remedied and, in relation to a Potential Event of Default, one which Has not been remedied within the relevant grace period or waived in accordance With the terms hereof;

"disposal" is construed as any sale, lease, transfer, conveyance, assignment or Other disposal and "dispose" and "disposals" is construed accordingly, but the Payment of cash permitted hereunder shall not constitute a disposal;

"encumbrance" is construed as a reference to a mortgage, pledge, lien, charge, hypothecation, security interest, title retention, preferential right or trust arrangement, obligations under leasing agreements and conditional purchase agreements, and any other collateral agreement or similar arrangement whether on existing or future assets (including, without limitation, Sicherungs bereignung, Sicherungsubtretung, Eigentumsvorbehalt, Pfandrecht, Grundpfand-rechte, Treuhandvereinbarung, NieBbrauch);

"include" or "including" is construed without limitation and for avoidance of doubt;

"indebtedness" is construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "law" is construed as any law, statute, constitution, binding (bestandskr aftig) decree, binding (rechtskraftig) judgement, order, treaty, regulation, legally binding (bestands- oder rechtskraftig) directive, rules or any other legally binding (bestands- oder rechtskraftig) legislative measure of any government, supranational, local government, statutory or regulatory body or court;

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

(d) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day or, if none, it shall end on the immediately preceding Business Day; and

(e) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,
(and  references  to  "months"  shall  be  construed  accordingly);

a "person" is construed as a reference to any person, firm, company, corporation, government, state or Bundesland, authority, of an entry state or foreigners or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"repay" (or any derivative form thereof) is, subject to any contrary indication, construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

a "subsidiary" of a company or corporation is construed as a reference to any company:

(a) which is controlled, directly or indirectly, by the first-mentioned company or corporation and, for these purposes, a company shall be treated as being controlled by a company if that other company is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

(b) more than half the issued share capital or partnership interest of which is beneficially owned, directly or indirectly, by the first-mentioned company; or

(c) which is a subsidiary of another subsidiary of the first mentioned company;

a "successor" is construed so as to include a permitted assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

"tax" is construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" is construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

the "WINDING-UP" or "DISSOLUTION" of a company or corporation is construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, general arrangement, general adjustment, protection or relief of debtors.

1.3       CURRENCY  SYMBOLS
"EUR" and "euro" mean the single currency unit of the European Union as constituted by the Treaty on European Union as referred to in EMU legislation and "euro unit" means the currency unit of the "euro" as defined in EMU legislation.

1.4       AGREEMENTS  AND  STATUTES
Any  reference  in  this  Agreement  to:

1.4.1 this Agreement or any other agreement or document is construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

1.4.2 a statute or treaty is construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5       HEADINGS
Clause,  Part  and  Schedule  headings  are  for  ease  of  reference  only.

1.6       SINGULAR  AND  PLURAL
Words  incorporating  the  singular  number  include  the plural and vice versa.

1.7       TIME
Any reference in this Agreement to a time of day is, unless a contrary indication appears, a reference to German time.

1.8       LANGUAGE
Where a Financing Document is available in the English and German language, the German version prevails.


2.        THE  FACILITY

2.1       Granting  of  the  Facility
Subject to the terms and conditions of this Agreement, the Lenders will provide the Borrower with a Facility comprising:

2.1.1 a euro denominated term loan facility in an aggregate amount of up to EUR 668 million divided as follows:

  (a)   Tranche  A  in  an  amount  of  EUR  464.55  million  ("Tranche  A");

  (b) Tranche B in an amount of EUR 122 million ("Tranche B") containing no more than four (4) Sub-Tranches in the respective amounts of EUR 20,666,666 ("Sub-Tranche B1"), EUR 20,666,667 ("Sub-Tranche B2"), EUR 20,666,667
("Sub-Tranche  B3")  and  EUR  60  million  ("Sub-Tranche  B4");

  (c)   Tranche  C  in  an  amount  of  EUR  42  million  ("Tranche  C");

  (d)   Tranche  D1  in  an  amount  of  EUR  9.40  million  ("Tranche D1"); and

  (e) Tranche D2 that may be drawn in an amount of up to EUR 30 million ("Tranche D2");

2.1.2 a euro denominated revolving loan facility in an aggregate amount of up to EUR 160 million ("Tranche E").

2.2       Availability  of  Facility
Provided that the first Advance hereunder is made on or prior to the date falling three months after the date hereof, the Facility will, subject to the next following sentence, be available for disbursement, on and in accordance with the terms hereof, from Financial Close up to and including the date on which Acceptance is achieved, but no later than the date falling 40 months after Financial Close.

Tranche D2 will, however, be available up to and including the date falling one
(1)  month  prior  to  the  First  Repayment  Date.

2.3       Borrower's  Obligations

2.3.1 The obligations of the Borrower to the Agent and each Lender hereunder are created vis-a-vis each of them as separate and independent obligations (Teilschuldnerschaft).

2.3.2 Unless otherwise provided for under the Financing Documents, the Agent and each Lender may separately enforce their rights hereunder.

2.4       Lender's  Obligations
The obligations of each Lender under this Agreement are several. Failure of a Lender to carry out its obligations pursuant to this Agreement in a proper manner does not relieve any other party of its obligations under this Agreement. No Lender is responsible for the obligations of any other party under this Agreement. Joint liability (gemeinschaftliche Schuld) or joint and several liability (Gesamtschuldnerschaft) is excluded.

2.5       Purpose  and  Application
The Facility is intended to finance the Project in accordance with the Investment and Financing Plan. It will exclusively be used by the Borrower for the following purposes:

2.5.1 Tranche A will only be used by the Borrower for the financing of Project Construction Costs and Development Costs;

2.5.2 Sub-Tranches B1, B2 and B3 will only be used by the Borrower for the financing of the Financing Costs, up until Acceptance, start-up costs, up until Acceptance, and other Project Construction Costs and Development Costs not financed under Tranche A;

2.5.3 Sub-Tranche B4 will only be used by the Borrower for the financing of Working Capital Costs;

2.5.4 Tranche C will only be used by the Borrower to fund in part the Debt Service Reserve Account;

2.5.5 Tranche D1 will only be used by the Borrower for the financing of Project Construction Costs;

2.5.6 Up to and including the date of Acceptance Tranche D2 will only be used by the Borrower for the financing of Cost Overruns; thereafter it will only be used by the Borrower for a prepayment of Tranche A (not already funded pursuant to Clause 2.6.2 (b) (iv) of the Shareholders' Undertaking Agreement) to the extent necessary to meet the EU-Equity Test; or lastly for the financing of shortfalls in Government Grants (not already funded pursuant to Clause 2.6.2 (b)
(i) of the Shareholders' Undertaking Agreement or by an earlier drawing under Tranche D2) as finally calculated one month prior to the First Repayment Date; and

2.5.7     Tranche  E  will  only  be  used  by  the  Borrower to bridge finance:

(a) the portion of all costs in relation to the Project for which the Government Grants are expected to be received; and

(b)     recoverable  VAT  payments  on  Project  Construction  Costs.

2.5.8 Without affecting the obligations of the Borrower, neither the Arranger, the Agent, the Security Agent, the Lenders nor any of them is required to monitor or verify the application of any amount borrowed pursuant to this Agreement. The Agent will however require from the Borrower the documents regarding the application of funds in accordance with Clause 3.4.3 (Drawdown Restrictions).

2.6       Cash  Advances
The  Facility  will  be  available  only  in  the  form  of  cash  Advances.

2.7       Substitute  Lenders
In the event the Commitment of any Lender is terminated, and the Advances of such Lender are prepaid or may be prepaid, pursuant to Clause 12 or Clause 13, the Borrower shall have the right to seek a substitute lender (which may be a Lender) to assume the Commitment and acquire the Advances (or make new Advances in substitution for Advances prepaid) of such terminating Lender.


3.        UTILISATION  OF  THE  FACILITY

3.1       Delivery  of  Drawdown  Request
The Borrower may from time to time request the making of an Advance by delivery to the Agent of a duly completed Drawdown Request in form and substance as set out in Schedule 1 (Drawdown Request) not later than 11:00 a.m. on the fifth
         -----------
(5th)  Business  Day  before the Drawdown Date proposed in the Drawdown Request.

3.2       Drawdown  Details
Each Drawdown Request delivered to the Agent pursuant to Clause 3.1 (Delivery of Drawdown Request) is irrevocable and will not be regarded as having been duly completed unless it specifies:

3.2.1 the proposed Drawdown Date which must be a Business Day within the Availability Period and in the case of the first Advance hereunder no later than the date falling three months after the date hereof;

3.2.2     the  term  of  the  initial  Interest  Period;

3.2.3 the amount of any Advance requested which, if it is not for the whole undrawn amount of the relevant Tranche or Sub-Tranche, must be

  (a) with respect to Tranche A a minimum amount of EUR 5 million or any larger amount which is an integral multiple of EUR 1 million unless it is in respect of Post-Acceptance Costs; and

  (b) with respect to Tranches B, D1 and D2 a minimum amount of EUR 2 million or any larger amount which is an integral multiple of EUR 1 million unless it is in respect of Post-Acceptance Costs; and

3.2.4 the specific purposes for which the Advance will be used by the Borrower and which Tranche it forms part of; Advances made under Tranche B (other than in respect of Working Capital Costs which will be allocated to Sub-Tranche B4) will be allocated first to Sub-Tranche B1, then to Sub-Tranche B2 and lastly to Sub-Tranche B3.

3.3       Drawdown  Conditions

3.3.1     The  Borrower  may  only  deliver  a Drawdown Request to the Agent if:

  (a)   the  conditions precedent listed in Schedule 2 (Conditions for the First
                                            ----------
Drawdown) are met with respect to the first Advance and the Agent has notified the Borrower and the Lenders that it has received all of the documents and other evidence to be delivered in respect of such conditions precedent and each is in form and substance satisfactory to the Agent (and the Agent undertakes to promptly after receipt of such documents and evidence notify the Borrower that such conditions are met or inform the Borrower of the reasons they are not met);

  (b)   the  conditions  precedent  listed  in  Schedule  3  (General  Drawdown
                                                -----------
Conditions)  are  met  with  respect  to  any  Advance;  and

  (c)   each  condition  subsequent listed in Schedule 4 (Conditions Subsequent)
                                              ----------
has been met to the satisfaction of the Agent within three months of the date indicated in such Schedule for its satisfaction unless (i) the Agent, acting on the instruction of Majority Lenders, determines that failure to meet the relevant condition subsequent will not be materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents or (ii) such failure is subsequently remedied.

3.3.2 The Agent may waive each drawdown condition with the Majority Lenders' consent upon written request by the Borrower to the Agent.

3.4       Drawdown  Restrictions

3.4.1 Drawings except under Tranche E will only be permitted to the extent that amounts standing to (or expected to be standing to) the credit of the Disbursement Account are not sufficient to meet the relevant funding requirements for which the Borrower has delivered the Drawdown Request.

3.4.2     Drawings  will  further  only  be  permitted  if:

  (a) on the Drawdown Date no Event of Default or Potential Event of Default has occurred and remains uncured or unwaived or would occur as a result of the making of the Advance to be drawn down; and

  (b) the representations to be made by the Borrower remain true in all respects,

  (c) the Shareholders have made the additional Shareholder Loans which they are required to make under the last paragraph of Clause 2.6.1 of the Shareholders' Undertaking Agreement.

3.4.3 Drawings in respect of Project Costs (excluding Financing Costs, costs for interest payments during the Construction Period and Post-Acceptance Costs) will further only be permitted against submission to the Agent of a list of all invoices as well as all detailed documents which the Agent requires in relation to any item listed thereon evidencing the Project Costs for which the Borrower has delivered a Drawdown Request or which have been or are to be paid from equity in accordance with Schedule 2 (Conditions for the First Drawdown), paragraphs 6(a) and (b), unless such Project Costs are anticipated to be incurred within one month from the Drawdown Date specified in the respective Drawdown Request. Upon receipt of the relevant invoice the Borrower shall deliver to the Agent without undue delay a list of any Project Costs not previously submitted as well as those detailed documents which the Agent has requested in relation to any item listed thereon.

3.4.4     Drawings  under  Tranche  D2  will  be  permitted  only:

  (a) if approved by the Agent, and, in the case of , the Technical Adviser and the Wood Supply Adviser, such approval or, as the case may be, the procurement of such approval not to be unreasonably withheld or delayed;

  (b) up to and including the date of Acceptance to the extent that such Cost Overruns are not required to be paid by the Shareholders under the Shareholders' Undertaking Agreement and in any case only so long as the portion thereof required to be paid by the Shareholders under the Shareholders' Undertaking Agreement has first been paid;

  (c) up to a maximum amount of EUR 5,000,000 and only within 18 months after Acceptance, with respect to a prepayment of Tranche A (not already funded pursuant to Clause 2.6.2 (b) (iv) of the Shareholders' Undertaking Agreement) to the extent necessary to meet the EU-Equity Test; and

  (d) for the financing of shortfalls in Government Grants (not already funded pursuant to Clause 2.6.2 (b) (i) of the Shareholders' Undertaking Agreement or by an earlier drawing under Tranche D2) as finally calculated at the earlier of the conclusion of the subsidy audit (Mittelverwendungsnachweis) and one month prior to the First Repayment Date.

3.4.5 Drawings under Tranche C shall take place on or before Acceptance to fund the Debt Service Reserve Account and will be permitted only to the extent that the Agent has received evidence that on or before the date of such Advance the Shareholders have deposited into the Debt Service Reserve Account the amount determined pursuant to Clause 2.6.2 (b) (iii) of the Shareholders' Undertaking Agreement.

3.5       Participation  of  the  Lenders  in  Advances

3.5.1 Each Lender will contribute to each Advance made hereunder in the proportion to which its Commitment bears to the total Commitments of all the Lenders at the relevant time.

3.5.2 The Agent shall no later than three (3) Business Days prior to the Drawdown Date notify each Lender of the amount of the Advance, the Drawdown Date, the Interest Period and such Lender's participation in the Advance.

3.5.3 Upon receipt of the written notice pursuant to the previous paragraph, each Lender will, no later than 10:00 a.m. on the Drawdown Date, credit the account in the name of the Agent with Bayerische Hypo- und Vereinsbank AG, which has been notified by the Agent to Lenders at the latest three (3) Business Days prior to such Drawdown Date, with its participation in the Advance and the Agent will, with same day value as the Drawdown Date, transfer the amount of the Advance to the Disbursement Account in accordance with Clause 9.3.1 (Payments to the Borrower).

4.     INTEREST

4.1    Interest  Period

4.1.1  Tranche  A,  Tranche  B,  Tranche  C,  Tranche  D1  and  Tranche  D2

  (a) Prior to the Scheduled First Repayment Date Interest Periods relating to Advances made under Tranche A, Tranche B, Tranche C, Tranche D1 or Tranche D2 will be of one (1), three (3) or six (6) months duration (or such lesser duration as may be necessary so that all Interest Periods in relation to Advances made under each Tranche will end on the Scheduled First Repayment Date) at the option of the Borrower provided that any Interest Period relating to an Advance made under any Tranche commencing at the same time as or during another Interest Period relating to an Advance made under the same Tranche shall be of such duration that it shall end on the same date as that other Interest Period.

  (b) Interest Periods commencing on or after the Scheduled First Repayment Date relating to Advances made under Tranche A, Tranche B, Tranche C, Tranche D1 and Tranche D2 will end on a Repayment Date, thus in each case (other than the first such Interest Period) being of six (6) months duration.

4.1.2 Tranche E: The Interest Periods relating to Advances under Tranche E will be of one (1), three (3) or six (6) months duration at the option of the Borrower (or such shorter period as is required in order for the Interest Periods of the Advances under Tranche E to end on the Scheduled First Repayment
Date).

4.1.3 The Borrower will, where appropriate, give irrevocable notice to the Agent of the chosen Interest Period in the relevant Drawdown Request or, if the Advance has already been made, in an irrevocable written notice to be received by the Agent no later than 11:00 a.m. on the fifth (5th) Business Day prior to the commencement of that Interest Period. At the latest three (3) Business Days prior to the commencement of the Interest Period chosen by the Borrower, the Agent will give notice to the Lenders and the Guarantors of any notice given by the Borrower pursuant to this Clause 4.1.3.

4.1.4 If the Borrower fails to give notice of an Interest Period, its term will be one (1) month, or any shorter period as the Agent determines to be necessary to comply with the requirements pursuant to Clauses 4.1.5.

4.1.5 The first Interest Period with respect to an Advance will commence on its Drawdown Date, and each subsequent Interest Period will commence on the last day of its preceding Interest Period.

4.1.6     The  Agent  may,  with  the  approval of the Borrower, determine other
Interest Periods with respect to any or all Advances if the Agent deems such other Interest Periods necessary or appropriate to facilitate syndication, provided that any such other Interest Period will not be shorter than five (5)
Business  Days  nor  longer  than  six  (6)  months.

4.1.7 If two or more Interest Periods relating to Advances under the same Tranche end at the same time, then, on the last day of those Interest Periods, the Advances to which they relate will be consolidated into and treated as a single Advance under such Tranche. Advances under Tranche B forming part of any Sub-Tranche will however, not be consolidated with any Advance forming part of a different Sub-Tranche.

4.1.8 The Agent will notify the Borrower and the Lenders of the duration of each Interest Period in respect of each Advance promptly after having determined the same.

4.2       Interest  Rate
The rate of interest applicable to an Advance under any of the Tranches from time to time during an Interest Period is the percentage rate per annum which is the aggregate of EURIBOR on the Quotation Date therefor, the applicable Margin and Mandatory Costs, if any.

4.3       Payment  of  Interest
The Borrower will pay accrued interest for each Interest Period on the last day of such Interest Period. Interest will accrue during each Interest Period from and including the first day of such Interest Period to but excluding the last day of such Interest Period.

4.4       Notification
The Agent will promptly notify the Borrower and the Lenders of each determination of the Interest Rate and interest payable in relation to each Advance. Each determination of the Interest Rate by the Agent will, in the absence of a manifest error, be conclusive and binding on the Borrower and the Lenders.

4.5       Default  Interest

4.5.1 If the Borrower fails to pay any amount (other than interest) payable by it hereunder on its due date, interest will accrue on the overdue amount from the due date up to the date of actual payment at a rate of 1.5 per cent. per annum above:

  (a) in relation to an amount becoming due and payable before expiration of the Interest Period applicable thereto, for the period until the expiration of such Interest Period the rate applicable to such overdue amount immediately prior to the due date; and

  (b) in all other cases, the Interest Rate on the most recent Quotation Date for such periods as the Agent may designate, provided, however, that such Interest Period will not exceed three (3) months.

4.5.2 If the Borrower fails to pay any interest payable by it hereunder on its due date, it will make, at the time of payment of all arrears of interest, a lump sum payment for all arrears of interest in the amount of 1.5 per cent. above EURIBOR applicable to the respective Interest Period of the amount due and payable.

4.5.3 The right of the Lenders to compensation for any loss arising from the default remains unaffected. Payments made under Clause 4.5.2 will however be deducted from such compensation.

4.5.4 The Agent will promptly notify the Borrower and the Lenders of the determination of any default interest. Each determination by the Agent will, in the absence of a manifest error, be conclusive and binding on the Borrower and the Lenders.

5.      MARKET  DISRUPTION

5.1     Market  Disruption
If,  on  any  Quotation Date in relation to any Advance and any Interest Period:

5.1.1 EURIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period none or only one of the Reference Banks supplies a rate for the purpose of determining the EURIBOR for the relevant Interest Period; or

5.1.2 before the close of business in Frankfurt am Main on the Quotation Date for such Advance, the Agent has been notified by Lenders to whom in aggregate 50 per cent. or more of the principal of the relevant Advance is owed that EURIBOR does not, by reason of circumstances affecting the inter-bank market generally, accurately reflect the cost to them of obtaining matching deposits for their participation in such Advance, then, notwithstanding anything contrary in this Agreement, the Agent will promptly give written notice (the "Suspension Notice") to the Borrower and the Lenders of such event.

5.2     Alternative  Basis  of  Interest

5.2.1 If Clause 5.1.1 (Market Disruption) applies, the applicable Interest Period will be one (1), three (3) or six (6) month(s) or such shorter period to end on any Repayment Date, and the interest rate applicable will be the weighted average of the interest rates notified by the Lenders to the Agent on or before the last day of the relevant Interest Period to reflect the cost of funding (regardless from what sources a Lender may reasonably select to fund its participation) their participation in the relevant Advance, expressed as a percentage per annum plus the Margin applicable to such Advance and Mandatory Costs, if any.

5.2.2 If Clause 5.1.2 (Market Disruption) applies, the interest rate applicable to the affected Lenders' participation in the relevant Advance shall be:

  (a) in respect of each Lender having notified the Agent in accordance with Clause 5.1.2 (Market Disruption) the interest rate notified by it to the Agent pursuant to the principles as set out in Clause 5.2 (Alternative Basis of Interest); and

  (b) in respect of all other Lenders EURIBOR and the Margin applicable to such Advance and Mandatory Costs, if any.

5.3     Negotiations
During a period of thirty (30) days upon the giving of the Suspension Notice, the Agent, the Lenders and the Borrower will negotiate in good faith with a view to agreeing on the rate of interest or a substitute basis for determining the rate of interest, including without limitation alternative Interest Periods or alternative methods of determining the interest rate from time to time, (whereby a margin above the cost of funding of each Lender's participation in the Advance equivalent to the Margin has to be included) and any such rate of interest or substitute basis that is agreed will take effect in accordance with its terms and be binding on each party.

5.4     Prepayment
The Borrower may elect at any time during which an interest rate is determined pursuant to Clause 5.2 (Alternative Basis of Interest) to give notice to a Lender in writing through the Agent that it intends to prepay in full such Lender's participation in each Advance on the last day of the then current Interest Period for that Advance.

6.      REPAYMENT

6.1     General
The Borrower shall repay in full all Advances under each Tranche outstanding on the Final Maturity Date with respect to such Tranche.

6.2     First  Repayment
6.2.1 Not later than the first (1st) 31 March or 30 September immediately following the fourth (4th) anniversary of the first Advance under Tranche A (the "Scheduled First Repayment Date"), the Borrower will repay an amount which will reduce the aggregate Advances outstanding (other than under Tranche E) to no more than the Required Level (the "First Repayment").

6.2.2 The First Repayment will be applied to the Tranches in the following order:

  (a)   first,  for  the  repayment  of  70  %  of  Tranche  D2;

  (b)   second,  for  the  repayment  of  70  %  of  Tranche  D1;

  (c)   third,  for  the  repayment  of  70  %  of  Tranche  C;

  (d)   fourth,  for  the  repayment  of  part  of  any  Sub-Tranche  B1  to B3;

  (e)   fifth,  for  the  repayment  of  Tranche  A.

6.3       Repayments  other  than  First  Repayment

6.3.1 The Amortisation Schedule (expressed as a maximum percentage of the Required Level to be outstanding at the close of business in Munich on the relevant Repayment Date) to be delivered pursuant to paragraph 12 of Schedule 2
                                                                      ----------
(Conditions for the First Drawdown) shall be prepared on the basis that a minimum Annual Debt Service Cover Ratio, as shown by the Base Case delivered pursuant to paragraph 9 of Schedule 2 (Conditions for the First Drawdown) of
                               ----------
1.73 is achieved at each Repayment Date assuming repayment of all Advances made hereunder (other than under Tranche E) in accordance with the following sub-clauses of this Clause 6.3 (Repayments other than First Repayment).

6.3.2 Following the repayment referred to in Clause 6.2 (First Repayment), the Borrower will repay the outstanding Advances under Tranche A in 22 instalments semi-annually on each 31 March and 30 September following the Scheduled First Repayment Date in accordance with the Amortisation Schedule. The amount of each instalment shall be such that, after the repayments of Tranches B, C, D1 and D2 required to be made on the relevant Repayment Date pursuant to the following sub-clauses of this Clause 6.3 (Repayments other than first Repayment) have been made, the aggregate outstanding amount of all Advances, other than Advances under Tranche E, (at close of business in Munich on the relevant Repayment Date) expressed as a percentage of the Required Level does not exceed the percentage set out in the Amortisation Schedule against that Repayment Date.


6.3.3 The Borrower will repay the outstanding Advances under each of Sub-Tranche B1, B2 and B3, following the repayment referred to in Clause 6.2 (First Repayment), in eight (8) equal semi-annual instalments on the eight (8) Repayment Dates ending on the (1st) first Repayment Date following the eighth
(8th)  anniversary  of  the  first  Advance  under  the  relevant  Sub-Tranche.


6.3.4 The Borrower will repay Sub-Tranche B4 in one amount on the Final Maturity Date for Sub-Tranche B4.

6.3.5 The Borrower will repay the outstanding Advances under Tranche C, following the repayment referred to in Clause 6.2, in three (3) equal semi-annual instalments on the three (3) Repayment Dates falling after the Scheduled First Repayment Date.

6.3.6 The Borrower will repay the outstanding Advances under Tranche D1 in three (3) equal semi-annual instalments on the three (3) Repayment Dates falling after the Scheduled First Repayment Date.

6.3.7 The Borrower will repay the outstanding Advances under Tranche D2 in three (3) equal semi-annual instalments on the three (3) Repayment Dates falling after the Scheduled First Repayment Date.

6.3.8 The Borrower will repay the outstanding Advances under Tranche E in an amount equal to the proceeds of Government Grants and/or VAT refunds on Project Costs received from time to time and/or, as the case may be, out of one or more drawings made under Clause 2.6.2 (b) of the Shareholders' Undertaking Agreement and/or moneys on the Proceeds Account which are available in accordance with Clause 9.4.3(a) (x) (Application of Moneys on Proceeds Account). Any such repayment shall be made on the interest payment date(s) relating to any Advance(s) outstanding under Tranche E next following receipt of such proceeds or, in relation to the moneys on the Proceeds Account, on the relevant Repayment Date. Such repayment is, however, not necessary to the extent the Borrower used the proceeds of Government Grants and/or VAT refunds for purposes corresponding to the purpose of Tranche E. Any Advances under Tranche E remaining outstanding at Tranche E's Final Maturity Date will be repaid on that date by the Borrower. Any such repayment shall be made together with accrued interest thereon and any other amounts outstanding under this Agreement in respect thereof.

6.4       Repayment  Schedule
The Agent will forward to the Borrower and the Lenders with respect to Tranche A, Tranche B, Tranche C, Tranche D1 and Tranche D2 a repayment Schedule setting out in accordance with Clause 6.3 (Repayments other than First Repayment) the amount of the repayment instalments and their respective payment dates at the latest 15 days prior to the Scheduled First Repayment Date (the "Repayment
Schedule"). The Repayment Schedule will be amended pro rata by the Agent following the making of any voluntary prepayments or mandatory prepayments according to this Agreement and will be submitted to the Borrower and the Lenders upon its amendment.


6.5       Deferred  Amortisation
6.5.1 If there are insufficient funds available to meet scheduled amortisation payments from the Proceeds Account, the Equity Reserve Account and the Debt Service Reserve Account, deferral of the amortisation of the amounts outstanding (less any amount payable by the Shareholders pursuant to the proviso to Clause 2.6.2 (b) (vi) of the Shareholders' Undertaking Agreement), excluding Advances under Tranche E, remaining after application of the available funds, the Borrower may, subject to Clause 6.1 (General), ask for a deferral of the outstanding amounts without triggering an Event of Default for a period of not more than six (6) months and subject to the maximum permitted deferred amortisation amount under any Tranche at any Repayment Date being no greater than the principal amortisation amount due on such Repayment Date.

6.5.2 Any deferral shall be apportioned rateably across the Tranches due for repayment on the relevant Repayment Date. On the First Repayment Date any deferral shall, however, first be apportioned rateably across Tranches D2, D1 and C and only then rateably across Tranche A and Sub-Tranches B1, B2 and B3.

6.6       No  Other  Repayments
The Borrower will not repay all or any part of the Advances except at the times and in the manner expressly provided for in this Agreement.

7.        VOLUNTARY  PREPAYMENTS

7.1       General
At any time after the Scheduled First Repayment Date the Borrower may, after having given to the Agent not less than fifteen (15) Business Days' prior irrevocable written notice to that effect, prepay any part of the amount outstanding under Tranche A, Tranche B, Tranche C, Tranche D1 and Tranche D2 on a Repayment Date in respect of such Tranche without Breakage Costs, subject to a minimum prepayment amount of EUR 5 million or the total outstanding amount, whichever is smaller. Voluntary prepayments under this Clause 7.1 (General) will be applied first to Tranche D2, then to Tranche D1, then to Tranche C, then to Tranche B (in reduction of Sub-Tranche B1 and then Sub-Tranche B2 and then
Sub-Tranche B3) then to Tranche A and will be applied pro rata over the remaining instalments of the respective Tranche and/or Sub-Tranche. The Borrower may, subject to paying Breakage Costs, where applicable, at any time following the Scheduled First Repayment Date, by submitting at least fifteen
(15) Business Days in advance a written and irrevocable notice thereof, repay on a Repayment Date any outstanding amounts under Tranche E in whole or in part.

7.2       Prepayment  of  First  Repayment
The Borrower may, by giving not less than seven (7) Business Days' prior irrevocable and written notice to the Agent, prepay all or from time to time any part of the First Repayment prior to the Scheduled First Repayment Date. Such prepayment must fall on the last day of an Interest Period relating to one or more

Advances having an aggregate principal amount at least equivalent to the amount of such prepayment.

7.3       Prepayment  for  meeting  of  EU-Equity  Test
The Borrower shall have the right, effective on the first day of any Interest Period commencing within 18 months after Acceptance, to prepay any amount outstanding under Tranche A by drawing an equivalent amount from the Equity Reserve Account or, if the balance standing to the credit of such account is insufficient for the purpose, by drawing an amount of up to EUR 5 million under Tranche D2 to the extent necessary to meet the EU-Equity Test. The Borrower shall give the Agent at least ten (10) Business Days prior written notice, specifying the principal amount outstanding under Tranche A to be prepaid, and the amount to be drawn under the Equity Reserve Account or, as the case may be, Tranche D2. Any such prepayment made by the Borrower shall satisfy rateably the remaining obligations of the Borrower to repay Tranche A.

7.4       Scope  of  Prepayment
All prepayments will be made together with accrued interest on the amount prepaid and all other amounts, if any, owing by the Borrower to the Lenders hereunder.

7.5       Notice  of  Prepayment
Any notice of prepayment given by the Borrower pursuant to this Clause is irrevocable and will specify the date upon which such prepayment is to be made and the amount of such prepayment. The Agent will notify the Lenders promptly of receipt of any such notice.

7.6       No  Other  Voluntary  Prepayments
The Borrower will not voluntarily prepay all or any part of any Advances except at the times and in the manner expressly provided for in this Agreement.

7.7       No  Re-Borrowing
The  Borrower  will  not  be  entitled  to  re-borrow  any  prepaid  amount.

8.       CANCELLATION

8.1      General

8.1.1 The Borrower may, by giving to the Agent not less than fifteen (15) days' prior written notice to that effect, without premium or penalty, cancel the whole or any part of the undrawn Commitments under any Tranche.

8.1.2 Any notice of cancellation given by the Borrower pursuant to this paragraph will be irrevocable and specify the date upon which such cancellation is to be made and the amount of such cancellation.

8.2 End of Availability Period; End of Period for first Advance The unutilised portion (if any) of the Facility will automatically be cancelled at close of business on the last day of the Availability Period or, if the first Advance has not been made hereunder on or before the date falling three months after the date hereof, on such later date unless the Agent acting on the instructions of all Lenders otherwise notifies the Borrower in writing.

8.3       No  Re-borrowing
Cancelled  amounts  are  not  available  for  re-borrowing.

8.4       Reduction  of  Commitments
Any cancellation will reduce the Lenders' Commitments proportionately across the Tranches being cancelled.

9.        PAYMENTS

9.1       Disbursement  Account

9.1.1 The Borrower will open a disbursement account with the Agent at the latest at Financial Close, such account to be pledged by the Borrower in favour of the Lenders by entering into an account pledge agreement substantially in the form set out in Schedule 7 (Form of Account Pledge Agreement).
                    -----------

9.1.2     The  Disbursement  Account  will  be  used  to  deposit

  (a) amounts which are disbursed under the Facility (Tranche E) (unless otherwise provided for in Clause 9.3.2 to 9.3.4),

  (b) amounts which are provided by the Shareholders as Shareholder Contributions up to Acceptance,

  (c) Start-Up Cash Flows to the extent they do not exceed the budgeted amount therefor as set out in the Base Case delivered pursuant to Schedule 2
                                                                      ----------
(Conditions  for  the  First  Drawdown),  paragraph  9,

  (d) material loss or damage insurance proceeds received prior to Acceptance which will be applied in making good the related loss; and

  (e) delayed start-up or business interruption insurance proceeds and/or any delay liquidated damages under the EPC Contract received, in either case, prior to Acceptance which will be applied first in or towards any increased costs and expenses incurred by the Borrower as a result of the related delay.

9.1.3 Save as otherwise specifically provided herein, the Borrower is entitled to apply any moneys standing to the credit of the Disbursement Account exclusively, and, in the case of a continuing Event of Default, only with the Agent's prior written consent, in or towards payment of all due and payable Project Costs.

9.1.4 Any amount remaining on the Disbursement Account after Acceptance, except for amounts to be used for the payment of Post-Acceptance Costs, shall be applied by the Borrower to make a mandatory prepayment of amounts outstanding under the Facility in accordance with the following provisions:

  (a)   Any  such  prepayment  shall:

     (i) be applied first to Tranche D1, then to Tranche C, then to Tranche D2, then to Tranche B (in reduction of Sub-Tranche B1 and then Sub-Tranche B2 and then Sub-Tranche B3) and then to Tranche A;

    (ii) be applied pro-rata over the repayment instalments under each Tranche and Sub-Tranche;

   (iii) be  effected  on  the Repayment Date immediately following Acceptance;
and

    (iv) reduce each Lender's participation in the Advance outstanding under each Tranche and/or Sub-Tranche in proportion to such prepayment.

  (b)   The  Repayment Schedule shall be amended by the Agent pursuant to Clause
6.4 (Repayment  Schedule).

  (c) The Borrower authorises the Agent (on behalf of the Lenders) to debit the Disbursement Account with any such amount for the purposes of making a mandatory prepayment pursuant to Clause 9.1.4.

9.2       Proceeds  Account

9.2.1 The Borrower will open a current account (Kontokorrentkonto) with the Agent at the latest at Financial Close, such account to be pledged by the Borrower in favour of the Lenders by entering into an account pledge agreement substantially in  the  form  set  out  in  Schedule  7  (Form of Account Pledge
                                            -----------
Agreement)  (the  "Revenue  Account").

9.2.2 The Revenue Account will be used to collect all revenues and income generated by the Borrower's business apart from the budgeted Start-up Cash Flows as set out in the Base Case delivered pursuant to Schedule 2 (Conditions for
                                                      ----------
First Drawdown) paragraph 9 and Excess Start-up Cash Flows in an amount of up to EUR 15 million. The Borrower will ensure that all payments to be made by the respective counterparties to any agreement concluded with the Borrower, apart from Shareholder Contributions, are made into the Revenue Account.

9.2.3 The Borrower may elect to open a further account with HVB Banque Luxembourg Societe Anonyme and/or the Agent in respect of investments which may be made by the Borrower pursuant to Clause 9.2.4 (each an "Investment Account", together with the Revenue Account, the "Proceeds Account"), such accounts to be pledged by the Borrower in favour of the Lenders by entering into an account pledge agreement substantially in the form set out in Schedule 8 (Form of
                                                             ----------
Luxembourg Account Pledge Agreement) in respect of the Investment Account maintained with HVB Banque Luxembourg Societe Anonyme and in the form set out in
Schedule  7  (Form  of  Account  Pledge  Agreement) in respect of the Investment
-----------
Account maintained with the Agent. The Borrower will at its own cost provide the
-----
Agent with a legal opinion satisfactory to the Agent and issued by a reputable Luxembourg law firm in respect of, inter alia, the validity and enforceability of such Luxembourg account pledge agreement.

9.2.4 The Borrower may invest the balance standing to the credit of the Revenue Account in Permitted Investments, provided that such Permitted
Investments are deposited in the Investment Account and the maturity of such Permitted Investments does not conflict with the anticipated payments to be made by the Borrower pursuant to Clause 9.4.3 (Application of Moneys on Proceeds Account). To the extent necessary to make payments in accordance with Clause
9.4.3 (Application of Moneys on Proceeds Account), the Borrower will transfer sufficient funds from the Investment Account to the Revenue Account and will liquidate any of the Permitted Investments if necessary to meet its payment obligations.


9.3       PAYMENTS  TO  OR  ON  BEHALF  OF  THE  BORROWER

9.3.1 The proceeds of all Advances to be made to the Borrower under this Agreement will, to the extent not otherwise provided in the following Clauses
9.3.2 and 9.3.4, be made into the Disbursement Account in accordance with Clause 3.5.3.

The Borrower will procure that until Acceptance all funds in respect of Shareholder Contributions will be made into the Disbursement Account.

9.3.2 The Borrower authorises the Agent to make payments on behalf of the Borrower relating to the Financing Costs until Acceptance and costs for interest payments for Tranche A Advances during the Pre-Production Period directly to the Lender having incurred such costs.

9.3.3 The Borrower authorises the Agent to make payments on behalf of the Borrower with respect to the provision of funds to the Debt Service Reserve Account directly into the Debt Service Reserve Account.

9.3.4 The Borrower relieves the Agent from the restrictions of Sec. 181 BGB in respect of the authority conferred upon the Agent in Clauses 9.3.2 and 9.3.3.

9.4       PAYMENTS  BY  THE  BORROWER  AND  THE  LENDERS

9.4.1 Time and Currency: Unless otherwise permitted, all payments required to be made by the Borrower to the Lenders under any Financing Document will be made in euro to the Agent on the due date therefor not later than 10:00 a.mIf a payment is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month and, if there is none, on the immediately preceding Business Day.

9.4.2 Set-off and Retention Rights: All payments required to be made by the Borrower to the Lenders under any Financing Document (other than the Hedging Agreements) will be made without set-off or counterclaim.

9.4.3     Application  of  Moneys  on  Proceeds  Account:

  (a) Priority of Payments: The Borrower is entitled to apply any moneys standing to the credit of the Proceeds Account with the exception of proceeds from Government Grants and/or VAT refunds on Project Costs applied in accordance with Clauses 6.3.8 (Repayments other than First Repayment) and 21.1.11 (Payments and Application of Payments) exclusively in the following order and, in the case of a continuing Event of Default, only with the Agent's written consent:

     (i) first, in or towards payment of all due and payable operating costs, on-going capital costs, and Working Capital Costs, all as shown in the latest Project Budget and any scheduled amount then due and payable under the Hedging Agreement;

    (ii) second,  in  and  towards  payment of any tax payment and fee for State
Guarantee  then  due  and  payable;

   (iii) third, in and towards payment of any unpaid costs and expenses of the Lenders, the Agent and the Security Agent due from the Borrower pursuant to Clause 27 (Costs and Expenses) and any accrued interest and fees due and payable to the Lenders hereunder, with the exception of the payments mentioned under paragraphs 9.4.3 (a) (iv) to 9.4.3 (a) (vii);

    (iv) fourth, in or towards payment of any deferred principal then due and payable to the Lenders under Tranche D2, Tranche D1, Tranche C, Tranche B and Tranche A (in that order and rateably, other than in respect of any principal deferred on the First Repayment Date where any principal relating to Tranches A and B will be repaid first);

     (v) fifth, in or towards payment of any principal then due and payable to the Lenders under Tranche D2, Tranche D1 and Tranche C (in that order);

    (vi) sixth, at the Final Maturity Date of Tranche E in or towards payment of any principal due and payable to the Lenders under Tranche E, but not repaid due to delays in the receipt of Government Grants and/or VAT refunds;

   (vii) seventh, in or towards payment of any principal then due and payable to the Lenders under Tranche B and Tranche A and the net amount of any close-out or termination sums then due and payable under the Hedging Agreements;

  (viii) eighth, in or towards payment of any interest and principal due and payable under any other Permitted Financial Indebtedness;

    (ix) ninth, but only following Acceptance in or towards any payment due and payable into the Debt Service Reserve Account;

     (x) tenth, on a Repayment Date, towards repayment of amounts outstanding under Tranche E; and

    (xi) eleventh, subject to Clause 9.4.3 (c) into the Shareholders' Account to include any interest payable on any Shareholder Loan.

  (b) Authorisation of Agent: The Borrower authorises the Agent (on behalf of the Lenders) to debit and, to the extent necessary, to liquidate any Permitted Investments previously purchased with any funds standing to the credit of the relevant account:

     (i) the  Proceeds Account with all amounts referred to in Clause 9.4.3 (a)
(ii) (but only regarding the payment of fees in relation to the State Guarantee) and Clause 9.4.3 (a) (iv) to 9.4.3 (a) (vii) inclusive when due; and

    (ii) if the funds in the Proceeds Account are not sufficient to pay any amounts set out in Clause 9.4.3 (a) (iv) to 9.4.3 (a) (vii) inclusive, to debit the Equity Reserve Account and then the Debt Service Reserve Account with any such amount, and  to  apply  any  amount  so  debited  in  payment  of the relevant amounts.

  (c)   Restricted  Application:

     (i) Payments by the Borrower from the Proceeds Account to the Shareholders' Account pursuant to Clause 9.4.3 (a) (xi) are permitted only:

        (1) from the time the aggregate outstanding amounts have been paid down to the Required Level;

        (2) Tranche  E  has  been  repaid  in  full;

        (3) subject to the absence of a continuing Event of Default or Potential Event of Default; and

        (4) within a period of ten  Business  Days  following  a Repayment Date.

      (ii) If the Annual Debt Service Cover Ratio at any Repayment Date is less than 1.15, the moneys available to be paid into the Shareholders' Account will be retained in the Proceeds Account, provided that if the Annual Debt Service Cover Ratio (taking Available Cash Flow from Acceptance to the 31 December or 30 June next preceding the First Repayment Date) is less than 1.15 on the First Repayment Date, the Borrower may nevertheless (notwithstanding Clause 9.4.3 (c)(i)(4) make payments into the Shareholders' Account pursuant to Clause 9.4.3(a)(xi) prior to the next following Repayment Date if it submits to the Agent a further calculation of the Annual Debt Service Cover Ratio (taking into account Available Cash Flow from Acceptance to the First Repayment Date) certified by its independent auditors demonstrating that its Annual Debt Service Cover Ratio at the First Repayment Date equalled or exceeded 1.15.



9.4.4     Application  of  Insurance  Proceeds:

  (a) Material loss or damage insurance proceeds each below or equal to EUR 10 million until Acceptance and below or equal to EUR 5 million after Acceptance will be applied, for repairs or replacements by the Borrower.

  (b) Material loss or damage insurance proceeds, each in excess of EUR 10 million but only up to a total of EUR 50 million until Acceptance and each in excess of EUR 5 million after Acceptance, but only up to a total of EUR 50 million will be applied, if insured damage occurs which, in the opinion of the Technical Adviser and the Wood Supply Adviser, is repairable or replaceable by application of insurance proceeds (together with any monies then available to the Borrower), directly to meet the cost of such repairs or replacements.

  (c)   Material  loss  or  damage  insurance  proceeds

    (i) in excess of EUR 10 million each, but only up to EUR 50 million until Acceptance and in excess of EUR 5 million each, but only up to EUR 50 million after Acceptance, if damage occurs which, in the opinion of the Technical Adviser and the Wood Supply Adviser, is not replaceable by application of insurance proceeds (together with any monies then available to the Borrower),

   (ii) in  excess  of  EUR  50  million,

will be applied at the direction of the Majority Lenders. For the avoidance of doubt, the Lenders will however provide insurance services to the Borrower in respect of security measures provided by the EPC Contractor pursuant to Clause
13.2  of  the  EPC  Contract.

  (d) Notwithstanding the provisions of Clauses 9.4.4 (a) and 9.4.4 (b) and to the extent no material interests (versicherte Interessen) under the Construction /Erection All Risks Material Damage Insurance Contract of any co-insured are affected, payments by the Borrower from the Insurance Account will be permitted only if no Event of Default has occurred and is continuing unless such Event of Default would be cured by the application of such payment.

9.4.5     Distribution  of  Payments:

  (a) Each payment made to the Agent by the Borrower pursuant to this Clause 9 will be promptly distributed proportionately by the Agent among the Lenders entitled thereto. Each such distribution will be made in like funds as and for value the date on which such payment is received by the Agent.

  (b) The previous paragraph applies mutatis mutandis to payments made to the Agent by third parties under any Financing Document.


10.       EQUITY  RESERVE  ACCOUNT

10.1      MAINTENANCE
The Borrower will open an interest bearing equity reserve account at the latest at the First Repayment Date or earlier if required so that Excess Start-Up Cash Flows can be deposited into it as they arise.

10.2      PURPOSE
The Equity Reserve Account will be used for securing the Lenders' claims under the Financing Documents in priority to the funds on the Debt Service Reserve Account.

10.3      ERA-BALANCE
The Equity Reserve Account will be funded by Excess Start-Up Cash Flows and by the amount determined in accordance with Clause 2.6.2 (b) (vi) of the Shareholders' Undertaking Agreement in accordance with the provisions of the Shareholders' Undertaking Agreement.

10.4      SET-OFF
The Agent is entitled to set off the credit balance in the Equity Reserve Account against any obligations of the Borrower due and payable under the Financing Documents to the Lenders if the Borrower does not, does not on time or does not entirely perform such obligations.

10.5      INVESTMENTS
10.5.1 The Borrower may elect to open a further account with HVB Banque Luxembourg Societe Anonyme and/or the Agent in respect of investments which may be made by the Borrower pursuant to Clause 10.5.2 (the "ERA Investment Account"), such account to be pledged by the Borrower in favour of the Lenders by entering into an account pledge agreement substantially in the form set out in Schedule 8 (Form of Luxembourg Account Pledge Agreement) in respect of
       ----------
the ERA Investment Account maintained with HVB Banque Luxembourg Societe Anonyme and in the form set out in Schedule 7 (Form of Account Pledge
                                        -----------
Agreement) in respect of the ERA Investment Account maintained with the Agent. The Borrower will at its own cost provide the Agent with a legal opinion satisfactory to the Agent and issued by a reputable Luxembourg law firm in respect of, inter alia, the validity and enforceability of such Luxembourg account pledge agreement. Any interest or other income earned on balances on the Equity Reserve Account may, so long as:

  (a) the balance standing to the credit of the Debt Service Reserve Account is at least equal to the then Target Balance; and

  (b) no Event of Default or Potential Event of Default has occurred and is then continuing, be paid into the Shareholders' Account.

10.5.2 The Borrower may invest the balance standing to the credit of the ERA Investment Account in Permitted Investments, provided that such Permitted Investments are deposited in the ERA Investment Account and the maturity of such Permitted Investments does not conflict with any anticipated payments to be made by the Borrower out of the ERA Investment Account. To the extent necessary to make any payments out of the ERA Equity Account, the Borrower will transfer sufficient funds from the ERA Investment Account to the ERA Equity Account and will liquidate any of the Permitted Investments if necessary to meet its payment obligations.

11.        DEBT  SERVICE  RESERVE  ACCOUNT

11.1       MAINTENANCE
The Borrower will open an interest bearing debt service reserve account at the latest at Acceptance.

11.2       PURPOSE
The Debt Service Reserve Account will be used for securing the Lenders' claims under the Financing Documents.

11.3       TARGET  BALANCE
The target balance to be maintained on the Debt Service Reserve Account prior to the First Repayment Date is EUR 57 million and thereafter such amount as is sufficient to service the amounts due and payable under the Facility during the following twelve (12) months, taking into consideration any amounts held in USD in accordance with Clause 11.5 (Currency) (the "Target Balance"). Any balance on the Equity Reserve Account from time to time will count towards the Target Balance. The Debt Service Reserve Account will be funded through

  (a)   a  drawdown  under  Tranche  C,

  (b) the amount determined in accordance with Clause 2.6.2 (iii) of the Shareholders' Undertaking Agreement,

  (c) out of the Proceeds Account taking into consideration Clause 9.4.3 (a) (Priority of Payments).

When determining the twelve (12) months debt service, the Agent will estimate the costs of interest on the basis of the interest rates then currently payable on outstanding Advances and that repayments are made only according to Clauses
6.1 (General) to 6.3 (Repayments other than First Repayment). The Agent will notify the Borrower of the Target Balance at the latest two (2) Business Days before Acceptance and each subsequent Repayment Date following the notification on such date pursuant to Clause 4.4 (Notification).

11.4       SET-OFF
The Agent is entitled to set off the credit balance in the Debt Service Reserve Account against any obligations of the Borrower due and payable under the Financing Documents to the Lenders if the Borrower does not, does not on time or does not entirely perform such obligations.

11.5       CURRENCY
The Borrower may elect to hold the moneys on the Debt Service Reserve Account in USD up to an amount corresponding to the notional amount of interest payments and payments as principal with regard to the EUR/USD cross-currency-swaps concluded in accordance with the Hedging Strategy if (a) the respective USD-account is held with the Agent or HVB Banque Luxembourg Societe Anonyme, and
(b) the USD-account is pledged by the Borrower in favour of the Lenders by entering into an account pledge agreement substantially in the form set out in
Schedule  8  (Form  of  Luxembourg  Account  Pledge Agreement) in respect of the
 ----------
USD-account  maintained  with  HVB  Banque Luxembourg Societe Anonyme and in the
 ----
form  set out in Schedule 7 (Form of Account Pledge Agreement) in respect of the
 --              ----------
USD-account maintained with the Agent, and (c) the Agent is provided with a legal opinion satisfactory to the Agent and issued by a reputable Luxembourg law firm in respect of, inter alia, the validity and enforceability of such account pledge agreement. The Agent will notify the Borrower of the minimum amount of the Debt Service Reserve Account that must be held in USD from time to time.

11.6       INVESTMENTS
The Borrower may elect to open a further account with HVB Banque Luxembourg Soci ete Anonyme and/or the Agent in respect of investments which may be made by the Borrower pursuant to Clause 11.6.1 (the "DSRA Investment Account"), such account to be pledged by the Borrower in favour of the Lenders by entering into an account pledge agreement substantially in the form set out in Schedule 8
                                                                     ----------
(Form of Luxembourg Account Pledge Agreement) in respect of the DSRA Investment Account maintained with HVB Banque Luxembourg Societe Anonyme and in the form and substance of the Account Pledge Agreement between the Borrower and the Security Agent as of the date hereof in respect of the DSRA Investment Account maintained with the Agent. The Borrower will at its own cost provide the Agent with a legal opinion satisfactory to the Agent and issued by a reputable Luxembourg law firm in respect of, inter alia, the validity and enforceability of such Luxembourg account pledge agreement. Any balance on the Debt Service Reserve Account in excess of the Target Balance from time to time may be paid into the Revenue Account.


11.6.1 The Borrower may invest the balance standing to the credit of the DSRA Investment Account in Permitted Investments, provided that such Permitted Investments are deposited in the DSRA Investment Account and the maturity of such Permitted Investments does not conflict with any anticipated payments to be made by the Borrower out of the DSRA Investment Account. To the extent necessary to make any payments out of the Debt Service Reserve Account, the Borrower will transfer sufficient funds from the DSRA Investment Account to the Debt Service Reserve Account and will liquidate any of the Permitted Investments if necessary to meet its payment obligations.

12.        ILLEGALITY
If at any time it is or becomes unlawful or impracticable, by reason of any adoption, amendment or change of official application or interpretation of any law or regulation or any directive, request or requirement (whether or not having the force of law) from any central bank or other fiscal, monetary or other authority, having jurisdiction over any Lender for such Lender to fund, or to allow to remain outstanding, all or any of its participations in Advances made or to be made, or to maintain its Commitment, or to charge or receive interest or fees hereunder at the rate applicable, such Lender will promptly after becoming aware thereof notify the Borrower through the Agent and:

12.1 the Commitment of such Lender under the Facility will forthwith be reduced to zero; and

12.2 the Borrower will prepay to such Lender its participation in any relevant Advances together with accrued interest and all other amounts owing to such Lender hereunder on the next following date on which interest is payable on the relevant Advance, or on such earlier date as such Lender certifies to be necessary having regard to the relevant circumstances.

13.        INCREASED  COSTS

13.1       INCREASED  COSTS
Where any Lender certifies that, as a result of the adoption or amendment of or any change of official application or interpretation of any law, regulation, directive, request or requirement (being legally binding or, if not legally binding to the extent that non-compliance therewith would be impracticable) (including without limitation any law, regulation or requirement relating to taxation, reserve assets, special deposits, cash ratio, liquidity or capital adequacy requirements, but not including any law, directive, request, regulation or requirement as in effect on the date hereof or already adopted but not yet in force on the date hereof):

13.1.1 such Lender or any of its affiliated companies incurs a cost in relation to such Lender being a party to and/or performing its obligations and/or exercising its rights under this Agreement;

13.1.2 the cost to such Lender of making available or maintaining or funding its participation in any Advance or maintaining its Commitment is increased;

13.1.3 any sum received or receivable by such Lender under or in connection with this Agreement is reduced;

13.1.4 the effective return of such Lender in connection with this Agreement is reduced; or

13.1.5 such Lender becomes liable to make any payment on account of tax or otherwise (except for taxes imposed on its net income or net worth) or is required to forego any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under or in connection with this Agreement, then  in  any  such  case:

  (a) a Lender intending to make a claim pursuant to the above will notify the Borrower through the Agent setting forth in reasonable detail the basis for such claim;

  (b) the Borrower will pay to the Agent for the account of such Lender upon demand of the Agent such amounts as are certified by such Lender to be necessary to fully compensate such Lender for such cost, reduction, payment or foregone interest or other return, after reduction of benefits which accrue to such Lender directly or indirectly because of such event and reasonably allocable to such costs; and

  (c) the Borrower may, by giving irrevocable notice to the Agent, prepay to such Lender its participation in each Advance together with accrued interest and all other amounts owing to such Lender hereunder on the last day of the then current Interest Period for that Advance, or on such earlier date as such Lender certifies to be necessary having regard to the relevant circumstances.

13.2 For the avoidance of doubt, this Clause 13 shall not apply in case of a removal of the guarantor's liability (Gewahrtragerhaftung) regarding German public savings banks, state banks and public credit institutions of the Federal Republic of Germany and its states.

14.       TAXES

14.1 All payments by the Borrower under this Agreement will be made without any deduction or withholding on account of any taxes unless the Borrower is required by law to make such deduction or withholding, in which case the Borrower will:

14.1.1 ensure that the deduction or withholding does not exceed the minimum amount legally required; and

14.1.2 forthwith pay to the Lenders such additional amounts so as to ensure that the amount received by each Lender will equal the full amount which would have been received by it had no deduction or withholding been made, provided that the foregoing obligation to pay such additional amounts will not apply in respect of:

  (a) any taxes measured or imposed upon the overall net income or the overall capital or net worth of any Lender or its applicable lending office, or any
branch or affiliate thereof, and all franchise taxes, branch taxes, or taxes on doing business; or

  (b) any taxes that would not have been imposed but for the failure of any Lender to comply with any certification, identification, information, documentation or other reporting requirement, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, such taxes.

14.2 The Borrower will pay all stamp, recording or similar taxes payable in respect of the execution, delivery and enforcement of the Transaction Documents promptly when due.

14.3 If any Lender or the Agent is obliged to make any payment on account of taxes referred to in Clause 14.2 or if any other additional tax burdens occur in connection with the Transaction Documents the Borrower will indemnify each Lender and the Agent from any payment on account of such taxes.

14.4     If,  in  the  good  faith  determination  of  a  Lender:

  (a) such Lender has obtained a tax refund or tax allowance or tax credit as a result of, and directly attributable to, an additional payment of the Borrower under Clause 14.1 ; and

  (b) it can make a lawful payment to the Borrower in an amount leaving it in no better or worse position than it would have been had the payment by the Borrower been made without any deduction or withholding, then after actual receipt or usage of such tax refund or tax allowance or tax credit it will pay such amount to the Agent for the account of the Borrower. The Lender will make commercially reasonable efforts where permitted by law to claim a refund or allowance or credit, but will not be obliged to disclose any information as to its tax situation to the Borrower or to any other person acting on the Borrower's behalf.

14.5 If the Borrower is required to make any payment to a relevant tax or other authority for which the Borrower has made a deduction or withholding under Clause 14.1 , the Borrower will pay the full amount of the deduction or withholding within the applicable periods to the relevant authority and will deliver to the Agent for the account of each Lender concerned as soon as reasonably practical following the making of such payment the original receipt or a certified copy thereof and/or other evidence reasonably satisfactory to such Lender that the payment has been made.

15.        MITIGATION

15.1       MITIGATION
15.1.1 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 12 (Illegality), Clause 13 (Increased Costs) or Clause 14 (Taxes), including, but not limited to, transferring its rights and obligations under the Financing Documents to another affiliate or Facility Office.

15.1.2 Clause 15.1.1 does not in any way limit the obligations of the Borrower under the Financing Documents.

15.2       LIMITATION  OF  LIABILITY
15.2.1 The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1.

15.2.2 A Finance Party is not obliged to take any steps under Clause 15.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.      REPRESENTATIONS  AND  WARRANTIES

16.1     REPRESENTATIONS  AND  WARRANTIES
The Borrower represents and warrants to each of the Arranger, Agent, Security Agent and Lenders that:

16.1.1 Status: it is a limited liability company duly organised and validly existing under the laws of the Federal Republic of Germany, has the capacity to sue and be sued in its own name and has the corporate power and authority to own its assets and to carry on its business as currently conducted and the Project;

16.1.2 Powers and Authority: it has the corporate power and authority to enter into and perform its obligations under the Transaction Documents and has taken all necessary corporate and other action required to authorise the execution, delivery and performance of the Transaction Documents;

16.1.3 Legal Validity: the Transaction Documents that have been executed by the Borrower on or before the date as of which this representation is made or repeated, create legal, valid and binding obligations of the Borrower and the other parties thereto (apart from the Lenders in their various capacities) enforceable in accordance with the terms and conditions of the respective agreements and such agreements are in proper form for enforcement in the courts of the Federal Republic of Germany, subject to applicable bankruptcy, insolvency, liquidation or other laws affecting creditors' rights generally;

16.1.4 Non-Conflict: the entry into and the execution and performance of the Transaction Documents by the Borrower do not and will not conflict:

  (a) in any material respect with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets which could reasonably be expected to have a Material Adverse Effect;

  (b)   with  its  constitutive  documents;  or

  (c) with any applicable law in a manner which could reasonably be expected to be materially adverse in relation to its ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents;

16.1.5 No Event of Default: no Event of Default or Potential Event of Default has occurred and is continuing;

16.1.6 Authorisations: except for such Authorisations not obtainable by the date as of which this representation is made or repeated, as to which the Borrower reasonably believes that they will be obtained as and when necessary for the Project, all authorisations listed in Appendix 3, Exhibits 4.4 and 13 of the EPC Contract and any other material Authorisations required for the Project, including, without limitation, in connection with the performance by each of the parties of their obligations under the Infrastructure Agreement, or the performance of its obligations under the Transaction Documents are in full force and effect, have not been revoked or annulled by a first instance decision, to the best of the Borrower's knowledge and after inquiry with the relevant authority, have not been contested as a result of which the direct enforceability of such Authorisation has been suspended until a final decision and it has complied with the terms and conditions of such Authorisations in all material respects; and such Authorisations have not been modified or amended and there are no proposals to amend or modify the same unless such modification or amendment is not materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents;

16.1.7 Further Authorisations: to the best of its knowledge, having made due inquiry, it knows of no reason why any Authorisation required for the Project or the performance of its obligations under the Transaction Documents (i) will not be granted when applied for or requested, or (ii) will be withdrawn (zur uckgenommen) or revoked (widerrufen);

16.1.8 Financial Statements: its most recent audited consolidated annual financial statements:

  (a) were prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany and consistently applied;

  (b) disclose all material liabilities (contingent or otherwise) and all unrealised or anticipated losses of any member of the Group required to be disclosed by accounting principles generally accepted and (except as disclosed therein) consistently applied in the Federal Republic of Germany; and

  (c) give a true and fair view of the financial condition and operations of the Group during the relevant period.
Its  financial  year-end and the financial year end of the Group is 31 December;

16.1.9 No Material Adverse Change: since the date as at which the latest audited consolidated financial statements were stated to be prepared there has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) apart from changes affecting the industry generally;

16.1.10 Taxation: each member of the Group has duly and punctually paid and discharged all taxes, assessments and governmental charges imposed upon it or its assets within the time period allowed therefor without imposing tax penalties, or creating any encumbrance having priority to the Lenders or the Security (save to the extent payment thereof is being contested in good faith by the relevant member of the Group and where payment thereof can lawfully be withheld and would not result in any encumbrance having priority to the Lenders or the Security);

16.1.11 Claims Pari-Passu: the claims of the Lenders against it under the Financing Documents to which it is a party will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors save for those preferred solely as a matter of law or resulting from those land charges which will be released following the first Advance;

16.1.12 No Insolvency or Winding-Up: neither the Borrower or any of its material subsidiaries has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Borrower or any such subsidiary for the opening of insolvency proceedings against it or its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues;

16.1.13 No Material Proceedings: no action or administrative proceeding of or before any court, arbitrator or agency (including, but not limited to, investigative proceedings), which is materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents, has been started or to the best of its knowledge threatened against any member of the Group or its assets, nor are there to the best of its knowledge any circumstances likely to give rise to any such action or proceedings which, if resolved adversely could reasonably be expected to be materially adverse to its ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents;

16.1.14 No Material Defaults: it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets in a way which is materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents;

16.1.15 Project Contracts: (i) all existing Project Contracts are or will be in full force and effect at the time of the first drawdown under this Agreement (except for the EPC Contract, which will be in full force and effect once the down payment under the EPC Contract has been made), (ii) no other material Project Contracts have been concluded, which have not been disclosed to the Agent, (iii) the Borrower has no notice of any material breaches by any contracting party under the Project Contracts, and (iv) with regard to Project Contracts, which cannot be produced until the day on which this representation and warranty is made or repeated, the Borrower assumes that these are produced as soon as and to the extent that they may become necessary for the Project;

16.1.16 Information: all financial projections contained in the Financial Model were prepared or made in good faith and on the basis of assumptions believed by the Borrower to be reasonable;

16.1.17 Environmental Compliance: it has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements including in connection with any contamination, pollution, emissions, waste, release or discharge of any toxic or hazardous substance where failure to do so is materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents;

16.1.18 Environmental Claims: no Environmental Claim has been commenced against it or its officers, or is to the best of its knowledge threatened against it or its officers materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents;

16.1.19 Relevant Substances: no substance which is capable of causing harm to any living organism or damaging the environment, public health or welfare has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at any time or is present in the environment (whether or not on property owned, leased, owned, occupied or controlled by any member of the Group) in circumstances which are likely to result in any liability of any member of the Group under Environmental Laws which is materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents;

16.1.20 Ownership of Assets: the Borrower is the sole owner of or fully entitled to use all of its assets and is the legal and beneficial owner of its assets subject only to the Security Agreements and other Permitted Encumbrances;

16.1.21 Easements: it has all easements, rights of way, rights of ingress and egress necessary for the construction and operation of the Project, except for those as to which it has no reason to believe will not be in place when so necessary;

16.1.22 Encumbrances: save for Permitted Encumbrances no encumbrance exists over all or any of the assets of any member of the Group and the execution of the Transaction Documents to which it is a party and the exercise by it of its rights thereunder will not result in the existence or imposition of nor oblige any member of the Group to create any encumbrance (save for Permitted Encumbrances) in favour of any person over any of its or any member of the Group's assets;

16.1.23 Indebtedness: on the day of signing this Agreement, the Borrower has no indebtedness save for:

  (a) Permitted Financial Indebtedness (except for indebtedness named under paragraph (e) of the definition of Permitted Indebtedness);

  (b) indebtedness for Development Costs and other similar costs, not exceeding EUR 1.3 million, envisaged in the Investment and Financing Plan and incurred but not yet invoiced or paid);

  (c) indebtedness under the Pre-Activity Agreement (as defined under the EPC Contract) not exceeding EUR 4,210,000 plus VAT; and

  (d) indebtedness to the former shareholders Kvaerner plc in the amount of EUR 478,687 and Thyssen Rheinstahl Technik Projektgesellschaft mbH in the amount of EUR 2,648,000;

  (e) indebtedness for the payment of the second purchase price instalment for the Site towards AIG in the amount of EUR 1,755,686 plus VAT and for liabilities under the tenancy agreement dated 16 May 2002;

  (f) further indebtedness to the Shareholders and AIG to be waived at the latest on the day after Financial Close;

  (g) indebtedness for the ongoing payments which become due at the date the guarantee decision is delivered; and

  (h)   further  indebtedness  not  exceeding  EUR  100,000;

16.1.24 Tax Grants: it is not aware of any reason why the Tax Grants (Investitionszulagen) should not be paid in the amounts assumed in the Base Case and no encumbrances exist over any of its claims thereunder or rights and title thereto;

16.1.25 Investment Incentives and State Guarantee: the Investment Incentives (GA-Zuschuss) given by the State of Sachsen-Anhalt and the State Guarantee are legal, valid and binding obligations of the State Guarantor and the Guarantors respectively and no encumbrances (other than as contemplated hereby) exist over any of its claims under the Investment Incentives (GA-Zuschuss) or rights and title thereto;

16.1.26 EU-Decision: the EU-Decision is in full force and effect, it has complied with the terms and conditions of the EU-Decision in all respects, and the EU-

Decision has not been modified or amended in any material respect, withdrawn or revoked, since the date of its issuance, and there are no proposals known to the Borrower to amend or modify in any material respect, withdraw or revoke the same, nor is it the subject of any existing challenge by any third party in connection with which the EU-Decision has been suspended pending the outcome of any appeal;

16.1.27 Intellectual Property: it has, or as the case may be, will have available all material Intellectual Property Rights and is not in material breach of or has not infringed in any material respect any Intellectual Property Rights of any other person;

16.1.28 Insurances: all insurances required to be in place, as provided in the Minimum Insurance Schedule, are in full force and effect and all premia then due in respect thereof have been paid in full or will be paid in full out of the proceeds of the following Advance;

16.1.29 No Deduction or Withholdings: under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder;

16.1.30 Shareholding: upon the making of the Capital Contributions pursuant to Clause 2.6.1 of the Shareholders' Undertaking Agreement, the Share Capital will be EUR 15,000,000 and the Shareholders will be the owner of the following Shares




SHAREHOLDER       NUMBER OF SHARES     NOMINAL VALUE OF SHARES    PERCENTAGE
-----------       ----------------     -----------------------    ----------

SP Holding        5                    EUR 27,360                 63,58 %
                                       EUR 27,360
                                       EUR 9,160
                                       EUR 30,320
                                       EUR 9,442,800

RWE-IN            4                    EUR 51,130                 29,42 %
                                       EUR 31,100
                                       EUR 38,970
                                       EUR 4,291,800

FAHR              3                    EUR 27,360                     7 %
                                       EUR 12,940





                                       EUR 1,009,700




and no person will have any right to subscribe for any additional Shares in the Share Capital;

16.1.31 Liability vis-a-vis Former Shareholders: it has no liabilities or outstanding obligations to any of its former shareholders other than those to be paid to

    (i)  Kvaerner  plc  in  the  amount  of  EUR  478,687,

   (ii) Thyssen Rheinstahl Technik Projektgesellschaft mbH in the amount of EUR 2,648,000 for compensation payments and EUR 570,646 for ancilliary costs in relation to the purchase of the Site for which Thyssen Rheinstahl Technik GmbH and its legal successor Thyssen Rheinstahl Technik Projektgesellschaft mbH have provided funds; and

   (iii) AIG in the amount of EUR 1,755,686 plus VAT purchase price in relation to the Site, EUR 546,794 for ancilliary costs in relation to the purchase of the Site for which AIG has provided funds to the Borrower, and the lease agreement dated 16 May 2002 between the Borrower and AIG all of which (except for the obligations under the lease agreement) will be repaid under the first Advance;

16.1.32 Assurance of Overall Financing: to the best of its knowledge there is an Assurance of Overall Financing;

16.1.33 Accounts: the Borrower has no accounts other than those established or to be established in accordance with this Agreement;

16.1.34 Subsidiaries and Affiliates: it does not have any subsidiaries, other than the Permitted Subsidiaries, or any investments in any other person other than Permitted Investments;

16.1.35 Utilities and Facilities: all utility services, means of transportation, facilities and other materials necessary for the importation, construction, installation, and operation of the Project (including, without limitation, gas, wood receiving, pulp dispatching, fuel, electrical, water supply, storm drainage, rail, port, telephone and sewage services and facilities, as necessary) are or, to the best of the Borrower's knowledge after due inquiry, will be available to the Project (in the case of utility services, at or within the boundaries of the Site) as soon as required for the construction, operation, testing and start-up of the Project, and to the extent necessary or desirable, arrangements have been made on commercially reasonable terms for such services, means of transportation, facilities and other materials, except for such arrangements as are not required to be made as of the date hereof by the applicable Transaction Documents, with respect to which arrangements the Borrower has no reason to believe such arrangements will not be made at the time so required;


16.1.36 Adequate Facilities: other than those services to be performed and materials to be supplied that can reasonably be expected to be commercially available as and when required or those described in Clause 16.1.35 (Utilities and Facilities) which are not yet available, the services to be performed, the facilities and materials to be supplied and the property interests and other rights granted pursuant to the Project Contracts comprise all of the property interests and other rights necessary to secure any right or privilege which is material to the acquisition, development, construction, installation, completion, operation and maintenance of the Project in accordance in all material respects with the Transaction Documents and all Authorisations required for the Project or the performance of its obligations under the Transaction Documents;



16.2     Repetition
Each of the representations and warranties pursuant to Clause 16.1 (Representations and Warranties) (other than Clause 16.1.29) will be repeated by the Borrower by reference to the facts and circumstances then existing in each Drawdown Request and on the first day of each Interest Period.


17.       FINANCIAL  CALCULATIONS
          (WIRTSCHAFTLICHKEITSBERECHNUNGEN)

17.1     Method  of  Calculation  of  Annual  Debt  Service  Cover  Ratio
The initial projected Annual Debt Service Cover Ratios are set out in the Base Case delivered pursuant to paragraph 9 of Schedule 2 (Conditions for the First
                                            ----------
Drawdown).

17.2      Recalculation
The Agent will calculate the Annual Debt Service Cover Ratio on each Repayment Date and on the basis of the financial statements most recently delivered to it pursuant to Clauses 18.1.1 (a), 18.1.1 (b) , or as the case may be Clause 9.4.3 (c)(ii).

17.3      Adjustments  to  Financial  Model
The Borrower will provide information reasonably requested by the Agent for the updating of the Financial Model.

18.       INFORMATION  REQUIREMENTS

18.1      Financial  Statements

18.1.1 The Borrower will deliver to the Agent and C&L in sufficient copies for each of the Lenders:

  (a) as soon as available, but no later than 90 days after the end of its financial year:

    (i) the balance sheet, profit and loss statement and cash flow statement for the Borrower and (on a consolidated basis) for the Group for such financial year, audited by a recognised firm of independent auditors licensed to practise in the Federal Republic of Germany, together with a statement from the Borrower reconciling such financial statements with the budgeted yearly accounts and explaining all material deviations of such financial statements from the budgeted yearly accounts referred to in Clause 18.3 (Project Budget);

   (ii) the  related  auditors'  report;  and

  (iii) a confirmation by such auditors that all transactions effected by the Borrower with Related Parties in such financial year have been made on terms no less beneficial to the Borrower than those obtainable on an arms' length basis;

  (b) as soon as available, but no later than 60 days after the end of its financial half year, the balance sheet, profit and loss statement and cash flow statement for the Borrower and (on a consolidated basis) for the Group for such period which will be in a form reasonably acceptable to the Lenders and will be accompanied by data necessary for the calculation of the Annual Debt Service Coverage Ratio, certified by its independent auditors; and

  (c) no later than thirty (30) days after the end of each calendar quarter, a management commentary as to, inter alia, the Borrower's and the Group's performance during such calendar quarter and any material developments or proposals affecting the Borrower and the Group or its business.

18.1.2 The Borrower will ensure that each set of accounts delivered by it pursuant to this Clause 18 is prepared on the same basis as was used in the preparation of its Original Financial Statements or, in the case of a divergence therefrom, will be accompanied by a statement explaining each changed accounting principle and its effects.

18.1.3 The Borrower will at the request of the Agent require and authorise its auditors to discuss with the Lenders matters reasonably related to or arising out of the annual audit of the Borrower by such auditors.

18.1.4 The Borrower will provide the financial information required to be provided to the Lenders under this Clause 18 in the German and the English language.

18.2       Compliance  Certificates
Each  of  the financial statements delivered by the Borrower under Clause 18.1.1
(a) and 18.1.1 (b) will be accompanied by a compliance certificate signed by two directors of the Borrower certifying that all payments effected by the Borrower out of the Proceeds Account were in compliance with the priorities set out in Clause 9.4.3 (Application of Moneys on Proceeds Account).

18.3       Project  Budget

18.3.1 The Borrower will deliver to the Agent, with sufficient copies for each of the Lenders, starting from the calendar year in which the Start-Up is expected to occur as soon as available, but no later than 30 days prior to the beginning of the relevant financial year, the budgeted balance sheet, the budgeted profit and loss statement and the budgeted cash flow statement for the next following financial year and the Borrower will be available for a meeting with the Lenders within two (2) weeks thereafter, to discuss such documents with the Lenders. Such statements will forecast the costs of maintenance, overhauls and Capital Expenditure for the next following three years in each case for the Borrower and for the Group.

18.3.2 Following review by the Agent and if necessary the Technical Adviser and the Wood Supply Adviser, if the Agent is satisfied with the information supplied pursuant to Clause 18.3.1, it will confirm the same to the Borrower. If the

Technical Adviser, the Wood Supply Adviser or the Agent is not satisfied with such information, the Borrower shall make such amendments to such documents as may be reasonably required by the Technical Advisor and/or Wood Supply Adviser and/or the Agent.

18.4       Reports  during  Construction  Period

18.4.1 During the Construction Period the Borrower will provide the Agent, the Technical Adviser and the Wood Supply Adviser with the following information within fifteen (15) days of the last day of each calendar quarter:

  (a) quarterly construction progress reports in accordance with the conditions set out in Schedule 14 (Sample Table of Content regarding Quarterly
                        -----------
Construction  Progress  Reports);  and

  (b) quarterly reports on the development of the costs budgeted for construction, including a confirmation or a proposal for a revised version of the Project Budget including a budgeted cost/actual cost comparison; and

  (c) any material reports and other material notifications issued by the EPC Contractor and/or any of its sub-contractors to the Borrower in respect of the Project, including but not limited to the Detailed Program and any work around plan (both as described in Clauses 8.7 and 8.11, respectively, of the EPC Contract).

18.4.2 The Technical Adviser and the Wood Supply Adviser will review such reports as to their compliance with the requirements of this Agreement, the EPC Contract and the Investment and Financing Plan. If the Technical Adviser and the Wood Supply Adviser is satisfied with such reports, he will confirm the same to the Agent. If the Technical Adviser and/or the Wood Supply Adviser and/or the Agent is not satisfied with such reports, the Borrower shall consult with the Agent, the EPC Contractor and/or any of its subcontractors with a view to rectifying the situation and ensuring that all future reports are satisfactory to the Technical Adviser and/or Wood Supply Adviser and/or the Agent.

18.5       Reports  during  Operation  Period
During the Operation Period the Borrower will provide the Agent with a quarterly production report, including, inter alia, actual production figures, operating cost figures, sales and sales price figures and the budgeted figures thereof plus an actual/budget comparison within thirty (30) Business Days of the last day of each calendar quarter.

18.6       Other  Financial  Information
The Borrower will from time to time on the request of the Agent or any Lender, furnish the Agent or such Lender with such information about its business, condition (financial or otherwise), operations, performance, properties or prospects as the Agent or such Lender through the Agent may reasonably require, in particular all information and documents as may be required under the provisions of the German Banking Act (Gesetz uber das Kreditwesen) and any material changes to the information included in the Information Memorandum and the Financial Model.

18.7       Miscellaneous  Information

18.7.1     The  Borrower  will  inform  the  Agent  in  writing:

  (a) promptly upon a Responsible Officer becoming aware of it, of the occurrence of any Event of Default or Potential Event of Default and confirm to the Agent in each Drawdown Request and, after the Facility has been fully drawn, not later than thirty (30) days after the end of each calendar quarter that, save as previously notified to the Agent or as notified in such Drawdown Request or, as the case may be, confirmation, no Event of Default or Potential Event of Default has occurred and is continuing;

  (b) promptly upon a Responsible Officer becoming aware of it, of any circumstances which are likely to delay in any material respect the completion of the Project in accordance with the Base Case, including any event which might reasonably be expected to result in Cost Overruns;

  (c) promptly upon a Responsible Officer becoming aware of it, of any material delay in the payment or non-payment of the Government Grants compared with the assumption made in the Finance Model;

  (d) promptly upon a Responsible Officer becoming aware of it, of any circumstances which are likely to have a materially adverse impact on the validity, enforceability and continuance of the State Guarantee, the Government Grants and the EU-Decision;

  (e) promptly upon a Responsible Officer becoming aware of it, of any Event of Force Majeure or any other event which might delay construction or operation or which might reasonably be expected to interrupt or reduce the operation of the plant excluding any planned outage or maintenance period previously notified to the Agent or which might reasonably be expected to have a Material Adverse Effect;

  (f) promptly upon a Responsible Officer becoming aware of it, of any Environmental Claim commenced or threatened against it;

  (g) promptly upon a Responsible Officer becoming aware of it, of any material default of any party to a Project Contract;

  (h) within ten (10) Business Days upon a Responsible Officer becoming aware thereof, of the details of each litigation, arbitration or administrative proceeding pending or threatened against it which is likely to result in a liability of the Borrower in an amount or amounts exceeding, in aggregate, EUR
2,000,000  or  the  equivalent  in  other  currencies;

  (i)   of  any  Change  of  Control;

  (j)   of  any  changes  in  its  senior  management;

  (k) as soon as reasonably possible after a Responsible Officer becoming aware of it, of possible Capital Expenditures in an amount of more than EUR 2 million in excess of the Project Budget for that financial year.

18.7.2 The Borrower will provide upon request such verbal or written information concerning the Project as the Agent or the Lenders may reasonably require including information that is publicly available.

The Borrower will fulfil its reporting requirements pursuant to this Clause 18 in a form which will allow the Agent to make the information available to the Lenders without material effort. The Agent will notify the Borrower of the number of copies needed and the form (e-mail, fax, mail) in which the information will have to be provided. The Agent will promptly upon receipt forward any information to the Lenders and, to the extent necessary, to the Guarantors.

19.        INSPECTION  RIGHTS
The Borrower shall permit the Agent, the Lenders or any of their representatives or the Advisers to inspect the Site and its books and records during usual business hours, and upon reasonable prior notice, for the purpose of checking whether the Borrower is in compliance with the provisions of the Transaction Documents. Any requests for such inspections shall be made through the Agent.

20.        HEDGING  REQUIREMENTS

20.1       Implementation
The Borrower will implement the Hedging Strategy in a manner which is in form and substance acceptable to the Agent and will enter into all Derivative Transactions necessary for such purpose with the Hedging Counterparty.

20.2       Compliance  with  Hedging  Strategy
The Borrower will not enter into any Derivative Transaction except in compliance with the Hedging Strategy.

20.3       Adjustments
The Borrower and the Agent will negotiate in good faith and agree to adjustments of the Hedging Strategy from time to time whenever adjustments are considered necessary by the Borrower or the Agent at all times having regard to the interests of the Lenders and the financial condition of the Borrower.

21.        COVENANTS

21.1       Positive  Covenants
The  Borrower  shall:

21.1.1 Maintenance of Legal Validity and Legal Status: do all things necessary to maintain its existence as a legal person and to ensure the legality, validity, enforceability or admissibility in evidence in the Federal Republic of Germany of the Transaction Documents including the obtaining and maintaining of all applicable Authorisations necessary for the Project and the performance of its obligations under the Transaction Documents, as and when required, and, on request of the Agent, shall supply copies (certified by a director of the Borrower as true, complete and up to date) of any such Authorisations;

21.1.2 Applicable Laws and Authorisations: with the exception of Environmental Laws and Environmental Permits where the obligations of the Borrower with respect thereto are set out in Clause 21.1.5 (Environmental Compliance) comply in all material respects with all laws and comply with, obtain, maintain and renew, all applicable Authorisations in each case which are applicable in connection with the Project and the Borrower's business and operation generally and required for its ability to perform its obligations under the Transaction Documents. As soon as the Authorisations granted after the conclusion of this Agreement become valid and upon request by the Agent, the Borrower will obtain legal opinions on such validity from a reputable law firm addressed to and for the benefit of the Agent;

21.1.3     Transaction  Documents:  Subject  to  Clause 21.2.15 (b) (Additional
Project Contracts and Amendments to Project Contracts) enter into, maintain in full force and effect and comply with all Transaction Documents;

21.1.4 Authorised signatories: provide the Agent with a list of persons authorised to sign Change Orders as defined in the EPC Contract and amendments to the EPC Contract;

21.1.5 Relevant Advisers: from time to time and on the reasonable request of the Agent inform the relevant Advisers and co-operate with them to enable each such Adviser fully to perform its obligations under its advisory agreement;

21.1.6     Information  regarding Permitted Encumbrances and Permitted Financial
Indebtedness: provide details to the Agent of any newly created Permitted Encumbrance granted outside the ordinary course of business or any newly incurred Permitted Financial Indebtedness incurred to any person;

21.1.7 Information of Technical Adviser and Wood Supply Adviser: provide the Technical Adviser and the Wood Supply Adviser during the Construction Period on a quarterly basis and upon request with all information and documentation reasonably required for the purposes of this Agreement and bear the reasonable costs of the report to be provided by the Technical Adviser and the Wood Supply Adviser pursuant to Clause 18.4.2 (Reports during Construction Period);

21.1.8 Preservation of Assets: maintain and preserve all of its assets in good condition and undertake regular maintenance, except disposal of obsolete assets, in accordance with prudent industry practice or the EPC Contractor's and Suppliers' recommendations;

21.1.9 Transactions with Third Parties: conclude and procure that any subsidiary of the Borrower concludes any transaction with a third party, irrespective of whether or not it is a Related Party, only on terms no less beneficial to it than those obtainable on an arm's length basis. All contracts to be concluded by it with a Related Party will be submitted to the Agent in their final draft form for approval, such approval not to be unreasonably withheld. It will further waive any Financial Indebtedness owed by any person to it only for valuable market consideration;

21.1.10 Conduct of Business: cause the Project to be built, operated and maintained in accordance with good industry practices, the Project Contracts and all conditions, obligations, requirements set out in any Authorisation or technical specifications from time to time agreed with the EPC Contractor or by Suppliers, or issued by any Authority in respect of the Borrower or the Project and ensure that all staff necessary for the proper and efficient operation of its business or that of its subsidiaries in place;


21.1.11 Payments and Application of Payments: otherwise than as referred to in Clause 9.1.2 (Disbursement Account) and save for

  (a) any proceeds of material loss and damage insurance obtained after Acceptance which will be paid to the Insurance Account and applied in accordance with Clause 9.4.4 (Application of Insurance Proceeds),

  (b) any third party liability insurance which will be paid directly to the relevant third party, and

  (c) Excess Start-up Cash Flows up to a maximum amount of EUR 15 million which will be paid into the Equity Reserve Account ensure that all monies received by it in connection with the Project are paid to the Proceeds Account and applied in accordance with Clause 9.4.3 (Application of Moneys on Proceeds Account).

Amounts received in respect of the Government Grants and VAT refunds shall, however, be applied to the repayment of Tranche E in accordance with Clause
6.3.8 (Repayments other than First Repayment) or for purposes corresponding to the purpose of Tranche E. To the extent that, at the time these amounts are received and at such time after the First Repayment Date when Tranche E has been completely repaid in accordance with Clause 9.4.3(a)(x) (Application of Moneys on Proceeds Account), the Borrower will however transfer these amounts to the Shareholders' Account.


21.1.12     Tax:  duly  and  punctually  pay  and  discharge:

  (a) all taxes, assessments and governmental charges imposed upon it or its assets within the time period allowed therefor without imposing penalties and without resulting in an encumbrance having priority to the Lenders or any security purported to be granted by or created pursuant to the Security Agreements; and

  (b) all lawful claims which, if unpaid, would by law become encumbrances upon its assets
(save to the extent payment thereof is being contested in good faith by the Borrower and where payment thereof can lawfully be withheld and would not result in an encumbrance having priority to the Lenders or any security purported to be granted by or created pursuant to the Security Agreements).


21.1.13 Filing of Tax Returns: file or cause to be filed all tax returns required to be filed in all jurisdictions in which the Borrower or any of its subsidiaries is situated or carries on business or is otherwise subject to tax;

21.1.14 Claims Pari-Passu: ensure that at all times the claims of the Lenders against it under the Financing Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application and save for the claims resulting from those land charges, which will be released following first drawdown;

21.1.15 Environmental Compliance: comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and notify the Agent, promptly after a Responsible Officer becomes aware of the same of:

  (a) any material Environmental Claim made on it or to any occupier of any property owned or leased by it under any Environmental Law which may affect the compliance with this Agreement; and

  (b) any circumstances which arise whereby any material remedial action is likely to be required to be taken by, or at the expense of, it pursuant to any Environmental Law;

21.1.16 Enforcement: take all reasonable steps to promptly enforce its rights under any Project Contract where failure to do so is material in relation to the Project and the rights and obligations of the parties to any of the Financing Documents;

21.1.17     Compliance  with  Conditions  for  State  Guarantee  and  Government
Grants: comply, at all times, with all conditions, obligations and requirements of, and assume all undertakings in, the EU-Decision, the State Guarantee and the Government Grants, in particular:

  (a) to allow inspections by the Guarantors or C&L (either by themselves or by agents appointed by them) at any time for the purpose of checking whether a drawdown under the State Guarantee may be made or whether the conditions for such drawdown are satisfied or have been satisfied;

  (b) to authorise the Agent and the Lenders to submit to the Guarantors and C&L all documents concerning the Facility and the Security and to give to the Guarantors and C&L all information requested by each of them;

  (c)   to  pay  all  fees  in  connection  with  the  State  Guarantee;  and

  (d) to discharge the Arranger, the Agent, the Security Agent and the Lenders vis-a-vis the Guarantor and C&L from any duty of discretion (Schweigepflicht) whereby any requests by the Lenders shall be made through the Agent;

21.1.18 Intellectual Property: procure and comply in all material respects with all material Intellectual Property Rights necessary to construct and operate the Project and conduct the Borrower's business;

21.1.19 Security: provide and maintain the Security and any other security to be provided to the Lenders pursuant to the Financing Documents and procure that the Security is effective and maintained and upon reasonable request of the Agent provide additional security over its assets in favour of the Lenders. The Agent will determine the details of the additional security within its reasonable discretion (billiges Ermessen) pursuant to Sec. 315 BGB. The provision of additional security will not affect existing Permitted Encumbrances;

21.1.20 Defects Liability Protection: refrain from any acts which may prejudice materially and adversely any defects liability protection afforded to the Borrower by the Contractor under the EPC Contract or, to the Borrower's knowledge, by any subcontractor (at any level) to the Contractor and/or the Borrower;

21.1.21 Management: employ experienced professionals in the paper and pulp industry;

21.1.22 Syndication: provide at its own cost assistance to the Original Lender in the syndication of the Facility, including without limitation, by taking all reasonable steps to make management available for the purpose of making presentations to, or meeting, potential lending institutions and comply with all reasonable requests for information from potential syndicate members;

21.1.23 Technical Assistance: as and when reasonably requested obtain such assistance as may be necessary prior to Acceptance in connection with the construction, commissioning, testing, start-up, management, operation and maintenance of the Project;

21.1.24 Information Memorandum: use best endeavours to assist the Arranger in the preparation of the Information Memorandum and ensure that, save as otherwise disclosed in the Information Memorandum, the factual information contained in the Information Memorandum is true and accurate and complete in all material respects on the date thereof (or, if different, as of the date when it is stated) and that the Borrower and the Sponsors do not omit to make any disclosure which would make the Information Memorandum misleading in any material respect, and in the case of any financial projections or expressions of opinion contained in the Information Memorandum, procure that such projections and expressions are prepared or made in good faith and on the basis of assumptions believed by the Borrower or any of its subsidiaries to be reasonable and ensure that, if in the opinion of the Arranger it is necessary for the purpose of syndication, the Information Memorandum is updated immediately prior to syndication;

21.1.25 Rented part of the Site: not terminate the site lease agreement dated 16 May 2002 and made between the Borrower and AIG, before the acquisition of the part of the Site leased to it without the Majority Lenders' consent;

21.1.26 Owner's Scope: implement the Owner's Scope in accordance with internationally recognised engineering standards in a prudent and timely manner so as not to hinder achievement of Acceptance by month 28 after the Commencement Date (as defined in the EPC-Contract) and so that such additional works are free from any Defects and do not violate any intellectual property rights of third parties;

21.1.27 Permitted Subsidiaries: save as the Majority Lenders may otherwise agree (such agreement not to be unreasonably withheld) ensure that any Permitted Subsidiaries operate their respective businesses in a proper and efficient manner and in accordance with the principles set out in Schedule 11 (Financing
                                                          -----------
of  the  Subsidiaries);

21.1.28 Reduction of Existing Financial Indebtedness: repay in full, using funds from the first Advance, and in any event within 5 Business Days following such Advance:

  (a) the EUR 12,286,000 loan made to the Borrower by Dresdner Bank AG and discharge all encumbrances securing any amounts payable thereunder;

  (b) the claims of ex-shareholder Kvaerner plc in the amount of EUR 478,687 and Thyssen Rheinstahl Technik Projektgesellschaft mbH in the amount of EUR 2,648,000;

  (c) the claims of AIG for the payment of the second instalment of the purchase price for the Site in the amount of EUR 1,755,686 plus VAT; and

  (d) the claims of RWE-IN, AIG and Thyssen Rheinstahl Technik Projektgesellschaft mbH for the ancilliary costs in connection with the purchase of the Site for which RWE-IN, AIG, Thyssen Rheinstahl Technik GmbH and its successor in title Thyssen Rheinstahl Technik Projektgesellschaft mbH have provided to the Borrower funds in the amount of EUR 2,708,339.

21.1.29 Accounts: close any existing bank account within one (1) month after the first Advance other than as contemplated by this Agreement.

21.2        Negative  Covenants
The  Borrower  will  not  (by  action  or  omission):

21.2.1 Negative Pledge: create or permit to subsist any encumbrance over all or any of its assets other than a Permitted Encumbrance or create any restriction or prohibition on encumbrances over all or any of its assets;

21.2.2 Investments, Loans and Guarantees: make any investment in, make any loans to, grant any credit or other financial accommodation to or for the benefit of any person or give or have outstanding any guarantee or indemnity to or for the benefit of any person other than product liability assumed in the ordinary course of business or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than Permitted Investments and save as set out in the principles set out in Schedule 11 (Financing of the Subsidiaries), nor will it make any material
    ------------
fixed asset investments (Sachinvestitionen) or financial investments (Finanzinvestitionen) without the prior consent of the Guarantors or except as permitted by this Agreement in relation to the Project;

21.2.3 Disposals: dispose of the whole or any part of its assets other than in the ordinary course of business or other than by way of Permitted Disposals, nor sell any material investments (Beteiligungen) or divisions of its business (Betriebsteile) without the prior consent of the Majority Lenders and the Guarantors. Any emission permits under the Kyoto Protocol to the United Nations Framework Convention on Climate Change dated 11. December 1997 shall, however, be disposed of only with the Agent's consent;

21.2.4 Financing: use the proceeds of any Advances for any other purposes than those set out herein;

21.2.5 Transfer of Shares or Shareholder Loans: consent to any transfer of Shares or Shareholder Loans in violation of the Shareholders' Undertaking Agreement;

21.2.6 Shares in Subsidiaries: sell or otherwise dispose of (in any transaction or series of transactions whether related or not) its existing shares in any subsidiary and procure that no subsidiary shall issue any new shares to any third party where following any such sale and/or issue more than 24.9% of the issued ordinary share capital of the relevant subsidiary would be owned by one or more third parties unless the terms of such sale and/or issue (including the terms upon which any new shareholder may enter into contracts with such subsidiary) have been previously approved in writing by the Majority Lenders, such approval not to be unreasonably withheld. In no event shall any such new shareholder be a Sponsor or any affiliate of a Sponsor unless previously approved in writing by the Majority Lenders (such approval not to be unreasonably withheld).

21.2.7 Shareholders' Account: make any payments to the Shareholders' Account other than in compliance with the provisions of this Agreement;

21.2.8 Capital Expenditures: incur any Capital Expenditures at any time or in any amount of more than EUR 2 million in excess of the Project Budget for that financial year other than with the consent of the Majority Lenders;

21.2.9 Capital Reserves: repay any capital reserves set up for Kvaerner plc's, Thyssen Rheinstahl Technik Projektgesellschaft mbH or any Shareholder's waivers of repayment claims under the shareholder loans granted by them to the Borrower unless (a) the tax audit of the accounts has accepted the amount of such capital reserves and (b) they are funded out of the Shareholders' Account and such capital reserves shall be identified in a separate balance sheet item;

21.2.10 Shareholder Loans: (a) prior to the First Repayment Date pay interest on any Shareholder Loans and thereafter only in accordance with the terms hereof and of the Shareholder Loans and (b) prepay, repay, redeem, purchase or otherwise acquire any Shareholder Loans prior to the Tranche A Final Repayment Date and the repayment in full of each outstanding Advance hereunder;

21.2.11 Financial Indebtedness: incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than, in each case, Permitted Financial Indebtedness;

21.2.12 Encumbrances: create or permit to subsist any encumbrance on any of its assets other than Permitted Encumbrances;

21.2.13 Mergers: split, merge or consolidate with any other person, enter into any demerger transaction, or participate in any other type of corporate reconstruction without the prior consent of the Majority Lenders and the Guarantors;

21.2.14 Subsidiaries: create any subsidiary or permit to exist any interest in any person (whether by shareholding, joint venture, partnership, whether any income or profits are, or would be, shared or transferred with any other party or otherwise), other than the Permitted Subsidiaries;

21.2.15     Additional  Project  Contracts  and Amendments to Project Contracts:

  (a) enter into any additional material Project Contracts with a value of more than EUR 4 million or contracts for the sale of energy and the agreement on reserve electricity services save with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed);

  (b) subject to Clause 21.2.16 (Project Specifications), only, amend in any material respect, or grant any waiver or consent under, any Project Contract if such amendment, waiver or consent would not reasonably be expected to be materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents. In the case of Project Contracts with a value of more than EUR 4 million or contracts for the sale of energy and the agreement on reserve electricity services such amendments, waivers and consents will have to be notified to the Agent in writing seven (7) days in advance;


  (c) cancel or terminate any Project Contract with a value of more than EUR 4 million or any contract for the sale of energy and the agreement on reserve electricity services (other than the EPC Contract or any contract for the carrying out of the necessary infrastructure works at the Site), without having given thirty (30) days prior written notice to the Agent and then only so long as a replacement contract is in place on terms no less beneficial to the Borrower as the cancelled/terminated Project Contract; and

  (d) cancel, terminate or suspend the EPC Contract or any contract for the carrying out of the necessary infrastructure works at the Site or (subject to Clause 21.2.16 (Project Specifications)) grant any waiver or consent under or amend the same without Majority Lenders' prior written consent;

21.2.16 Project Specifications: make any changes to the design, specification or configuration of the plant without Majority Lenders' consent except for such amendments and changes which are in conformity with the EPC Contract or are of a minor nature, it being understood that any such change which might result in an increase in the Project Costs in an aggregate amount of at least EUR 1 million or a delay in a System Start-Up as defined in the EPC Contract or in Acceptance will not be deemed to be of a minor nature;

21.2.17 Waiver of tests under EPC Contract: waive or materially alter any test procedures or approve any test results in connection with the tests under Clauses 16 to 19 of the EPC Contract where this could have an adverse effect on the Project without Majority Lenders' consent (such consent not to be unreasonably withheld or delayed);

21.2.18 Acceptance Certificate: issue the Acceptance Certificate as defined in the EPC Contract without the Agent's consent (such consent not to be unreasonably withheld or delayed);

21.2.19 Shares: purchase, cancel or redeem any Share Capital, reduce the Share Capital, issue any Shares otherwise than to an existing Shareholder, grant any option over or make any offer of Shares to any person or alter any material rights attaching to the Shares without the Majority Lenders' and the Guarantors' consent. Their consent is however not required in relation to the offer of Shares;

21.2.20 Shareholders' Agreement: change its Shareholders' Agreement in any manner which would be inconsistent with the provisions of any Transaction Document without Majority Lenders' consent (such consent not to be unreasonably withheld);

21.2.21 Change of Business: make any material changes to the general nature of its business as a pulp mill and any business incidental thereto or carry on any other business which results in any material change to the nature of such business;

21.2.22     Abandonment:  abandon  the  Project;

21.2.23 Withdrawals from Cash Collateral Accounts: withdraw any moneys on the Cash Collateral Accounts other than pursuant to the provisions of the Financing Documents;

21.2.24 Accounts: open or operate any bank accounts other than as contemplated by this Agreement;

21.2.25 Assignment and Encumbrance of Government Grants: assign, pledge or otherwise charge, encumber or dispose of its claims, rights and title under and to the Government Grants except as provided in the Investment Incentives Assignment Agreement listed in Schedule 9 (Security Agreements);
                                   -----------

21.2.26     Financial  Year:  change  its  financial  year;

21.2.27 Obligations: incur any material obligations not contemplated by or permissible under this Agreement or which the Borrower assumes in the ordinary course of business in connection with the delivery and performance to it or by it or otherwise, without the prior consent of the Guarantors;

22.         INSURANCES

22.1        General
The Borrower will effect through brokers, previously approved in writing by the Agent, pay the premiums when due, maintain in full force and effect and comply with all provisions of the insurances for the Construction Period and the Operation Period, under forms of policies commonly accepted in the industry and with reputable insurance companies reasonably acceptable to the Agent. Such insurances include the insurances set out in Schedule 12 (Minimum Insurance
                                                  -----------
Schedule) and such other insurances as the Agent specifies are required to be maintained in connection with the Project in accordance with prudent operating practice.

22.2        Specific  Provisions  of  the  Insurances
The  Borrower  will  provide  for  the  following  with  respect to all Material
Insurances:

22.2.1 Sole Loss Payee the Security Agent to be named as sole loss payee in all policies save, in relation to policies relating to third party liability, where payment is made directly to the third party claiming thereunder in full and final settlement of his claim. A payment to the loss payee in accordance with this Clause shall, to the extent of that payment, be made to the Insurance Account or any other account specified to the insurers by the Security Agent and discharge the liability of the respective insurer to pay the Borrower or other claimant insured party. The arrangements in this Clause shall continue to apply notwithstanding the liquidation or insolvency of the Borrower or any of the insurers;

22.2.2 Waiver the insurers to agree to waive all rights of subrogation or action against the Security Agent unless any of the members of the executive board (Vorstand) of the Security Agent acted with gross negligence or wilful misconduct (Vorsatz);

22.2.3 Reduction of Insurance Proceeds the insurers not to reduce any insurance proceeds due and payable to the Security Agent (on behalf of itself and other beneficiaries) as loss payee, save in respect of any unpaid premium if so required by the respective insurer;

22.2.4 Insurance Claims Assignment cause the insurers to acknowledge that they have noticed that, by the Insurance Claims Assignment Agreement as set out in Schedule 9 (Security Agreements), the Borrower assigned to the Security Agent
   ----------
(for and on behalf of the Lenders) all its existing and future rights and claims in and to the Material Insurances (including all claims of whatsoever nature thereunder and return of premiums and proceeds in respect thereof). The insurers shall also confirm that they have not received notice of any other assignment, charge or other encumbrance of the Borrower's rights and claims under the respective insurance.

22.2.5 Adequate Information the insurers to acknowledge that they have received adequate information in order to evaluate the risk of insuring the Borrower in respect of the risks hereby insured;

22.2.6 Cancellation the insurers not to cancel (kundigen) the Material Insurances during the Construction Period;

22.2.7     Notices  the  insurers  to  give  in  writing  to  the Security Agent

  (a) a thirty (30) days notice of cancellation, non-renewal (whether for non-payment of premium or otherwise), suspension (if applicable) or adverse change of terms;

  (b) a thirty (30) days notice of any reduction in limits or coverage, any increase in deductibles or any termination before the original expiry date is to take effect; and

  (c) as soon as any of the insurers becomes aware, notice of any act, event or omission which such insurer considers may invalidate or render unenforceable in whole or in part any insurance.

22.2.8 Delivery of Notices and Documents the policies to stipulate that any notice or document to be served in relation to any policy may be delivered or sent by prepaid recorded delivery post (if within the Federal Republic of Germany), by prepaid airmail (if elsewhere) or facsimile process to the party to be served at its registered office or at such other address as it may have notified to the other parties in writing in accordance with this Clause. Any such notice will be deemed to be given as follows:


  (a)   if  delivered  by  hand  or  by  mail,  when  delivered;  and

  (b) if by facsimile when transmitted, but only if, immediately after the transmission, the sender's fax machine records the correct answerback;

22.2.9 Governing Law and Jurisdiction the insurance policies to be governed by German law and each of the insurers and co-insured to agree that any legal proceedings arising out of or in connection with the policies will be brought in the exclusive jurisdiction of a German court.

22.3       Insurance  Documentation

The Borrower will promptly provide to the Security Agent copies of all cover notes and policies (including endorsements) issued from time to time in relation to each insurance, and of all changes requested or effected thereto, and, if so requested by the Security Agent, of placing slips and all documents disclosed or disclosable to the insurers of each insurance and relating to claims notified or notifiable to insurers or the insurance brokers. In addition, the Borrower will promptly deliver to the Security Agent the originals of all policies (including endorsements) and placing slips.

22.4       Inspection  Right

The Security Agent or any of its representatives or the Advisers will be entitled to review from time to time the compliance of the insurances effected by the Borrower with the above provisions and the provisions contained in the Minimum Insurance Schedule and the Borrower undertakes to co-operate with the Security Agent or any of its representatives or the Advisers, respectively, in this respect and to furnish to it all information requested by it for such purpose.

22.5     Broker's  Letter  of  Undertaking

The Borrower will procure that every insurance broker who effects an insurance writes a broker's letter of undertaking (substantially in the form set out in
Schedule  16  (Broker's  Letter  of  Undertaking))  to  the Security Agent. Such
  ----------
letters  have to be provided prior to Financial Close with respect to insurances
  ----
during the Construction Period and at least five (5) Banking Days prior to inception with respect to insurances during the Operation Period.

22.6       Changes  to  Insurance  Programme

22.6.1 If any variation is proposed to be made to the terms of any insurance, the Borrower will give at least thirty (30) days prior written notice thereof to the Security Agent. No variation to any insurance should be effected or agreed by the Borrower until the Security Agent notifies the Borrower in writing either that the variation is not material to the Lenders or is otherwise agreeable to the Security Agent. The Security Agent will not unreasonably withhold or delay its agreement after obtaining any advice that it deems appropriate in considering the Borrower's request.

22.6.2 No Event of Default occurs to the extent the Borrower has given notice pursuant to Clause 22.6.1 (Changes to Insurance Programme), and for so long as, cover required to be maintained is not available to the Borrower in the international insurance or reinsurance market on what the Security Agent accepts in writing to the Borrower to be reasonable commercial terms. In determining whether such cover is available on reasonable commercial terms, the Security Agent shall have on-going regard to the scope of such insurance, its cost in the context of the financing of the Project and the direct and indirect interests of the Lenders under the Financing Documents.


22.7       Notification
The Borrower will promptly notify the Security Agent and the insurers of any increase or material change in any risk insured under any Material Insurance.

22.8       Claim  Handling

The  Borrower  will

  (a)   diligently  pursue  any  valid  claim  under  any  insurance,

  (b) promptly notify the Security Agent and the insurers of any matter for which it may be entitled to a claim under any insurance,

  (c) keep the Security Agent informed on a regular basis regarding progress towards settling any such claim,

  (d) take account of any representations made by the Security Agent in relation to any such claim, and

(e) not negotiate, compromise or settle any claims with a potential value in excess of EUR 5 million without the written consent of the Security Agent, such consent not to be reasonably withheld or delayed.

22.9       Renewals

The Borrower will, at least thirty (30) days prior to the renewal of any insurance satisfy the Security Agent that the cover proposed to be effected for the renewal period will, on and after the renewal date, comply with the requirements of the Minimum Insurance Schedule.

22.10      Changes  in  Insurer  Security

If an insurer under a Material Insurance ceases to carry a claims paying rating from Standard & Poor's Corporation of at least A-, or an equivalent rating from such other rating agency approved by the Security Agent, the Borrower will promptly inform the Security Agent thereof and, at the request of the Security Agent, promptly replace the affected cover with cover from another insurer, or insurers, reasonably acceptable to the Security Agent and terminate the affected insurer's participation in the risk, provided that there will at no time be any period when any relevant risk is not insured as required by the Financing Documents.

22.11      Lender's  Right  to  Insure  if  Borrower  Defaults

If at any time and for any reason any insurance is not in full force and effect on the terms or for the insured values required under the Financing Documents, then the Security Agent shall forthwith be entitled, at the cost and expense of the Borrower, to procure and pay for such insurance as the Borrower should have effected or procured pursuant to the terms hereof or at any time whilst such failure is continuing.

22.12      Disputes  over  Availability  of  Cover  Borrower  Defaults

Any disagreement between the Borrower and the Security Agent over the availability of cover in the international insurance market will be referred to an independent expert appointed with the agreement of the Borrower and the Security Agent, or, if the parties cannot so agree within 20 days of the notice given by the Borrower under the covenant referred to in Clause 22.6 (Changes to Insurance Programme), to a person nominated at the request of either party by the President of the German Association of Insurers, in each case acting as an independent expert. The expert's decision will be final and binding on the parties hereto. The expert's fees and disbursements will be borne by the Borrower.

23.       EVENTS  OF  DEFAULT

23.1 Each of following circumstances constitutes an Event of Default for the purposes of this Agreement, irrespective of whether or not caused by any reason within the control of the Borrower or any other person:

23.1.1 Payment Obligations: subject to Clause 6.5, failure by the Borrower to make:

  (a)   any payment of principal or interest due under the Facility within seven
(7)  Business  Days  from  the  due  date  thereof;  and

  (b) any other payment due under the Financing Documents within five (5) Business Days from a notification by the Agent of the Borrower's failure to pay;

23.1.2 Representations and Warranties: any representation, warranty or statement made in any Financing Document, certificate, statement or opinion delivered by or on behalf of the Borrower hereunder or in connection herewith is or proves to have been incorrect, untrue or misleading in any material respect when made and which, if capable of being remedied, has not been remedied within thirty (30) days from notification by the Agent of such breach;

23.1.3 Covenants: the Borrower or any of its Shareholders breaches any covenant or material obligation under the Financing Documents which, if capable of being remedied, has not been remedied within fifteen (15) Business Days from notification by the Agent of such breach;

23.1.4 Consents and Approvals: any Authorisation necessary to enable the Borrower to comply with any of its material obligations under the Transaction Documents and Project is revoked, withheld or modified or is limited in a way which materially prejudices the validity and enforceability of the Transaction Documents and/or the ability of the Borrower to meet its obligations thereunder;

23.1.5 EU-Decision, State Guarantee and Government Grants: any of the EU-Decision, State Guarantee or Government Grants is modified in any material respect, revoked, withdrawn, withheld or suspended, or does not remain in full force and effect;

23.1.6 Insolvency and Rescheduling: any cause exists on the basis of which insolvency proceedings under the German Insolvency Code should be initiated against the

Borrower, the Borrower commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a composition with its creditors;

23.1.7 Winding-up: (a) the Borrower, (b) while it has any liability under the Shareholders' Undertaking Agreement any of the Shareholders or any of the Sponsors or (c) while it has any liability under the RWE Solutions AG Guarantee, the Direct Agreement or the Parent Company Guarantee RWE Solutions AG takes any corporate action or any other steps are taken or legal proceedings are started for its winding-up, dissolution or reorganisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any part or all of its revenues and assets;

23.1.8 Insolvency or Winding-up of EPC-Contractor: the EPC-Contractor during the Construction Period is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustments or rescheduling of its indebtedness, makes a composition with its creditors, or takes any corporate action or other steps or legal proceedings are started for its winding-up, dissolution, re-organisation (except for a solvent re-organisation previously approved in writing by the Agent) or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer of it or of any or all of its revenues and assets;

23.1.9 Indebtedness: failure by the Borrower to pay any other Financial Indebtedness over EUR 100,000 when due or after the expiry of any applicable grace period unless such payment is contested in good faith by the Borrower;

23.1.10 Obligations of the Borrower: at any time it is unlawful for the Borrower to perform any of its material obligations under the Transaction Documents, or to own its material assets or to carry on its business in materially the same fashion as contemplated in the Financing Documents and such condition continues for period of sixty (60) days;

23.1.11 Obligations of the Parties to Shareholders' Undertaking Agreement and the RWE Solutions AG Guarantee: any of the Shareholders or Sponsors (or any of their successors) fails to comply with any obligation assumed by it in the Shareholders' Undertaking Agreement and/or RWE Solutions AG (or any of its successors) fails to comply with any obligation assumed by it in the RWE Solutions AG Guarantee, the Direct Agreement or the Parent Company Guarantee and such failure, if capable of remedy, is not remedied within thirty (30) days after receipt of written notice from the Agent requesting the same;

23.1.12 Change of Control: a Change of Control occurs without the prior written consent of the Majority Lenders;

23.1.13 The Borrower's Business: the Borrower ceases or threatens to cease to carry on all or a substantial part of the business it carries on at the date hereof, abandons or threatens to abandon the Project or disposes of a substantial part of its business or assets or a substantial part of its business or assets is seized, nationalised or expropriated or compulsorily acquired by or under the authority of any government;

23.1.14 Assets of the Borrower: except as permitted by the Financing Documents, the Borrower ceases to be the sole lawful and beneficial owner of, and having good title to, any material part of its assets, and such assets or part thereof, are not re-acquired or replaced in a manner satisfactory to the Lenders within fifteen (15) days of such cessation;

23.1.15 Acceptance: Acceptance does not occur by the date falling 40 months after Financial Close;

23.1.16 Default under Transaction Documents: a material default under any of the Transaction Documents which, if capable of being remedied, has not been remedied within thirty (30) days in the case of any Financing Document and ninety (90) days in the case of any Project Contract in each case of notification by the Agent of such default;

23.1.17 Invalid, Non-binding and Non-enforceable Obligations: a material provision of the Financing Documents is not, or is contested by a party other than a Lender to be not, legal, valid, binding and enforceable;

23.1.18 Qualifications in the Auditors' Report: the auditors have made a qualification in their report and there are reasonable doubts (vernunftige Zweifel) concerning the continuation of the Borrower's business on a going concern basis unless within twenty (20) Business Days from the date of the auditor's report the Borrower has presented a certificate from the auditors showing that the reasons for the doubts raised have been remedied or sufficient measures have been taken for their remedy;

23.1.19 Security: any Security ceases to be in full force and effect for any reason other than:
  (a) the assignment of any credit or portion of the finance to which such Security relates;

  (b) the failure to make the required filings or registrations where such filings or registrations are under the control of the Lenders;


23.1.20 Litigation: any material judgement, award or decision on any litigation, arbitration, administrative proceedings or governmental or regulatory investigations, proceedings or disputes is commenced against the Borrower or its assets which is materially adverse in relation to the Borrower's ability to perform its obligations under the Transaction Documents and/or the validity or enforceability of the Transaction Documents unless such judgement, award or decision is stayed pending appeal without the necessity for the Borrower to provide any security in connection therewith;

23.1.21 Enforceability of Encumbrance: any encumbrance over any assets of the Borrower securing an indebtedness of not less than EUR 100,000 becomes enforceable;

23.1.22 Execution or Distress: any execution (Zwangsvollstreckung) or distress (Beschlagnahme) is levied against, or an encumbrancer takes possession of the whole, or any material part of the assets of the Borrower or any event which under the laws of any jurisdiction has a similar effect is not discharged within thirty (30) days;

23.1.23 Insurances: Subject to Clause 22.6.2 (Changes to Insurance Programme), the Borrower fails to maintain the insurances pursuant to the provisions of Clause 22 (Insurances);

23.1.24 Destruction of Project: the Project or any substantial part thereof is destroyed or damaged in a manner which is not covered in full by proceeds of insurance, (excluding any agreed deductibles);

23.1.25 Material Adverse Change: any event or circumstance (or series of events or circumstances) that have a Material Adverse Effect;

23.1.26 Force Majeure: an Event of Force Majeure occurs or a series of Events of Force Majeure occur the effects of which continue (on an aggregated basis) for a period of 230 days under the EPC-Contract.

23.1.27 Registration of Capital Increase: (i) the Borrower has failed to produce within four (4) Business Days from receipt by it and the notary (who, in accordance with Clause 2.6.1 of the Shareholders' Undertaking Agreement has certified the capital increase) of a written confirmation by the Agent that the Shareholder Contributions have been credited to the Disbursement Account, the confirmation by the notary required as proof thereof that the registration of the EUR

15,000,000 has been sent to the commercial register, or (ii) the registration of the capital increase has been revoked by the Shareholders.

23.2       Acceleration  and  Cancellation
23.2.1 Upon the occurrence of an Event of Default and at any time thereafter while such Event of Default is continuing, the Agent may and shall upon the direction of the Majority Lenders by notice to the Borrower:

  (a) declare all or any part of the Advances to be immediately due and payable or declare all or any part of the Advances to be due and payable on its demand (whereupon the same will become so payable together with accrued interest thereon and any other sums then owed by the Borrower under the Financing Documents);

  (b) declare that any unutilised portion of the Facility will be cancelled, whereupon the Lenders' undrawn Commitments shall be cancelled and each Lender's undrawn Commitment will be reduced to zero, provided that, notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Clauses
23.1.5 (Insolvency and Rescheduling), 23.1.7 (Winding Up), the undrawn Commitments of each Lender will immediately be reduced to zero and all Advances and other sums then owed by the Borrower hereunder shall become immediately due and payable; and/or


  (c) exercise all rights and remedies under any Financing Document or instruct the Security Agent to do so.

23.2.2 A notice of the Agent pursuant to Clause 23.2.1 may only be given (a) if an Event of Default pursuant to Clauses 23.1.1 (Payment Obligations), 23.1.6 (Insolvency and Rescheduling), 23.1.7 (Winding-Up), 23.1.13 (The Borrower's Business) and 23.1.24 (Destruction of Project) has occurred and is continuing, or (b) if any other Event of Default has occurred and is continuing only after careful consideration of the reasonable concerns of the Borrower or in case the Majority Lenders have determined in their reasonable opinion that due to such Event of Default the ability of the Borrower to perform any of its obligations under the Financing Documents has been materially impaired.


23.3     Advances  Due  on  Demand
If, pursuant to Clause 23.2.1(a), the Agent declares all or any part of the Advances to be due and payable on demand of the Agent, then, and at any time thereafter within a period of three months, the Agent may by notice to the
Borrower:

  (a) require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same will become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrower under the Financing Documents); and/or

  (b) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

23.4       Waivers
The Lenders may, subject to Clause 23.5.2, waive any Event of Default with the Majority Lenders' consent upon written request by the Borrower to the Agent.

23.5       Participation  of  Guarantors

23.5.1 Upon the occurrence of an Event of Default the Agent will promptly inform the Guarantors thereof.

23.5.2     The  Lenders  may  waive  any  Event  of  Default  pursuant to Clause
23.4 (Waivers)  only  with  the  consent  of  the  Guarantors.

24.        AGENT,  ARRANGER  AND  LENDERS

24.1       Appointment  And  Authorisation

Each Lender hereby irrevocably (except for a removal under Clause 24.15 (Resignation)) appoints the Agent to act as its agent in connection with the administration of the Facility under the Financing Documents, and irrevocably (except for a removal under Clause 24.15 (Resignation)) authorises the Agent, to take such action and to exercise and carry out such rights, discretions, authorities, powers and duties as are specifically delegated to the Agent in the Shareholders' Undertaking Agreement, the Security Agreements and the RWE Solutions AG Guarantee together with such rights, discretions, authorities, powers and duties as are reasonably incidental thereto, provided that the Agent will not commence any legal action or proceedings on behalf of any Lender without such Lenders' consent. Each Lender hereby relieves the Agent from the restrictions of Sec. 181 BGB in respect of the authority conferred upon it in this Agreement.


24.2     No  Obligation
Neither  the  Agent  nor  the  Arranger  is  obliged:

24.2.1 to take any action to ascertain whether any Event of Default has occurred or is outstanding;

24.2.2 to ascertain the correctness of any representation made by the Borrower or any other party in connection with this Agreement or any other Transaction Document;

24.2.3 to inquire as to the performance by the Borrower or any other party of its obligations under this Agreement or any other Transaction Document, or any breach of the Borrower or any other party of its obligations under this Agreement or any other Transaction Document; or

24.2.4 to give notice to the Lenders of any information or event of which the Agent becomes aware otherwise than by notice given by a party to this Agreement or to any of the Advisers in accordance with this Agreement. The Agent will not be deemed to have knowledge of the occurrence of a Event of Default until it has received notice thereof from a party to this Agreement describing the Event of Default and stating that the event is an Event of Default, in which case it will promptly notify the Lenders.

24.3       Reliance
The Agent is entitled to rely on any communication or document believed by it to be genuine and correct, and on the advice given in connection with this Agreement by any of the Advisers appointed in connection with this Agreement, and will not be liable to any of the parties hereto and any of the Lenders for any of the consequences of such reliance where such reliance is in good faith.

24.2       Information  Obligations
Notwithstanding any specific provisions in this Agreement relating to reporting requirements, the Agent will within the scope of its appointment:

24.4.1 promptly upon receipt notify each of the Lenders affected thereby of any material information and notice received by it from the Borrower, any of its Shareholders or any of the Advisers and will, to the extent it has obtained a sufficient number of photocopies from the Borrower, any of its Shareholders or such Adviser, supply photocopies of relevant documents to the Lenders;

24.4.2 promptly notify each of the Lenders of the occurrence of an Event of Default or any default by the Borrower, any of its Shareholders or any other party in the performance of or compliance with its respective obligations under this Agreement and the other Transaction Documents of which the Agent has received notice from a party to this Agreement or any of the Advisers in accordance with this Agreement.

24.5       Compliance  with  Legal  Provisions
Nothing in this Agreement obliges the Agent to do anything which would or might in its opinion be contrary to the law of any relevant jurisdiction or render it liable to any person, and the Agent may do anything which in its opinion is necessary to comply with any such law.

24.6       Advisers
The Agent may retain and pay for the advice or services of any of the Advisers or any expert whose advice in its opinion is necessary or appropriate and rely upon any advice so obtained and shall not be liable to any of the parties hereto or to any of the Lenders for any of the consequences where such reliance is in good faith.

24.7       Liability
Neither the Agent nor the Arranger nor any of their respective directors, officers, employees or agents will be liable for any action taken or omitted by it, him or them under or in connection with this Agreement, the Security Agreements, the Shareholders' Undertaking Agreement or any other Transaction Document and any related documentation except, notwithstanding any other provision of this Agreement, to the extent of its, his, or their gross negligence, wilful misconduct or bad faith.

24.8       Agency
The Agent will in performing its functions and duties under this Agreement, the Security Agreements, Shareholders' Undertaking Agreement and any other Transaction Document solely act as the agent of the Lenders and will not assume or be deemed to have assumed any obligation as agent or otherwise for the Borrower or any of its Shareholders, except as specifically stated herein or in any other Transaction Document. The Agent will have no liability or responsibility to the Borrower or any Lender in connection with any failure or delay in performance or breach by any Lender or Lenders (other than the Agent in its capacity as a Lender) or the Borrower of any of its obligations under this Agreement, the Security Agreements, the Shareholders' Undertaking Agreement or any other Transaction Document.

24.9       No  Verification  Duties
Neither the Agent nor the Arranger will be responsible for or obliged to verify:

24.9.1 the accuracy and/or completeness of any statements, representations or warranties made in or in connection with this Agreement, the Security Agreements, the Shareholders' Undertaking Agreement or any other Transaction Document;

24.9.2 for any information given to any of the Lenders in respect of the Borrower or any matter relating to the Facility (including, without limitation, the Information Memorandum);

24.9.3 the recoverability of any of the sums due or to become due under this Agreement;

24.9.4 any failure, omission or defect in perfecting any Security, or the enforceability or value of any Security; or

24.9.5 the legality, validity, effectiveness, adequacy or sufficiency of this Agreement, the Security Agreements and the other Financing Documents.

24.10      Transaction  Analysis
Each Lender acknowledges that it has made its own analysis of this transaction (including, without limitation, all agreements entered into in connection with this Agreement) without relying on the Agent or the Arranger and based on such information as it has deemed appropriate, and has reached its decision to enter into this Agreement based on its own investigations, and that it will continue to make its decisions in taking or not taking action under this Agreement based on such investigations as it shall deem appropriate. Each Lender hereby confirms that it does not have any objections against any agreements entered into in accordance with this Agreement.

24.11      Instruction  by  Majority  Lenders
In the exercise of any right or power and in relation to any matter not expressly provided for by this Agreement, the Security Agreements, the Shareholders' Undertaking Agreement or any other Transaction Document the Agent may act (or refrain from acting) in accordance with the instructions of the Majority Lenders to be given by the Lenders within ten (10) Business Days of the Lenders having received a respective request from the Agent and will be fully protected in so doing, except to the extent of its own gross negligence, wilful misconduct or bad faith. In the absence of such instructions being given, or if the Agent were not provided with security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in taking any proceedings or action in connection with this Agreement, the Security Agreements, the Shareholders' Undertaking Agreement or any other Transaction Document, then the Agent may act (or refrain from acting) as it thinks fit provided that it shall only take action while the above period for the issue of instructions is running if it determines that there is an urgent need to do so.

24.12      Indemnity
Each Lender will indemnify the Agent and the Arranger on demand from and against any and all liabilities, losses, damages, costs and expenses of any kind or nature whatsoever including any VAT thereon which the Agent or the Arranger may incur other than by reason of its own gross negligence or wilful misconduct in acting in its respective capacity as Agent or Arranger. Such indemnification will be made rateably in proportion to each Lender's Commitment.

24.13     Same  Rights  and  Liabilities,  Business  with  the  Borrower
In relation to its participation in the Facility which the Agent or any Lender and/or the Arranger will or may have from time to time, each of them will have the same rights, liabilities and powers under this Agreement as though it had not assumed such capacity. The Agent, the Arranger or any Lender or any of their respective associated companies may engage in any kind of business with the Borrower or any of their respective associated companies as if it were not the Agent, a Lender or, as the case may be, the Arranger.

24.14     Designation  of  New  Office
Subject to Clause 24.5 (Compliance with Legal Provisions), the Agent may from time to time by giving notice to the Borrower and the Lenders designate an office or branch different from that acting at the time of giving notice, from which its duties under this Agreement will be performed thereafter provided that the Borrower will not be obligated to pay any fees, taxes or other costs or expenses to the extent the same would not have been payable in the absence of such designation.

24.15     Resignation
The Agent may resign at any time its appointment under this Agreement by giving written notice thereof to the other parties hereto, and the Agent may be removed from its position under this Agreement by the Majority Lenders giving written notice to that effect to the Borrower and the Agent. Any such resignation or removal shall take effect upon the notification of the acceptance of the appointment by the successor in its respective position in accordance with Clause 24.16 (Appointment of Successor).

24.16     Appointment  of  Successor
In the event of a resignation or removal of the Agent, the Majority Lenders will be entitled to appoint a successor in the position, upon agreement of the Borrower. If no such successor has been appointed within 30 days from the notice of resignation or notice of removal then the Agent will be entitled, upon agreement of the Borrower, to appoint any reputable and experienced bank or other financial institution as its successor.

24.17     Acceptance  of  Appointment
The acceptance of the appointment will be notified by any Lender being appointed for such purpose by the Majority Lenders to the Agent and upon such notification the relevant successor will succeed to and become vested with all rights, powers, privileges and duties of its predecessor. The resigning or removed Agent will do all such things as may be necessary to give effect to the succession and will thereupon be discharged from its duties and obligations under this Agreement (except for those under Clause 24.7 (Liability)), but shall continue To benefit from the provisions of this Clause 24.7 (Liability) in respect of any actions or omissions taken in its capacity as Agent. Such discharges do not exempt the Borrower from any of its liabilities.

24.18     Arranger
The Arranger has no duties or responsibilities whatsoever in connection with the operation or administration of the Facility.

24.19     Facility  Office
The Agent may assume that the Facility Office or, as the case may be, each Facility Office of each Lender is that identified in Schedule 5 (Lenders and
                                                         ----------
Commitments) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) until it has received from such Lender a notice designating some other office of such Lender to replace any such Facility Office, and the Agent may act upon any such notice until the same is superseded by a further such notice.

24.20     Missing  Communication
The Agent may, if it is unable to obtain instructions or communicate with a Lender after making reasonable attempts to do so, either refrain from acting as Agent on behalf of such Lender or take such action on behalf of such Lender as it in its absolute discretion deems appropriate, and shall not be liable to such Lender as a result of any such action or inaction.

24.21     Majority  Lenders'  Decisions
Aside from changes in maturity, amounts payable, size of Commitments, the definition of Majority Lenders, this Clause 24.21 and as otherwise stated in the Financing Documents, all amendments, consents and waivers under the Financing Documents may be given by the Agent acting on the direction of the Majority Lenders.

25.      ADVISERS

25.1 The resignation or dismissal of an Adviser will be in accordance with its respective mandate.

25.2 Subject to the terms of the relevant mandate the Agent or the Arranger, as the case may be, will, if so instructed by the Majority Lenders cancel the appointment of an Adviser.

25.3 If the mandate of an Adviser is terminated prematurely for whatever reason, the Agent will, with the consent of the Majority Lenders and with the consent of the Borrower, appoint a successor at terms and conditions which are as similar to the terms and conditions on the initial mandate as is reasonably practical, and in such a manner that the duties of the relevant Adviser are continuously performed.

25.4     The  Borrower  hereby  consents  to  the  appointment  of the Technical
Adviser and the Wood Supply Adviser until six (6) months after Acceptance upon the expiry of its existing mandate.

26.      FEES

26.1     Commitment  Fee
From the date of signing of this Agreement the Borrower will pay to the Lenders quarterly in arrears on each 31 March, 30 June, 30 September and 31 December on the undrawn portion of each Tranche a commitment fee to be calculated at the following rates:

Tranche  A:     0.375%   per  annum
Tranche  B:     0.250%   per  annum
Tranche  C:     0.375%   per  annum
Tranche  D1:    0.375%   per  annum
Tranche  D2     0.375%   per  annum
Tranche  E:     0.375%   per  annum

26.2     Arranging  Fee
The Borrower will pay to the Arranger an arranging fee in accordance with the Fee Letter.

26.3     Agency  Fee
The Borrower will pay to the Agent an agency fee in accordance with the Fee Letter.

26.4      Federal  Guarantee  Fee
The Borrower will pay to the Federal Guarantor a guarantee fee on each 1 April and 1 October. The guarantee fee will be calculated for each half year starting at these dates at a per annum rate of 0.25 % of the amount guaranteed by the Federal Guarantor at those dates and is payable to C&L Deutsche Revision AG, D sseldorf, Anderkonto Bundesminister der Finanzen, account 301 51 12 with Westdeutsche Landesbank Girozentrale, by making reference to the State Guarantee number. An amount of 0.25 % of the maximum guaranteed amount is due and payable by the Borrower in accordance with the grading granted by the Federal Guarantor. The Borrower will promptly inform the Agent of any payments made pursuant to this Clause 26.4 (Federal Guarantee Fee).

26.5      State  Guarantee  Fee
The Borrower will pay to the State Guarantor a guarantee fee on each 1 April and 1 October. The guarantee fee will be calculated for each half year starting at these dates at a per annum rate of 0.25 % of the amount guaranteed by the State Guarantor at those dates and is payable to C&L Deutsche Revision AG, Dusseldorf, Anderkonto Bundesminister der Finanzen, account 301 51 12 with Westdeutsche Landesbank Girozentrale, by making reference to the State Guarantee number. An amount of 0.25 % of the maximum guaranteed amount is due and payable by the Borrower in accordance with the grading granted by the State Guarantor. The
Borrower will promptly inform the Agent of any payments made pursuant to this Clause 26.5 (State Guarantee Fee).

26.6      VAT
Any fee referred to in this Clause 26 (Fees) is exclusive of any VAT or other tax which might be chargeable in connection with that fee.

27.       COSTS  AND  EXPENSES

27.1      Transaction  Expenses
The Borrower will, from time to time on demand of the Agent, reimburse the Agent, the Security Agent and the Arranger for all reasonable external costs and expenses properly incurred (including travel and out-of-pocket expenses, notarial fees, the reasonable fees for the Advisers and counsel to the Agent and related expenses) on a full indemnity basis together with any VAT thereon incurred by them in connection with:

  (a) the carrying out of all due diligence enquiries and searches in connection with the Transaction Documents;

  (b) the negotiation, preparation and execution and translation of each of the Financing Documents and if any such party is involved in the negotiation of any Project Contract, the relevant Project Contract;

  (c) the completion and performance of the transactions contemplated in the Transaction Documents;

  (d) the activities of C&L pursuant to Clause 21.1.17 (Compliance with Conditions for State Guarantee and Government Grants);

  (e) any initial syndication (excluding any legal counsel's fees of any transferee under the syndication);

  (f)   the  conduct  of  any  audits;  or

  (g) any exercise or attempted exercise of any right, power or remedy under any Financing Document or any failure to exercise any right, power or remedy except where that failure is due to the wilful misconduct or gross negligence of, as the case may be, the Arranger, the Agent or the Security Agent;

in each case subject to the terms of any agreement then made by the Borrower and the Agent relating to such costs and expenses.

27.2      Preservation  and  Enforcement  of  Rights
The Borrower will, from time to time on demand of the Agent reimburse the Lenders, the Agent, the Security Agent and the Arranger for all reasonable costs and expenses (including reasonable legal fees) on a full indemnity basis together with any VAT thereon incurred by them in connection with the preservation and/or enforcement of any of the rights of the Agent, the Security Agent or the Lenders under the Financing Documents and any document referred to in the Financing Documents.

27.3      Registration  Fee
The Borrower will pay all registration and other fees to which the Financing Documents, any other document referred to in the Financing Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Lenders, the Agent and the Security Agent against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such fees.

27.4       Amendment  Costs
If the Borrower requests any amendment, waiver or consent then it will, within five (5) Business Days of demand by the Agent, reimburse the Lenders for all reasonable external costs and expenses (including reasonable legal fees of one law firm for the Lenders selected by the Agent) together with any VAT thereon incurred by such Lender in responding to or complying with such request.

27.5       Lenders'  Liabilities  for  Costs
If the Borrower fails to perform any of its obligations under this Clause 27 (Costs and Expenses), each Lender will, in proportion to its aggregate participation in the Advances (or, if no Advances have been made, the Facility) for the time being (or, if the Advances have been repaid in full, immediately prior to the final repayment), indemnify the Agent (or as the case may be the Security Agent) against any loss incurred by it as a result of the failure and the Borrower will immediately reimburse each Lender for any payment made by it pursuant to this Clause 27.5 (Lenders' Liabilities for Costs).

28.        INDEMNITY  AND  BREAKAGE  COSTS

28.1       Indemnity
The Borrower undertakes to indemnify the Lenders, the Agent and the Security Agent, except where any such costs, loss, expense or liability results from a Lender's, the Agent's and the Security Agent's gross negligence, wilful default, bad faith or the breach of any of a Lender's, the Agent's and the Security Agent's obligations under the Financing Documents against:

28.1.1 any reasonable cost, claim, loss, expense (including reasonable legal fees) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in any of the Transaction Documents; and

28.1.2 any reasonable cost or loss it may suffer as a result of any claim or proceeding against it relating to its involvement in the transactions contemplated hereby or any use of the proceeds of the Facility.

28.2       Breakage  Costs
28.2.1     If:

  (a) any payment is made otherwise than on the last day of an Interest Period applicable thereto;

  (b)   any  other  payment  is  made  otherwise  than on the due date therefor;

  (c) any Advance requested cannot be made because the Borrower has failed to fulfil a condition precedent; or

  (d)   the  Borrower  refuses  to  accept  a  requested  Advance,

then the Borrower will pay to the Agent for the account of each Lender to which such payment is made or who participated in the Advance requested, such additional amount as the relevant Lender may reasonably certify as being necessary to compensate it for any loss (excluding however the Margin) or expense incurred on account of funds borrowed, funds contracted for or utilised to fund its participation in the amount so paid or the Advance so requested, which it has suffered or incurred as the result of such amount not having been paid on the last day of such Interest Period or on its due date or the Advance not having been disbursed or accepted, as the case may be.

28.2.2 The Borrower will pay to the Agent for the account of the Hedging Counterparty to which such payment is made, such additional amount as the Hedging Counterparty may reasonably certify as being necessary to compensate it for any loss or expense arising as a result of the termination, in whole or in part, of any Hedging Agreement entered into in relation to any amounts cancelled or prepaid hereunder.

29.        SET-OFF
Each Lender may set off any matured obligation owed by the Borrower under this Agreement against any obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of set-off.

30.        PRO-RATA  SHARING

30.1 If at any time the proportion received or recovered by any Lender by way of set-off or otherwise (other than through the Agent in accordance with Clause 9 (Payments)) in respect of its portion of any amounts due from the Borrower to the Lenders under this Agreement is greater than the proportion thereof which the Lender would have received through the Agent if distributed in accordance with Clause 9 (Payments) (the difference between the amount received or recovered (after deduction of any costs incurred by the Lender in connection with such receipt or recovery) by the Lender and the amount which the Lender would have received or recovered had the recovery been received through the

Agent if distributed in accordance with Clause 9 (Payments) hereinafter called the "Excess Amount"), then:

30.1.1 such Lender will promptly notify the Agent and pay to the Agent an amount equal to the Excess Amount within three (3) Business Days of such notification;

30.1.2 the Agent will account for such payment to the Lenders (excluding the Lender having received the Excess Amount) as if it were a payment by the Borrower on account of the sum owed to the Lenders under this Agreement; and

30.1.3 the liability of the Borrower to the Lenders will be adjusted in accordance with the distribution of the Excess Amount among the Lenders,

provided  that:

  (a) if the Excess Amount or any part thereof thereafter has to be repaid to the Borrower by the Lender having received the Excess Amount, each of the Lenders will repay to the Agent for the account of such Lender such proportion of the amount received by it out of the Excess Amount (plus any interest legally demanded by the Borrower in respect of such proportion) as corresponds to the proportion of the Excess Amount which has to be repaid by the relevant Lender to the Borrower; and

  (b) sums recovered as a result of litigation started by a Lender to enforce its rights under this Agreement and resulting in an Excess Amount will only be shared with all Lenders other than Lenders which were aware of such litigation and did not join in such litigation without being legally prevented from doing so.

31.      ASSIGNMENTS  AND  TRANSFERS

31.1     Assignments  and  Transfers  by  the  Borrower
The Borrower is not entitled to assign or transfer all or any of its rights, benefits and obligations under the Financing Documents.

31.2     Assignments  and  Transfers  by  the  Lenders

31.2.1 Each of the Lenders (a "Transferor") may at any time assign all its rights and benefits under this Agreement or transfer its rights and obligations under this Agreement in whole or in part to members of the European Central Bank System, banks, financial service providers, financial institutions, insurance companies, institutional investors, funds, pension funds, public pension schemes and similar institutions (a "Transferee") subject to Clause 31.2.2 and any such transfer will comprise a pro rata share of the entirety of the Transferor's rights and obligations in relation to this Agreement. Participations in any disbursement of an Advance may not be transferred independently from corresponding participations in Commitments.

31.2.2      A  transfer  will  only  be  permissible:

  (a) if the amount of the Commitment and/or Advance, as the case may be, under the Facilities which is transferred is not less than EUR 10 million applied rateably across the Tranches and in any particular Tranche rateably between the Transferor's share in each outstanding Advance thereunder and its undrawn Commitment in relation thereto;

  (b) with the consent of the Borrower, such consent not to be unreasonably withheld provided that consent will not be required if such transfer is made to an affiliate (belonging to the same group of companies within the meaning of Sec. 18 AktG) of a Lender or to another Lender provided there are no adverse tax or other detriments (e.g. Germany's thin capitalisation rules, Sec. 8a KStG) to the Borrower; and

  (c) following such transfer the circumstances envisaged in Clauses 12 (Illegality) or 13 (Increased Costs) would neither apply, nor reasonably be expected to apply and the Borrower would not have, and would not reasonably be expected to have, any obligations under Clause 14.1.2 (Taxes).

31.2.3 A transfer will only become effective upon execution by the Transferor and the Transferee and countersignature by the Agent of a transfer certificate  in  the  form  of Schedule 14 (Transfer Certificate) (the "Transfer
                               -----------
Certificate") or, if later, at the time specified in the Transfer Certificate and the payment by the Transferee of a transfer fee of EUR 1,000. Upon the transfer becoming effective, and for such part of the Transferor's rights and obligations, as is transferred, the Transferor shall be released from its obligations under the Financing Documents and all other related documentation, and its rights and obligations under such documents shall transfer to and vest in the Transferee provided that it will be the sole responsibility of the Transferee to ensure that any additional action which may be required for securing the valid transfer to it of any rights in respect of Security is taken.

31.2.4 The Transferor will give prompt notice of any proposed transfer to the Agent who will promptly inform the Borrower.

31.2.5 The Agent will promptly inform the Borrower of any perfected transfer.

31.2.6 The Borrower will undertake all reasonable efforts to assist the Arranger in all acts in connection with a syndication pursuant to this Clause
31.2 (Assignments  and  Transfers  by  the  Lenders).

31.2.7 The Guarantors must consent to any transfer by the Lenders provided that consent shall not be required if the transfer is to a credit institution or branch of a credit institution within the European Union and the Transferor assumes the Transferees' rights and obligations under the Financing Documents on a fiduciary basis.

31.3        Disclosure  of  Information
The Agent may disclose to any actual or potential assignee, participant or Transferee or to any person who may otherwise enter into contractual relations with such bank or financial institution in relation to any of the Financing Documents such information about the Borrower or such details of the Project Contracts as the Agent considers appropriate provided that such person has executed and delivered to the Borrower a confidentiality undertaking reasonably satisfactory to the Borrower. The Agent will not in any way be liable or responsible for such information not being kept confidential by such proposed assignee, participant or Transferee or other person if a reasonable confidentiality undertaking was obtained prior to such disclosure.

32.         SUB-PARTICIPATIONS

32.1 Each Transferor may, in accordance with standard banking practices, grant at any time sub-participations with respect to all or any part of its rights and claims under this Agreement to Transferees and may make dispositions with respect to such rights and claims.

32.2     Clauses 31.2.4 , 31.2.7 (Assignment  and Transfers by the Lenders) and
31.3  (Disclosure of  Information)  apply  mutatis  mutandis.

33.        CALCULATIONS  AND  EVIDENCE  OF  DEBT

33.1     Basis  of  Accrual
Unless otherwise provided, interest and Fees payable per annum will accrue from day to day and be calculated for the actual number of days elapsed and on the basis of a year of 360 days.

33.2       Prima  Facie  Evidence

33.2.1 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained with the Agent and/or the Lenders are, in the absence of manifest error, prima facie evidence of the existence and amounts of the specified obligations of the Borrowers.

33.2.2 A certificate of and determination by the Agent, Security Agent or a Lender as to the interest rate and amounts owed under the Financing Documents are, in the absence of manifest error, prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

34.        NON-APPLICABILITY  OF  SEC.  181  BGB

Sec. 181 BGB does not apply to any authorisation the Borrower gives to the Arranger, Agent, Security Agent and Lenders.

35.     FORM  REQUIREMENTS  AND  AMENDMENTS

35.1     No  oral  agreements  (Nebenabreden)  have  been  made.

35.2 Any modification or amendment of this Agreement, including this Clause, and any waiver by the Agent or any of the Lenders of its rights under this Agreement, must be made in writing.

35.3 Any modification or amendment of this Agreement needs the Guarantors' consent.

36.     CONDITIONS  OF  THE  STATE  GUARANTEE

The  conditions  of  the  State  Guarantee  as  set  out  in  Schedule 10 (State
                                                              -----------
Guarantee) are incorporated in this Agreement, even if they are not explicitly provided for in this Agreement. In the case of any discrepancies between the conditions of the State Guarantee and the terms of this Agreement, the former will apply.

37.     REMEDIES  AND  WAIVERS,  CUMULATIVE  RIGHTS,  PARTIAL  INVALIDITY

37.1     Remedies  and  Waiver
No failure to exercise, nor any delay in exercising, on the part of the Lenders, any right or remedy under any Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

37.2     Cumulative  Rights
The rights and remedies provided in the Financing Documents are cumulative and not exclusive of any other rights and remedies provided in the Financing Documents or by law.

37.3     Partial  Invalidity
Should any provision of this Agreement be invalid or unenforceable, in whole or in part, or should any provision later become invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement. In lieu of the invalid or unenforceable provision another reasonable provision shall apply, which as far as legally possible comes as close as possible to the intention of the contracting parties, or to what would have been their intention, in correspondence with the spirit and the purpose of this Agreement, had the parties upon entering into this Agreement taken into consideration the invalidity or unenforceability of the respective provision. The same shall apply mutatis mutandis to fill possible gaps in this Agreement.

38.     NOTICES

38.1     Communications  in  Writing
Each communication to be made by the parties hereto under this Agreement or any other Financing Document that does not contain a provision comparable to this Clause 38.1 will be made in writing and, unless otherwise stated, will be made by fax, letter or e-mail. Each communication will be in German or English.

38.2     Addresses
Any communication or document to be made or delivered by the parties hereto pursuant to this Agreement or to any other Financing Document that does not contain a provision comparable to this Clause 38.2 will (unless the recipient of such communication or document has, by fifteen (15) days' written notice to the Agent, specified another address or fax number) be made or delivered to the address set out below:

(a)     to  the  Borrower:
        Zellstoff  Stendal  GmbH
        Niedergorner  Damm  1
        D  -  39596  Arneburg

        attn.:Wolfram  Ridder

        Tel.:    +49  -  (0)  39321  -  50321
        Fax.:    +49  -  (0)  39321  -  50422

(b)     to  the  Arranger:

        Bayerische  Hypo-  und  Vereinsbank  AG
        Am  Tucherpark  1  (FPA1)
        D  -  80538  Munchen

        attn.:  Marc  Thumecke

        Tel:     +49  -  89  378  21654
        Fax:     +49  -  89  378  41518

(c)     to  the  Agent  and/or  Security  Agent:

        Bayerische  Hypo-  und  Vereinsbank  AG
        Am  Tucherpark  1  (FPA13)
        D  -  80538  Munchen

        attn.:  FPA  Agency

        Tel:     +49  -89-378  29541
        Fax:     +49  -89  378  41517

(d)     to  the  Lenders:

         to  the  contact  addresses  mentioned  in Schedule 5 (Lenders
         and Commitments).                          ----------

38.2.2 Communications or documents addressed to C&L in connection with this Agreement or any other Financing Document, not containing a provision corresponding to this Clause 38.2, shall be addressed to it at:

C&L  Deutsche  Revision  AG
Moskauer  Strasse  19
D-40227  Dusseldorf

attn.:    Katharina  VoB

Tel.:     +49  -  (0)  211  -  981  2805
Fax.:     +49  -  (0)  211  -  981  2810

38.3     Delivery
Any communication or document to be made or delivered by one person to another pursuant to the Financing Documents will (if by way of fax) be deemed to have been received when transmission has been completed and evidenced by a positive transmission statement (and, if such date is not a Business Day or if transmission is completed after 5.30 p.m. in the place of receipt on a Business Day, will be deemed to have been received on the next Business Day) or (if by way of letter) deemed to have been delivered when left at that address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address, provided that any communication or document to be made or delivered to the Agent will be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

39.     GOVERNING  LAW
This Agreement will be governed by, and construed in accordance with, the laws of the Federal Republic of Germany.

40.     JURISDICTION
The exclusive place of jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement is Munich. The Lenders, the Agent and the Security Agent may, however, also commence proceedings before any other court in which assets of the Borrower are located. Mandatory places of jurisdiction remain unaffected.

41.     COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument.

                                   SCHEDULE 1
                                DRAWDOWN REQUEST

[Borrower's  Letterhead]

To:     Bayerische  Hypo-  und  Vereinsbank  AG
        Attn:  FPA  Agency

        Telefax:  +49  -  89  -  378  -  41517

Date:  [  ]

We refer to the USD 827,950,000 facility agreement dated August 26, 2002 whereby a facility has been made available to Stendal Zellstoff GmbH by [a group of banks] on whose behalf Bayerische Hypo- und Vereinsbank AG is acting as agent in connection therewith (such agreement as from time to time amended being referred to herein as the "Facility Agreement"). Terms defined in the Facility Agreement shall have the same meanings herein unless specified otherwise herein.

Pursuant to Clause 3.1 of the Facility Agreement, we hereby request the following drawdown under

[  ]   Tranche  A

[  ]   Tranche  B:       [  ]   Sub-Tranche  B1
                         [  ]   Sub-Tranche  B2
                         [  ]   Sub-Tranche  B3
                         [  ]   Sub-Tranche  B4

[  ]   Tranche  C

[  ]   Tranche  D1

[  ]   Tranche  D2

[  ]   Tranche  E

of  the  Facility  Agreement:

Drawdown  Date:
                    ----------------------------

Interest  Period:
                    ----------------------------

Amount  of  Advance:   EUR
                            --------------------

The  Advance will  be  used  for  the  following  specific  purposes:
Tranche  A:  [Project  Construction  Costs, Development Costs],
             in particular

            ---------------------------------------------------------

            ---------------------------------------------------------

            ---------------------------------------------------------


             an amount of EUR [*] hereof are Post-Acceptance Costs regarding Project Construction Costs.

Tranche B[1, 2, 3]:   [Financing Costs, start-up costs as well as construction
             costs and development costs which are not financed under Tranche A], in particular
                                       ---------------------------------------

             -----------------------------------------------------------------

             -----------------------------------------------------------------

Tranche  B4:   Working  Capital  Costs  of  Borrower,  in  particular

               ---------------------------------------------------------------

               ---------------------------------------------------------------

               ---------------------------------------------------------------

               An  amount  of  EUR  []  hereof  are  Post-Acceptance  Costs.

Tranche  C:    Funding  of  the  Debt  Service  Reserve  Account

Tranche  D1:   Financing  of  Project  Construction  Costs,  in  particular

               ------------------------------------------------

               --------------------------------------------------------------

               --------------------------------------------------------------

Tranche  D2:   Financing of Cost Overruns/shortfall in Government Grants post
               Acceptance/prepayment of Tranche A for EU-Equity Test, in particular

               ------------------------------------------------

               --------------------------------------------------------------


Tranche  E:   [Bridge Financing of costs in relation to the Project for which
              Government  Grants  are  to  be  received,  recoverable  VAT payments on Project Construction  Costs],  in  particular
                                                                        -----

              ---------------------------------------------------------------

              ---------------------------------------------------------------

The  amount  of  the  Advance  shall  be  credited  to the Disbursement Account.



We  hereby  confirm  that

1. the representations and warranties pursuant to Clause 16.1 (Representation and Warranties) of the Facility Agreement are correct as at the date hereof and will be correct immediately after the Advance is made;

2. no Event of Default or Potential Event of Default as set out in Article 21 of the Facility Agreement has occurred and is continuing or might result from the making of the Advance;

3.     no  Material  Adverse  Effect  has  occurred  and  is  continuing;

4.     Assurance  of  Overall  Financing  is  still  fulfilled;

5. the drawdown conditions for the requested Advance have been met unless otherwise waived pursuant to Clause 3.3.2 (Drawdown Conditions) of the Facility Agreement.

Zellstoff  Stendal  GmbH
by:


---------------------------

                                   SCHEDULE 2
                        CONDITIONS FOR THE FIRST DRAWDOWN

The following documentation and information in form and substance satisfactory to the Agent has been received by the Agent:

1. A certified and up-to-date copy of the commercial register extract and the articles of association of the Borrower, RWE-IN, AIG, FAHR, Mercer International and SP Holding.

2. A copy of the corporate authorisations and/or shareholder resolutions of the Borrower relating to the execution, delivery and performance of all Financing Documents to which it is a party.

3. A certified copy of the Secretary Certificates of the Corporate Secretary of Mercer International:

      (a) authorising the execution, delivery and performance of all Financing Documents to which Mercer International is a party as approved by Mercer International's board of trustees; and

      (b) setting out the names and signatures of the authorised signatories for the signing of such documents duly certified to be true and correct.

4. Specimen signatures of the persons authorised to sign the Financing Documents and notices thereunder.

5. Original executed copies of the Transaction Documents, in each case, in full force and effect (with respect to the Hedging Agreements, however, only the agreement for the interest rate swap other than

       (a) in the case of the Transaction Documents, which will be concluded or be in full force and effect upon first drawdown hereunder and

       (b) in the case of the EPC Contract, which will be in full force and effect upon the payment of the down payment under the EPC Contract,

together, in each case, with any necessary notices of assignment and acknowledgements thereof in form and substance acceptable to the Agent, registrations (save for the land charges to be created) etc in each case, in full force and effect.

6. Evidence that the Shareholders have paid into the Disbursement Account the following funds:

       (a) EUR 14,744,354 in the form of equity in respect of a subscription for Share Capital; and

       (b) EUR  37,520,412  million  in  the  form  of  Shareholder  Loans,

and  have  made  Shareholder  Loans  in  the  amount  of  EUR  17,735,234.

7. Evidence that the Government Grants for the Project as contemplated in the Investment and Financing Plan in an amount of not less than EUR 274,7 million are available of which EUR 109,2 will be given as direct grants
(GA-Zuschuss (Investment Incentives)) by the State of Sachsen-Anhalt and the Agent is satisfied that EUR 165,5 million as Investitionszulagen (Tax Grants) by the Federal Republic of Germany will be granted, both approved by EU notification, for the Project in favour of the Borrower.

8. A copy of the EU-Decision the contents of which is satisfactory to the Agent and its legal advisors.

9. The audited Financial Model and the agreed Base Case and the model auditors' report thereon as well as the Investment and Financing Plan.

10.     Provision  of  the  Amortisation  Schedule.

11. The Project Budget in accordance with the Financial Model setting out all costs over the Construction Phase.

12. Execution by the parties thereto of the letter setting out the Hedging Strategy.

13. Uncontested (nicht angefochten) official approval of the subsidies (F ordermittelzuwendungsbescheid) to be granted by the State of Sachsen-Anhalt to the city of Arneburg with respect to infrastructure measures.

14. Evidence from RWE-IN satisfactory to the Agent that such part of the Owner's Scope in relation to the EPC Contract required to have been completed prior to first drawdown has been fulfilled.

15. All Authorisations required for the Project and the performance of the Borrower's obligations under the Transaction Documents required as of the first Drawdown Date as contemplated by Clause 16.1.6 (Authorisations) have been obtained.

16. Written confirmation by the Borrower that the official approval of the plan (PlanfeststellungsbeschluB) has not been contested (nicht angefochten) and all Authorisations required for the Project and the performance of the Borrower's obligations under the Transaction Documents required as of the first Drawdown Date as contemplated by Clause 16.1.6 (Authorisations) have been obtained. The Borrower will further present copies of the official approval of the plan (PlanfeststellungsbeschluB) and the other Authorisations required for the Project and the performance of the Borrower's obligations under the Transaction Documents required as of the first Drawdown Date as contemplated by Clause 16.1.6 (Authorisations).


17. Written confirmation from the Technical Adviser and the Wood Supply Adviser and an auditor acceptable to Agent that the Development Costs are reasonable.

18. Delivery of final reports from the Technical Adviser and the Wood Supply Adviser and the Pulp Market Adviser satisfactory to the Agent.

19. Delivery of plan concepts prepared by the Borrower regarding wood supply, logistics (and sales).

20. Presentation of wood supply Letters of Intent (LOI) covering, together with own procured volumes, 1.25x the required wood volume of 3 Mio. M3.

21. Report by the Insurance Adviser containing, inter alia, the confirmation that the insurances entered into are satisfactory.

22. Brokers' letter(s) of undertaking, insurance cover notes and agreed draft policy wordings satisfactory to the Insurance Advisor.

23. Presentation of clearance letter by the German Federal Cartel Office (Bundeskartellamt) concerning a positive decision on the capital increase in the Borrower.

24.     The  most  recent  audited  financial  statements  of  the  Borrower.

25. The most recent audited accounts of each of the Sponsors and Shareholders.

26. Written confirmation by Kvaerner plc that, vis-a-vis the Borrower, they only have one claim in the amount of EUR 478,687, by Thyssen Rheinstahl Technik Projektgesellschaft mbH that they only have claims in the amount of EUR 2,648,000 (compensation payment) and EUR 570,646 for ancilliary costs for which Thyssen Rheinstahl Technik GmbH and its successor Thyssen Rheinstahl Technik Projektgesellschaft mbH have provided funds to the Borrower in connection with the purchase of the Site.

27. Written confirmation by RWE-IN that the profit loss transfer agreement between RWE AG and RWE Solutions AG dated 27/29 June 2000 is in full force and effect at Financial Close.

28. Evidence that all real estate necessary for the construction of the Project has been acquired and is free of any right of third parties (save under that certain site lease agreement dated 16 May 2002 and made between the Borrower and AIG and except for Permitted Encumbrances) which may interfere with the Project as contemplated in the Financing Documents.

29. Delivery of the confirmation by the local office of archeology (Landesamt fur Archaologie) declaring that the excavations on locations 1 to 4 as set out in Schedule 17 (Archeological Sites) have been finalised.
                  ------------

30. All Advisers fees and amounts payable hereunder have been paid in full or will be paid in full out of the first Advance.

31. Receipt by the Agent of evidence that the proceeds of the first Advance will be used, inter alia, to repay indebtedness of the Borrower to Dresdner Bank AG, to Kvaerner plc in the amount of EUR 478,687; Thyssen Rheinstahl Technik Projektgesellschaft mbH in the amount of EUR 2,648,000; AIG in the amount of EUR 546,794, RWE-IN in the amount of EUR 1,590,899 and Thyssen Rheinstahl Technik Projektgesellschaft mbH in the amount of EUR 570,646 for ancilliary costs for which AIG, RWE-IN and Thyssen Rheinstahl Technik Projektgesellschaft have provided to the Borrower in connection with the purchase of the Site; and for payment of the second instalment of the purchase price to AIG for the Site.

32. The Lenders are satisfied in all respects with the construction and operating arrangements for the Project.

33. Evidence satisfactory to the Agent that SP Holding (on a fully diluted basis) holds at least 63.58 % of the voting rights in the Borrower and has control over the board of directors of the Borrower and that SP Holding is a wholly owned subsidiary of Mercer International.

34. A legal opinion from Cleary, Gottlieb, Steen & Hamilton with respect to the obligations of Mercer International, SP Holding, AIG, FAHR and RWE-IN under the Transaction Documents to which it is a party.

35. A legal opinion of the Borrower's legal counsel with respect to the EU-Decision having been validly issued together with a report analysing the risks of an appeal from this decision.

36. A legal opinion of the Agent's German legal counsel regarding the transaction in form and substance satisfactory to the Agent.

                                   SCHEDULE 3
                           GENERAL DRAWDOWN CONDITIONS
1. The Agent has received a duly completed irrevocable Drawdown Request not later than 11:00 a.m. on the fifth (5th) Business Day before the Drawdown Date proposed in the Drawdown Request.

2.     The  representations  and  warranties  continue  to  be true and correct.

3. No Event of Default or Potential Event of Default has occurred and remains uncured or unwaived or would occur as a result of the making of the Advance to be drawn down.

4.     Neither of the events mentioned in Clauses 5.1. and 5.1.2 has  occurred.

5. All terms and conditions of the State Guarantee are met, no event has occurred, as a result of which C&L refuses to allow disbursements under this Agreement and the State Guarantee continues to be valid and in full force and effect.

6. Certificate by the Insurance Adviser stating that the Project is sufficiently insured in accordance with the construction progress. Such certificate is not needed if the respective insurance company is obliged to inform the Lenders promptly of a termination of any insurance.

7.     The  Borrower  has:

       (a) paid all due and unpaid fees and expenses due under any of the Financing Documents; or

       (b) instructed the Lenders to deduct the amount of such fees and expenses from the amount of the Advance to be disbursed to the Borrower and the amount of the Advance is sufficient to satisfy all such outstanding fees and expenses.

                                   SCHEDULE 4
                              CONDITIONS SUBSEQUENT

(A)     Wood  and  Logistic  related  Issues


6 months after             Employment of a wood supply
first drawdown             manager satisfactory to the Agent

10 months after            Management, in particular a purchasing director
first drawdown             and a harvesting manager, in place satisfactory

10 months after            The wood supply company and the logistic company
first drawdown             have been incorporated

10 months after            Final company agreement of the wood supply company
first drawdown             and the logistic company and final agreements to
                           be entered into between the Borrower and the Permitted Subsidiaries in place and heads of terms
                           Regarding the agreements to be entered into the Borrower and the Permitted Subsidiaries in place

5 months before            Presentation of final agreements, including prices
expected Start-up          and volume, for 45 % of the required first year
                           volume of about 2.2 mio.m3 of round wood and chips volumes with chips making up at least 20% of the contracted volume

3 months before            All staff required for the Start-up with regard to
expected Start-up          the wood supply company and the logistic company
                           has been contracted

2 months before            Wood inventory of 230.000 m3  at the mill or road
expected Start-up          side

2 months before            Presentation of final agreements, including prices
expected Start-up          and volume, for 55 % in aggregate of the required
                           first year volume of about 2.2 mio. m3 of round wood chips volumes with chips making up at least
                           20% of  the contracted volume

(B)     Pulp  production  related  Issues

4 months after             Employment of a Pulp Mill manager satisfactory
first drawdown             to the Agent

4 months after             Technical plans regarding railroad and natural
first drawdown             gas connection in place

10 months after            Presentation of final personnel recruitment and
first drawdown             training plan

11 months after            Employment of senior production, sales and
first drawdown             maintenance management

3 months before            Presentation of a detailed production start-up and
expected Start-up          operation plan showing that the whole corp

                                   SCHEDULE 5
                             LENDERS AND COMMITMENTS


Lender                             Commitment  in  Euro
------                             --------------------
Bayerische  Hypo-  und             827,950,000
Vereinsbank  AG
Am  Tucherpark  1  (FPA1)
D  -  80538  Munchen

attn.:  Marc  Thumecke

Tel:     +49  -89-378  21654
Fax:     +49  -89  378  41518

--------------------------------------------------------
Total  Commitments                 827,950,000



                                   SCHEDULE 6
                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of their functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Advances made from that Facility Office) of complying in respect of Advances made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent in accordance with the formula set out below (expressed as a percentage rate per annum):

                         A x 0.01
                         --------  % per annum.
                           300

Where A is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Agent as being the average of the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors, ignoring any minimum fee or zero related fee required pursuant to the Fees Rules) and expressed in pounds per E 1,000,000 of the Tariff Base of that Lender.

5.     For  the  purposes  of  this  Schedule:

       (a) "FEE RULES" means the Banking Supervision (Fees) Regulations 2000 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision;

       (b) "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union;

       (c) "SPECIAL DEPOSITS" has the meanings given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

       (d) "TARIFF BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

       (e) the  resulting  figure  will  be  rounded  to  four  decimal  places.

6. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties hereto any amendments or variations which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority and/or the European Central Bank (or, in any case, any other authority which replaces all or any of their functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

       (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

       (b) any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Lender for the purpose of A above shall be determined b the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fee Rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to the formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all of the parties to this Agreement.

                                   SCHEDULE 7
                        FORM OF ACCOUNT PLEDGE AGREEMENT

                             ZELLSTOFF STENDAL GMBH
                             AS BORROWER AND PLEDGOR

                                       AND

               BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT
                     AS ORIGINAL PLEDGEE AND SECURITY AGENT



                               ACCOUNT PLEDGE AGREEMENT

                                    CONTENTS

CLAUSE                                                       PAGE

1.     Definitions                                            123

2.     Pledge                                                 129

3.     Secured Obligations                                    130

4.     List of Bank Accounts                                  132

5.     Enforcement of the Pledges                             132

6.     Right of Inspection                                    134

7.     Representations ad Warranties                          135

8.     Pledgor's Undertakings                                 135

9.     Notices                                                136

10.    Legal Succession                                       137

11.    Amendments                                             137

12.    Release (Pfandfreigabe)                                137

13.    Partial Invalidity                                     138

14.    Miscellaneous                                          138

15.    Applicable Law, Jurisdiction                           139

Schedule 1 "List Of Accounts"                                 140

Schedule 2 "Security Agreements"                              141

Schedule 3 "Notice of Pledge"                                 142

THIS  ACCOUNT  PLEDGE  AGREEMENT  is  made  on  the  [Date]  (the  "Agreement")
BETWEEN:

(1) ZELLSTOFF STENDAL GMBH, a limited liability company incorporated, organised and validly existing under the laws of the Federal Republic of Germany, having its office at Niedergorner Damm 1, 39596 Arneburg, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Stendal, number HRB 2446 (the "Borrower" and "Pledgor");

(2) BAYERISCHE HYPO- UND VEREINSBANK AG, a stock corporation incorporated, organised and validly existing under the laws of the Federal Republic of Germany, having its office at Am Tucherpark 16, 80538 Munchen, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Munich, number HRB 42148 (the "Original Pledgee" and "Security Agent").

WHEREAS:

(A) The Lenders and the Pledgor have concluded a facility agreement dated [*] August 2002 in the amount of EUR 827,950,000 for the purpose of the design, development, construction and operation of a pulp mill located in Arneburg, near Stendal in Sachsen-Anhalt (the "Facility Agreement").


(B) Pursuant to the Facility Agreement the Pledgor and its shareholders are obliged to grant certain security for the purpose of securing the obligations under the Financing Documents in accordance with the terms and conditions therein.

NOW,  IT  IS  HEREBY  AGREED  as  follows:

1.     DEFINITIONS

1.1 Unless otherwise stated in this Agreement or required by the context the definitions and principles of interpretation in the Facility Agreement are to be used in this Agreement.

1.2     Definitions:
"Accounts": The bank accounts listed in Schedule 1 hereto and "Account" means any of them.

"Account  Bank":  A  bank  administering  any  of  the  Accounts.

"Advance": A principal sum drawn by the Borrower under the Facility Agreement or, depending on the context, the principal sum outstanding as a result of such drawdown.

"Agent":  Bayerische  Hypo-  und  Vereinsbank  AG  or  its  successor.

"AIG": AIG Altmark Industrie AG, a company incorporated under the laws of the Federal Republic of Germany.

"Arranger":  Bayerische  Hypo-  und  Vereinsbank  AG  and  its  successors.

"Derivative Transaction": Any swap agreement, option agreement, futures contract, forward contract or similar arrangement with respect to interest rates, currencies or commodity prices.

"EPC Contract": The engineering, procurement and construction agreement dated 26 August 2002 between REW-IN and the Borrower.

"EPC-Contractor":  RWE-IN.

"EU-Decision": The decision by the EU-Commission dated 19 June 2002 in respect of the State Guarantee and the Government Grants.

"Event of Default": Any of the events mentioned in Clause 23 (Events of Default) of the Facility Agreement.

"Facility": The facility comprising Tranche A, Tranche B, Tranche C, Tranche D1, Tranche D2 and Tranche E pursuant to Clause 2.1 (Granting of the Facility) of the Facility Agreement.

"Facility Office": The office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than (5) five days' written notice) as the office or offices through which it will perform its obligations under the Facility Agreement.

"FAHR":  FAHR  Beteiligungen  AG.

"Fee Letter": The fee letter by Bayerische Hypo- und Vereinsbank AG and addressed to the Borrower dated on or about the date hereof.

"Financing Documents": The Facility Agreement, any agreement entered into with any Permitted Subsidiary in connection with the financing of the wood supply or logistics aspects of the Project, the Hedging Agreements, the Security Agreements, the Shareholders' Undertaking Agreement, the Step-In-Rights Agreement between SP Holding, RWE-In, Fahr and the agent on or about the date hereof, the RWE Solutions AG Guarantee, any agreement regarding Shareholder Loans and the corresponding subordination declarations, the Stand-By Equity Security, the Fee Letter, any waiver requests, waivers and other binding notifications, the Direct Agreement, the Parent Company Guarantee, the advance payment, performance and defects liability guarantee issued in favour of the Borrower by a first class bank in respect of the performance of the EPC Contractor under the EPC-Contract, the State Guarantee and any other document in relation to the financing of the Project.

"Future Pledgees": any entity which may become a pledgee hereunder by way of (i) transfer of the Pledges by operation of law following the transfer or assignment (including by way of novation or assumption (Vertragsubernahme)) of any part of the Secured Obligations (as defined hereinafter) from the Original Pledgee or any Future Pledgee to such future pledgee and/or (ii) accession to this Agreement pursuant to Clause 2.6 hereof as pledgee.

"Government Grants": The grants which will be given as direct grants (GA-Zuschuss (investment incentives)) by the State of Sachsen-Anhalt and as Investitionszulagen (tax grants) by the Federal Republic of Germany, both as approved by the EU-Decision, for the Project in favour of the Borrower.

"Hedging Agreements": The Hedging Agreement dated 26 August 2002 between the Hedging Counterparts and the Borrower in relation to any swap agreements, cap agreements, collar agreements, future agreements, forward agreements and similar agreements with respect to interest rates, currencies or commodity prices as well as any single transactions to be concluded by the Hedging Agreement.

"Hedging  Counterparty":  Bayerische  Hypo-  und  Vereinsbank  AG.

"Hedging Strategy": The hedging strategy in relation to the Facility to be agreed in writing between the Borrower and the Arranger, as amended from time to time, for the hedging of the interest, currency and commodity price risks of the Pledgor.

"Lenders": The lenders (including the Original Lender), acting through their respective Facility Offices, and their successors, transferees and assignees, as permitted under the Facility Agreement.

"Mercer International": Mercer International Inc., a Massachussetts trust incorporated und the laws of the state of Washington, United States of America.

"Original  Lender":  Bayerische  Hypo-  und  Vereinsbank  AG.

"Parent Company Guarantee": The parent company guarantee to be granted by RWE Solutions AG in favour of the Borrower in respect of RWE-IN's obligations under the EPC Contract.

"Permitted Subsidiaries": The two support holding companies, the wood supply company and the logistic company.

"Pledgees":  the  Original  Pledgee  and  the  Future  Pledgees.

"Project": The design, development, financing, construction and operation of a 552,000 tonnes per annum bleached softwood kraft pulp mill located in Arneburg, near Stendal in Sachsen-Anhalt, Federal Republic of Germany.

"RWE Solutions AG Guarantee": The guarantee given by RWE Solutions AG in respect of RWE-IN's obligations under the Shareholders' Undertaking Agreement.

"RWE-IN": RWE Industrie-L sungen GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany.

"Secured  Creditors":  The  Lenders  and  the  Hedging  Counterparty.

"Security  Agreements":  The  security agreements listed in Schedule 2 (Security
                                                            ----------
Agreements), the Security Pooling Agreement and any other agreement pursuant to which the Borrower, the Shareholders, the Sponsors or any third party grant security to the Security Agent and/or the Lenders (other than the State Guarantee), including security agreements granting security in favour of or on behalf of the subsidiaries.

"Security Pooling Agreement": The security pooling agreement dated on or about the date hereof between the Security Agent, the Lenders, the Hedging Counterparty, SP Holding, RWE-IN, FAHR and the Borrower.

"Share Capital": The share capital of the Borrower as increased from time to time in accordance with the Facility Agreement.

"Share":  An  ordinary  fully  paid  up  share  in  the  Share  Capital.

"Shareholder Loans": Loans by the Shareholders to the Borrower made and subordinated in accordance with the terms and conditions of the Shareholders' Undertaking Agreement.

"Shareholders' Undertaking Agreement": The agreement of even date between the Sponsors, the Shareholders, the Borrower and the Agent.

"Shareholders": As at the date of this Agreement, SP Holding, RWE-IN and FAHR, and thereafter includes any person to whom Shares may be transferred.

"Shareholder's Account": An account in the name of the Borrower over which the Lenders have no security and to which the Borrower is allowed to make payments in accordance with Clauses 9.4.3 (a) (Priority of Payments) and 9.4.3 (c) (Restricted Application) of the Facility Agreement.

"Sponsors": Mercer International, RWE-IN and AIG and any of their respective successors.

"Stand-By  Equity  Security":

(e)  an  unconditional  letter  of  credit;  or
(f)  an  unconditional  guarantee  on  first  demand,

in each case in form and substance satisfactory to the Agent and issued by a bank whose long term unsecured credit rating is at least A from Standard & Poor's Rating Services and A 2 from Moody's Investors Services Inc.; or

an interest bearing cash deposit in the amount required by the Shareholders' Undertaking Agreement to be held by the Agent or at HVB Banque Luxembourg Societe Anonyme, such account to be pledged in favour of the Lenders by entering into an account pledge agreement substantially in the form set out in
Schedule 7 (Form of  Account  Pledge  Agreement) of the Facility Agreement
----------
in case the account is held by the Agent and an account pledge agreement substantially in the form set out in Schedule 8 (Form of Luxembourg Account
                                      ----------
Pledge Agreement) of the Facility Agreement in case the account is held by HVB Banque Luxembourg Societe Anonyme.

"State Guarantee": The guarantees (Ausfallburgschaften) issued by the Federal Republic of Germany (for 48 % of the aggregate amount of Advances under Tranches A and B) and the State of Sachsen-Anhalt (for 32 % of the aggregate amount of Advances under Tranches A and B) issued pursuant to the EU-Decision in the form attached to the Facility Agreement as Schedule 11 (State Guarantee) of the
                                            -----------
Facility Agreement in favour of the Lenders with respect to this Agreement including the "Allgemeinen Bestimmungen fur Burgschaftsubernahmen durch die Bundesrepublik Deutschland (Bund) und parallel burgende Bundeslander" (General Conditions for the issuing of guarantees by the Federal Republic of Germany and Lander).

2.      PLEDGE
2.1     The  Pledgor  hereby  pledges  to  the  Pledgees

        (a) all present, conditional and future claims including the account balances (Salden) of current accounts (Kontokorrentkonten), as the case may be, and all respective rights of the Pledgor arising under all of its accounts, including the bank accounts listed in Schedule 1 hereto and all such accounts which will be mentioned in the relevant Account Lists pursuant to Clause 4 ;


        (b) all securities and other instruments including all secondary rights, in particular the rights from interest and profit share coupons, which are or will in the future be credited into the custody accounts mentioned in Schedule 1 hereto;

(each right of the Pledgees created hereunder is hereinafter referred to as a "Pledge").

2.2     Excluded  from  the  Pledge  is  the  Shareholder's  Account.

2.3     The  Original  Pledgee  hereby  accepts  its  Pledges  for  itself.

2.4 For the purpose of the Pledges the Pledgor hereby assigns to the Pledgees its claims for possession regarding the items listed in Clause 2.1 (b) above against the account holding bank. If order papers (Orderpapiere) are deposited or will be deposited in the deposit of security mentioned under Clause 2.1 (b) the Pledgor of such order papers will be provided with a blank endorsement, if it has not been provided with such blank endorsement already.

2.5 The Pledgor undertakes to notify the Account Bank and any other relevant third party of the Pledges in substantially the form set out in Schedule 4 attached to this Agreement without undue delay requesting to acknowledge receipt of the notification of and acceptance of the terms thereof to the Security Agent.

2.6
        (a) Upon transfer or assignment (including by way of assumption (Vertragsubernahme)) of all or part of the Secured Obligations by a Pledgee the Pledges created hereunder shall transfer by operation of law pursuant to para. 401 BGB. In the event that for any reason such transfer by operation of law is not totally effective then the Security Agent shall, and hereby does accept, as representative without power of attorney (Vertreter ohne Vertretungsmacht), the respective Pledges for and on behalf of each Future Pledgee. Each Future Pledgee ratifies and confirms the declarations and acts so made by the Security Agent on its behalf by accepting the transfer or assignment (including by way of novation or assumption (Vertrags ubernahme)) of the Secured Obligations (or part of them) from a Pledgee. Upon such ratification (Genehmigung) such Future Pledgee becomes a party to this Agreement, it being understood that any future or conditional claim (zukunftiger oder bedingter Anspruch) of such Future Pledgee arising under the Secured Obligations shall be secured by the Pledges constituted hereunder.

        (b) All parties hereby confirm that the validity of the Pledges granted hereunder shall not be affected by the Security Agent acting as representative without power of attorney for each Future Pledgee.

        (c) The Pledgor herewith authorises the Security Agent to notify the identity of such Future Pledgee and the new pledges created pursuant to Clause 2.6 (a) above to the Pledgor and the Account Bank. Upon request of the Security Agent, the Pledgor shall without undue delay give such notice and provide the Security Agent with a copy thereof.

2.7 The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder. The Pledges to each of the Pledgees shall be separate and individual pledges ranking pari passu with the other Pledges created hereunder.

2.8 Each of the Pledges is in addition, and without prejudice, to any other security a Pledgee may now or hereafter hold in respect of the Secured Obligations.

2.9 The Pledgor is not entitled to demand the delivery of interest and profit share coupons with regard to securities which are pledged hereunder other than provided in Clause 10.5.1 of the Facility Agreement.

3.     SECURED  OBLIGATIONS
The Pledges hereunder shall secure all claims (present and future, actual and contingent) of the Secured Creditors which are or become owing by the Pledgor pursuant to or in connection with

     (i)     the  Facility  Agreement,

     (ii)    the  Security  Agreements and all of the other Financing
  Documents; and

     (iii) the Hedging Agreements between the Hedging Counterparty and the Pledgor;

in their respective valid, amended, supplemented, novated or newly arranged forms.

(The claims mentioned in this Clause 3 will be hereinafter referred to as the "Secured Obligations").

4.      LIST  OF  BANK  ACCOUNTS

4.1 The Pledgor shall supply at its own expense to the Security Agent a list of the pledged accounts referred to in this Agreement within a period of ten
(10) days from the end of each calendar quarter. The first list shall be supplied on the [Date] (the "Account List").

4.2 The Account List shall contain the account number, the accounting balances, the bank code number and the addresses of the banks holding these accounts.

4.3 The parties to this Agreement agree that all claims from the bank accounts that are specified in the Account List pursuant to Clause 4.1 are pledged to the Pledgees having equal priority.

4.4 The Pledgees are entitled to request further Account Lists from the Pledgor at its expense, such Account Lists to be supplied by the Pledgor to the Security Agent.

5.     ENFORCEMENT  OF  THE  PLEDGES

5.1 Until the Security Agent gives notice to the contrary to the Pledgor, the Pledgor shall be authorised to withdraw money from the pledged accounts and to transfer monies within the ordinary course of its business and pursuant to Clause 9.2 of the Facility Agreement. The same does apply mutatis mutandis with regard to transactions concerning the pledged custody accounts.

5.2 If the requirements set forth in Section 1204 et seq. of the German Civil Code (Burgerliches Gesetzbuch) with regard to the enforcement of any of the Pledges are met (Pfandreife), in particular, if any of the Secured Obligations have become due and payable and, in addition, an Enforcement Event pursuant to the Facility Agreement has occurred, then in order to enforce the Pledges, the Pledgees (acting through the Security Agent) may at any time hereafter avail themselves of all rights and remedies to enforce the pledges that a pledgee has upon default of a pledgor by rights (the "Enforcement Event").

5.3 Notwithstanding Section 1277 of the German Civil Code, the Pledgees, acting through the Security Agent are entitled to exercise their rights without obtaining enforceable judgment or other instrument (vollstreckbarer Titel).

5.4 The Pledgor hereby expressly agrees that two (2) weeks' prior written notice to the Pledgor of the place and time of any such public auction shall be sufficient. The public auction may take place at any place in the Federal Republic of Germany designated by the Security Agent, acting for and on behalf of the Pledgees.

5.5 The Pledgor hereby expressly waives all defences of voidability and set-off pursuant to sections 770 and 1211 of the German Civil Code (Einrede der Anfechtbarkeit und der Aufrechenbarkeit).

5.6 Provided that the other requirements in Clause 5.2 are met and to the extent permissible under the applicable law the Pledgees acting through the Security Agent shall be entitled to

        (a) collect the monies standing to the credit of the pledged accounts and to apply them to the satisfaction of the Secured Obligations;

        (b) realise  the  securities  booked  on  the  Accounts;

        (c) request that all documents relating to the Pledge be handed over to the Security Agent and the Pledgor hereby agrees to comply promptly with any such request; and

        (d) take any other actions not mentioned in Section 5.5 (a) to 5.5 (c) above which are necessary or appropriate for the purpose of realising the security granted by the Pledgor in accordance with this Agreement, to the extent that such actions are permissible under the applicable law.

5.7 The Pledgees acting through the Security Agent may realise the Pledges only to the extent necessary to satisfy any outstanding Secured Obligations.

5.8 Among several claims the Pledgees acting through the Security Agent may select at their own discretion which claims shall be realised. The Pledgees shall, however, use their best efforts to give priority to actions which will not endanger the ongoing concern of the Pledgor's business. Other actions shall only be taken if necessary to satisfy in full the Secured Obligations.

5.9 The proceeds resulting from the realisation of the Pledges shall be applied pursuant to Clause 7.7 of the Security Pooling Agreement.

6.      RIGHT  OF  INSPECTION

6.1 The Security Agent is entitled during usual business-hours and with a reasonable advance notice to demand and to inspect all information, records and instruments which are required or useful in order to examine or to assert the value of the Pledges created under this Agreement. If the Pledgor employs data processing systems it will at its own cost and on reasonable request of the Security Agent produce print-outs of the information, records and instruments which are required or useful for the aforementioned purposes or will supply data carriers to the Security Agent on which such information, records and instruments are recorded.

6.2 In case any third party other than the Pledgor has access to information, records and instruments described in Section 6 the Pledgor already hereby irrevocably authorises the Security Agent and its successors acting for and on behalf of the Pledgees to obtain such information, records and instruments in the name of the Pledgor. The Security Agent shall immediately inform the Pledgor of any such acts under the conditions set out in Clause 6.2.

6.3 The Pledgor shall on request update all information, records and instruments relating to the claims and securities pledged under this Agreement.

6.4 A consultant or adviser authorised by the Security Agent may exercise the Security Agent's rights under this Section 6.

7.      REPRESENTATIONS  AND  WARRANTIES

7.1     The  Pledgor  represents  and  warrants  to  the  Pledgees  that:

        (a) it alone holds title to and may freely dispose of the Accounts;

        (b) the Accounts have not been pledged to third parties or encumbered in any other way in favour of third parties;

        (c) no counterclaims as to which a right to set-off or a right of retention could be exercised exist to date and, to the extent that this is legally practicable and from a reasonable business perspective appropriate and within the ordinary course of business, such counterclaims will not be allowed to come into existence in the future; and


        (d) it does not hold any bank accounts other than the accounts allowed under the Facility Agreement.

7.2 If any of the warranties of the Pledgor under Section 7.1 should be incorrect, wholly or in part, the Pledgor will place the Pledgees in the same position as if the respective warranty given by the Pledgor had been correct. The aforementioned claim of the Pledgees does not require negligence on the part of the Pledgor.

8.      PLEDGOR'S  UNDERTAKINGS

The  Pledgor  undertakes:

        (a) unless permitted in this Agreement and the Facility Agreement, not to dispose of any assets booked on the accounts pledged hereunder other than in the ordinary course of its business and in accordance with the Facility Agreement as well as to refrain from encumbrances or any acts or omissions which might result in a material decline of the aggregate value or in a loss of the assets and not to enter into obligations to refrain from disposals of assets (Verfugungsverbote);

        (b) to identify the Pledge immediately in its books and records and to refrain from any acts or omissions which could prevent third parties who may have a legitimate interest in obtaining knowledge of the Pledge from obtaining knowledge thereof;


        (c) to open a new account only with prior written consent of the Pledgees, which consent shall not be unreasonably withheld. In such a case, the Pledgor shall grant a corresponding account pledge to the Pledgees over the newly established account;


        (d) to inform the Security Agent as soon as possible in the case the Pledgees' rights in respect of the Pledge are prejudiced or jeopardised by attachment or are prejudiced or jeopardised by other material actions of third parties. Such information shall be accompanied, in the case of any attachment, by a copy of the order for attachment as well as all documents required for the filing of an objection against the attachment, and, in case of any other actions by third parties, by copies evidencing which actions have or will be taken, respectively, as well as all documents required for the filing of an objection against such actions. The Pledgor shall further be obliged to inform as soon as possible the attaching creditors or other third parties asserting rights with respect to the transferred rights and claims in writing of the Pledgees' rights in respect of the assets. All reasonable and adequately documented costs and expenses for countermeasures of the Pledgees shall be borne by the

Pledgor. This shall also apply to the institution of legal action which the Pledgees reasonably consider necessary;

        (e) to inform the Security Agent promptly of any subsequent material changes in the value of the accounts pledged hereunder resulting from any set off or other reasons, after becoming aware of such changes other than in the ordinary course of business; and

        (f) to notify the Security Agent promptly of any event or circumstance which might be expected to have a material adverse effect on the validity or enforceability of this Agreement.

9.     NOTICES

9.1     Communications  in  Writing

Each communication to be made by the parties hereto under this Agreement will be made in writing and, unless otherwise stated, will be made by letter, fax or e-mail. Any communication to be made by the parties hereto in connection with the enforcement of the security created hereunder shall, however, only be made by letter. Each communication will be in German or English.

9.2     Addresses

Any communication, information or document to be made or delivered by the parties hereto pursuant to this Agreement will (unless the recipient of such communication or document has, by fifteen (15) days' written notice to the Security Agent, specified another address or fax number) be made or delivered to the address set out below:

(a)     to  the  Pledgor:

        Zellstoff  Stendal  GmbH
        Niedergorner  Damm  1
        D  -  39596  Arneburg

        attn.:     Wolfram  Ridder  or  Harald  Gatzke

        Tel.:     +49  -  (0)  39321  -  50321
        Fax.:     +49  -  (0)  39321  -  50422

(b)
         to  the  Security  Agent:

         Bayerische  Hypo-  und  Vereinsbank  AG
         Am  Tucherpark  1  (FPA  13)
         D  -  80538  Munchen

         attn.:  FPA  Agency

         Tel:     +49  -  (0)89-378  -  29541
         Fax:     +49  -  (0)89-378  -  41517

10.      LEGAL  SUCCESSION

10.1 This Agreement shall create rights and obligations of the parties hereto and of their respective permitted successors.

10.2 The Security Agent may transfer its rights and obligations under this Agreement to third parties at any time after having resigned from its office as Security Agent. However, all rights and obligations shall only be transferred collectively to the same third party. The Borrower hereby irrevocably grants its consent that the relevant third party shall become a party hereto in lieu and as successor of the Security Agent upon the transfer becoming effective. The Borrower is obliged not to transfer its rights and obligations under this Agreement without the prior written consent of the Security Agent.

10.3 This Agreement shall continue to apply in the case of a change of the Pledgor's shareholders or legal form and in the case of a universal succession (Gesamtrechtsnachfolge) on the part of the Pledgor or the Security Agent.

11.     AMENDMENTS

Changes to this Agreement and any waiver of rights under this Agreement shall be made in writing. The parties may waive this form requirement by written agreement only.

12.     RELEASE  (PFANDFREIGABE)

Upon complete and irrevocable satisfaction of the Secured Obligations, the Pledgees will as soon as reasonably practical declare the release of the Pledges (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Secured Obligations the Pledges, due to their accessory nature (Akzessorietat) cease to exist by operation of German mandatory law.

PARTIAL  INVALIDITY,  WAIVER

13.1 Should any provision of this Agreement be invalid or unenforceable, wholly or in part, or should any provision later become invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement. In lieu of the invalid or unenforceable provision another reasonable and enforceable provision shall apply which corresponds to what the parties would have agreed taking into account the spirit and purpose of this Agreement had they considered the invalidity or lack of enforceability of the relevant provision upon conclusion of this Agreement, and which corresponds to the intentions of the parties in relation to the spirit and purpose of this Agreement. The above provision shall apply mutatis mutandis to fill possible gaps in this Agreement.

13.2 No failure to exercise, nor any delay in exercising, on the part of the Security Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

14.     MISCELLANEOUS

14.1 The Security Agent acts as agent for each of the Stendal Creditors against the Borrower in the event of an assertion of the rights and obligations under this Agreement. The Security Agent is authorised to authorise a third party if necessary. The Security Agent and the third party are exempt from the restrictions laid down in Section 181 of the German Civil Code (BGB).

14.2 Each Pledgee authorises the Security Agent to act as agent for the Pledgees in the event of an assertion of the rights and obligations under this Agreement. The Security Agent is authorised to authorise a third party if necessary. The Security Agent and the third party are exempt from the restrictions laid down in Section 181 of the German Civil Code (BGB).

14.3 The Security Agent in its capacity as account keeping bank herewith agrees that its lien pursuant to its general business conditions (AGB-Pfandrecht) shall rank behind all the pledges over the Account granted to the Pledgees by the Pledgor pursuant to this Agreement.

14.4 This Agreement has been translated into the English language for convenience purposes only. For the avoidance of doubt, the German version of this Agreement shall prevail.

15.      APPLICABLE  LAW,  JURISDICTION

15.1 This Agreement shall be governed by the laws of the Federal Republic of Germany.

15.2 The courts in Munich shall have exclusive jurisdiction in respect of any dispute out of or in connection with this Agreement. The Pledgees, however, shall be entitled to take action against the Pledgor in any other court of competent jurisdiction.

                                   SCHEDULE 1
                               "LIST OF ACCOUNTS"




BANK          CURRENCY          ACCOUNT NUMBER      USE
----          --------          --------------      ---



                                   SCHEDULE 2
                              "Security Agreements"

1. First ranking Land Charge by the Borrower in an aggregate amount of EUR 827,950,000 on the site of the Borrower dated on or about the date hereof whereby the Borrower submits in a separate certificate to the immediate enforcement of judgement concerning the Site in an amount of EUR 60,000,000;

2. Security Purpose Agreement between the Borrower and the Security Agent dated on or about the date hereof;

3. Security Transfer Agreement between the Borrower and the Security Agent as of the date hereof;

4. Global Assignment Agreement between the Borrower and the Security Agent dated on or about the date hereof;

5. Insurance Claims Assignment Agreement between the Borrower and the Security Agent dated on or about the date hereof;

6. Investment Incentives Assignment Agreement between the Borrower and the Security Agent dated on or about the date hereof;

7. Account Pledge Agreement between the Borrower and the Security Agent dated on or about the date hereof;

8. Pledge of Hedging Claims between the Borrower and the Security Agent dated on or about the date hereof;

9. Share Pledge Agreement between SP Holding, RWE-IN and FAHR and the Security Agent dated on or about the date hereof; and

                                   Schedule 3
                               "Notice of Pledge"


From:     Zellstoff  Stendal  GmbH

To:       [Account  Bank]

Date:



Dear  Sirs

Re:  [Account  No.  [  ],  Banking  Code  [  ]   (the  "Account")]

We hereby give you notice that by an account pledge agreement dated [Date] (the "Account Pledge Agreement") we have pledged in favour of Bayerische Hypo- und Vereinsbank Aktiengesellschaft (the "Security Agent") and others as pledgees all of our right, title and interest in and to the above account (which shall include all sub-accounts, renewals, replacements and redesignations thereof) and all monies and interest from time to time standing or accruing to the credit thereof.

Until notice to the contrary from the Security Agent to be served on you as Account Bank we may continue to operate the Account and in particular may dispose over the amounts standing to the credit of the Account. Upon receipt of such aforesaid notice to the contrary you, as Account Bank, shall not allow any dispositions by ourselves of amounts standing to the credit of the Account.

Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to Bayerische Hypo- und
Vereinsbank Aktiengesellschaft, Am Tucherpark 1, FPA 13, D-80538 Munchen. Yours faithfully,


-----------------------------------------------------------
For  and  on  behalf  of  Zellstoff  Stendal  GmbH

                          Annex to the Notice of Pledge
                        [Letterhead of the Account Bank]

To:

Bayerische  Hypo-  und  Vereinsbank  AG
Am  Tucherpark  1  (FPA  13)
80538  Munchen

Re:  [Account  No.  -[  ],  Banking  Code  [  ]   (the  "Account")]

Dear  Sirs,

We acknowledge receipt of the above notice and our agreement to the terms thereof and confirm that we have neither received any previous notice of pledge relating to this Account nor are we aware of any third party rights in relation to this Account. We hereby grant our consent on behalf of ourselves and our legal successors in title to the pledge of any claims arising out of the Account.

We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off or deduction from the Account or invoke any rights of retention in relation to this Account.

We agree that the pledge in our favour over the Account granted pursuant to our General Business Conditions shall rank behind all the pledges over the Account granted to the Pledgees by the Pledgor pursuant to the Account Pledge Agreement of which we have been notified by the Pledgor.


--------------------------------------------            ------------------------
For  and  on  behalf  of  [Account  Bank]               Date

                                 EXECUTION PAGE
                            ACCOUNT PLEDGE AGREEMENT



Zellstoff  Stendal  GmbH
as  "Borrower"  and  "Pledgor")


------------------------------               --------------------------
Name:                                        Name:
Address:     Niedergorner  Damm  1
             D-39596  Arneburg


Bayerische  Hypo-  und  Vereinsbank  AG
as  "Original  Pledgee"  and  "Security  Agent"


-----------------------------                --------------------------
Name:                                        Name:
Address:     Am  Tucherpark  16
             D-80538  Munchen

                                   SCHEDULE 8
                   Form of Luxemburg Account Pledge Agreement

C L I F F O R D

C H A N C E

P U N D E R


                             ZELLSTOFF STENDAL GMBH
                                   as Pledgor
                      HVB BANQUE LUXEMBOURG SOCIETE  ANONYME
                                 as Account Bank
               BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT
                                as Security Agent


                       [*] LUXEMBOURG ACCOUNT PLEDGE AGREEMENT

                                    CONTENTS

CLAUSE                                                        PAGE

1.     Definitions                                             149

2.     Pledge over pledged account claims                      151

3.     Undertaking                                             152

4.     Power of Attorney                                       153

5.     Remedies upon Default                                   153

6.     Change of Value                                         154

7.     Indemnity                                               154

8.     Representatives and Warranties                          154

9.     Release of Security                                     155

10.    Partial Enforcement                                     155

11.    Effectiveness of Collateral                             155

12.    Cost and Expenses                                       156

13.    Notices                                                 156

14.    Legal Successors                                        157

15.    Amendment and Partial Invalidity                        158

16.    Law and Jurisdiction                                    158

SCHEDULE 1 List of Bank Accounts                               159

THIS ACCOUNT PLEDGE AGREEMENT (the "Pledge Agreement") is dated as of 26 August 2002 and made between:

(1) ZELLSTOFF STENDAL GMBH, a limited liability company incorporated, organised and validly existing under the laws of the Federal Republic of Germany, having its office at Niedergorner Damm 1, 39596 Arneburg, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Stendal, number HRB 2446 (the "Pledgor");

(2) BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT, a stock corporation incorporated organised and validly under the laws of the Federal Republic of Germany as Security Agent and as such acting for and on behalf of the Secured Creditors (the "Security Agent");

AND  IN  THE  PRESENCE  OF

(3) HVB BANQUE LUXEMBOURG SOCIETE ANONYME, a company duly organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office in 4, rue Alphonse Weicker, 2099 Luxembourg (the "Account Bank");

WHEREAS:

(A) The Lenders and the Pledgor have concluded a Facility Agreement dated 26 August 2002 in the amount of EUR 827,950,000 for the purpose of the design, development, construction and operation of a pulp mill located in Arneburg, near Stendal in Sachsen-Anhalt (the "Facility Agreement").

(B) Pursuant to the Facility Agreement the Pledgor is obliged to grant certain security for the purpose of securing the obligations under the Facility Agreement in accordance with the terms and conditions therein.

NOW  IT  IS  HEREBY  AGREED  as  follows:

1.      DEFINITIONS

1.1 Unless otherwise stated in this Agreement the definitions and principles of interpretation in the Facility Agreement shall apply to this Agreement.

"2001 Law" means the Luxembourg law dated 1 August 2001 on the circulation of securities and other fungible instruments (loi du 1er aout 2001 sur la circulation de titres et d'autres instruments fongibles).

"Bank  Account"  means the bank account held with the Account Bank as set out in
Schedule 1 (List of Bank Accounts) including any sub-account, renewal, redesignation or replacement thereof.

"Eligible Securities" means investments made in short term euro debt securities with a maximum duration of 3 years of issuers with a short term A1 rating or better of Standard & Poor' s Corporation or an equivalent rating from such other rating agency approved by the agent.

"Hedging  Counterparty"  means  Bayerische  Hypo-  und  Vereinsbank  AG:

"Lenders" means the financial institutions being, from time to time, Lenders under the Facility Agreement.

"Pledged Assets" means the Pledged Account Claims, the Pledged Securities and the Related Assets.

"Pledged Account Claims" means any claim to the cash credit balance of the Bank Account as well as any other claim the Pledgor may have against the Account Bank in relation to such Bank Account, including, for the avoidance of doubt, any pecuniary claim for the payment of the relevant credit balance or for the repayment of a terms deposit (Festgeld) as well as any other claim, regardless of the nature thereof in relation to the Bank Account, including, for the avoidance of doubt, any claim for the payment of the interests paid into the Bank Account.

"Pledged Securities" means any securities and, in particular, any Eligible Securities which, from time to time will be deposited by the Pledgor on the securities ledger of the Bank Account.

"Related Assets" means all dividends, interest and other monies payable in respect of the Pledged Securities and all other rights, benefits and proceeds in respect of or derived from the Pledged Securities (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

"Secured  Creditors"  means  the  Lenders  and  the  Hedging  Counterparty.

"Secured Obligations" means all present and future, conditional and unconditional claims, rights, title, interests (whether actual or contingent) of the Secured Creditors or any of them against the Pledgor or any of its successors which are or become owing by the Pledgor or any of its successors to the Secured Creditors under or in connection with the Facility Agreement, the Security Agreements, all other Financing Documents, the Hedging Agreement between the Hedging Counterparty and the Pledgor and any other agreement including any renewal, extension, novation or any other amendment, modification or supplement to such agreements including the Financing Documents concluded between the Pledgor, on the one hand, and the Secured Creditors or any of them, on the other hand, in connection with or related to the Financing Documents irrespective of whether any other persons or entities are parties to such agreements or supplements including letters of credit and/or guarantees including all obligations of the Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with a collection action hereunder or other enforcement action hereunder.

1.2 References to Clauses, Recitals and Schedules are to clauses, recitals and schedules of this Agreement.

2.     PLEDGE  OVER  PLEDGED  ACCOUNT  CLAIMS

2.1 Pursuant to Article 110 et seq. of the Luxembourg Code of Commerce, the Pledgor hereby irrevocably and unconditionally grants a first priority pledge ("gage") over the Pledged Account Claims (the "Pledge over Account ") in favour of the Security Agent, who accepts, as security for the due and full payment and discharge of all of the Secured Obligations.

2.2     Pursuant  to  Article 110 et seq. of the Luxembourg Code of Commerce and
Article 9 of the 2001 Law, the Pledgor hereby irrevocably and unconditionally grants a first priority pledge ("gage") over the Pledged Securities (the "Pledge over Securities", and together with the Pledge over Accounts, the "Pledges") in favour of the Security Agent, who accepts, as security for the due and full payment and discharge of all of the Secured Obligations.

2.3 The parties agree, to the extent necessary, that the Pledged Securities shall be subject to the fungibility regime organised by the 2001 Law.

2.4 The Pledgor undertakes that the Pledge over Securities shall at all times remain perfected in accordance with article 9 of the 2001 Law and, in particular, that the Pledged Securities shall be held in a sub-account to the Bank Account which shall be identified as an account holding securities pledged in favour of the Security Agent (the "Securities Sub-Account").

2.5 Without prejudice to the above provisions, the Pledgor hereby irrevocably authorises and empowers the Security Agent to cause any formal steps to be taken by the Account Bank or any other person for the purpose of perfecting the Pledges and, for the avoidance of doubt, undertakes to take any such steps itself if so directed by the Security Agent. In particular, should any such steps be required in relation to Pledged Securities acquired in the future, the Pledgor undertakes to take any such steps immediately upon acquisition or delivery of the relevant Pledged Securities.

2.6 Without prejudice to the restrictions contained in this respect in the Facility Agreement, the Pledgor shall be allowed to dispose of any monies standing to the credit of the Bank Account. The parties however expressly agree that the Account Bank shall not be under an obligation to monitor compliance with the restrictions contained in the Facility Agreement.

3.      UNDERTAKING

The Pledgor undertakes to the Security Agent during the subsistence of this Agreement that:

3.1 it shall from time to time promptly execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be necessary or as the Security Agent may reasonably request from time to time in order to perfect the security constituted by this Agreement and to exercise and enforce the rights and remedies under this Pledge Agreement or in respect of the Pledged Assets;

3.2 it shall promptly furnish to the Security Agent such information, reports and records in respect of the Pledged Assets as the Security Agent may reasonably request from time to time;

3.3 it shall abstain from any act or omissions affecting the enforceability of the pledge or through which the rights and interests of the Security Agent as the owner of security rights therein may be impaired;

3.4 it shall not close the Bank Account without the prior written consent of the Security Agent;

3.5 it shall refrain from any acts or omissions including but not limited to, the creation of any encumbrances, which might result in a material decline of the aggregate value or in a loss of the Bank Account.

3.6 it shall identify the Pledge immediately in its books and records and refrain from any acts or omissions which would reasonably be likely to prevent third parties who may have a legitimate interest in obtaining knowledge of the Pledge;

3.7 it shall inform the Security Agent as soon as possible in case the Security Agent's rights in respect of the Bank Account are prejudiced or jeopardised by attachment or are materially prejudiced or jeopardised by other actions of third parties. Such information shall be accompanied, in case of any attachment, by a copy of the order for attachment, as well as all documents required for the filing of an objection against the attachment, and, in case of any other actions by third parties, by copies evidencing which actions have or will be taken, respectively, as well as all documents required for the filing of an objection against such actions. The Pledgor shall further be obliged to promptly inform as soon as possible the attaching creditors or other third parties asserting rights with respect to the Bank Account in writing of the Security Agent's rights in respect of the claims. All reasonable and adequately documented costs and expenses for any actions of intervention and countermeasures of the Security Agent shall be borne by the Pledgor. This shall also apply to the institution of legal action, which the Security Agent considers necessary;

3.8 it shall inform the Security Agent, forthwith upon becoming aware of such event, in the event that any Pledged Securities no longer qualify as Eligible Securities.

3.9 it shall sell, if so requested by the Security Agent, any Pledged Securities in accordance with (i) Clauses 2.3 and 3.5 and (ii) any particular instructions the Security Agent may have given; and

3.10 it shall notify the Security Agent as soon as possible of any event or circumstance which may be expected to have a material adverse effect on the validity or enforceability of this Agreement.

4.       POWER  OF  ATTORNEY

4.1 The Pledgor irrevocably appoints the Security Agent to be its attorney and in its name and on its behalf to execute, deliver and perfect all documents and do all things that the Security Agent may consider to be requisite for (a) carrying out any obligation imposed on the Pledgor under this Agreement, (b) perfecting or maintaining the security interest created hereunder or (c) exercising any of the rights conferred on the Security Agent by this Agreement or by law, it being understood that the enforcement of the pledge over the Pledged Assets must be carried out as described in Clause 5 (Remedies upon Default) hereunder. The Pledgor shall ratify and confirm all things done and all documents executed by the Security Agent in the exercise of that power of attorney.

5.     REMEDIES  UPON  DEFAULT

5.1 Three Eight days after a demand to pay (mise en demeure) the Secured Obligations (or any part thereof) which may only be made if an Event of Default (Kundigungsgrund) according to Clause 23.1.1 of the Facility Agreement has occurred and is continuing is given to the Pledgor in the form provided for in Clause 13, the Security Agent shall be entitled, and in addition to all other rights and remedies granted hereunder and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, to exercise all rights and remedies of a pledgee under the laws of Luxembourg (or any other applicable laws) and may enforce the Pledge in the most favourable manner available under applicable law, including, but not limited to, by using any right of set-off arising under Article 118 (2) of the Code of Commerce or by requesting direct payment from the Account Bank pursuant to the same provision.

5.2 For that purpose, the Security Agent shall be irrevocably empowered and authorised to represent the Pledgor in relation to the Account Bank, in particular but not limited to for the purpose of requesting the temporary closure ("arret de compte") of the Bank Accounts or for the purpose of making any other administrative arrangements necessary for the enforcement of the Pledge. It may also request the "attribution judiciaire" of any claim or asset pursuant to Article 2078 of the Civil Code, as well as exercise all other rights to which it is entitled in such circumstances under Luxembourg law or any other applicable laws.

6.      CHANGE  OF  VALUE

In the event the Bank Account will substantially change in its value due to objections, suspension or due to set-offs or for any other reasons the Pledgor is obliged to promptly inform the Security Agent thereof.

7.      INDEMNITY

7.1 The Security Agent and the Secured Creditors shall not be liable for any loss or damage suffered by the Pledgor save in respect of such loss or damage which is suffered as a result of wilful misconduct or gross negligence of either of them.

7.2 The Pledgor will indemnify the Secured Creditors and the Security Agent and keep the Secured Creditors and the Security Agent indemnified against all damages, losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Secured Creditors and the Security Agent for anything done or omitted in the exercise or purported exercise of the powers contained herein and occasioned by any breach of the Pledgor of any of its obligations or undertakings herein contained other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred or made against the Secured Creditors or the Security Agent as a result of gross negligence or wilful misconduct of the Secured Creditors or the Security Agent.

8.      REPRESENTATIONS  AND  WARRANTIES

8.1 The Pledgor represents and warrants to the Security Agent that, except as expressly provided in the Facility Agreement and the Security Documents:

8.1.1 it alone holds title to and may, except for the Pledge created hereunder, freely dispose of the Bank Account;

8.1.2 the Bank Account has not been pledged to third parties or encumbered in any way in favour of third parties;

8.1.3 the pledgeability of the Bank Account is neither excluded nor restricted in any way;

8.1.4 it has the power to execute and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution and performance of the same;

8.1.5 no litigation, arbitration or administrative proceeding is presently in progress, and the Pledgor has not received notice that the initiation of any such proceedings is intended, to restrain the entry into, exercise of any of the Pledgor's rights under and/or performance or enforcement of or compliance with any of its obligations under this Agreement, which, if adversely determined, is reasonably likely to have a material adverse effect on the ability of the Pledgor to perform its obligations under this Agreement; and

8.1.6 no counterclaims as to which a right to set-off or right of retention could be exercised exist with respect to the Bank Account.

8.2 The representations under Clause 8.1 (Representations and Warranties) shall be expressly repeated by the Pledgor by reference to the facts and circumstances then existing at each Drawdown Date

8.3     If any of the representations and warranties of the Pledgor under Clause
8.1 (Representations and Warranties) should be incorrect, in whole or in part, the Pledgor will use its best efforts to place the Security Agent in the same position as if the respective representation or warranty given by the Pledgor had been correct. The rights and claims of the Security Agent contained in this Clause 8.3 do not require negligence on the part of the Pledgor.

9.      RELEASE  OF  SECURITY

The Pledge shall be discharged by, and only by, the express release thereof granted by the Security Agent. The Pledgor shall be entitled to demand the release and the Security Agent shall be under the obligation to grant such release upon good and final discharge of the Secured Obligations.


10.     PARTIAL  ENFORCEMENT

The Security Agent shall have the right, pursuant to the procedures set forth in Clause 5 (Remedies upon Default) of this Agreement, to request enforcement of all or part of the Pledge in its most absolute discretion. In particular, the Security Agent shall, in its most absolute discretion, be entitled to enforce the Pledge over all or part of the Pledged Account Claims only and/or over all or part of the Pledged Securities only. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge as it then shall be. The security interest/pledge thereover shall continue to remain in full and valid existence until the Security Agent releases the Pledges in accordance with Clause 9.

11.     EFFECTIVENESS  OF  COLLATERAL

11.1 The Pledge shall be a continuing security and shall not be considered as satisfied or discharged or prejudiced by any partial payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until the Security Agent releases the Pledges in accordance with Clause 9.

11.2 The Pledge shall be cumulative, in addition to and independent of every other security which the Security Agent may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Secured Creditors or the Security Agent may now or at any time in the future have in respect of the Secured Obligations.

11.3 This Pledge shall not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Secured Creditors or the Security Agent in perfecting or enforcing any security interest or rights or remedies that they may now or at any time in the future have from or against the Pledgor or any other person having granted security for the Secured Obligations.

11.4 No failure on the part of the Security Agent to exercise, or delay on its part in exercising, any of the rights under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any further or other exercise of that or any other rights.

11.5 None of the Secured Creditors or the Security Agent or any of their agents shall be liable by reason of (a) taking any action permitted by this Pledge Agreement or (b) any neglect or default in connection with the Pledged Assets or (c) the realisation of all or any part of the Pledged Assets, except in the case of gross negligence or wilful default upon its part.

11.6 The Pledgor hereby expressly renounces the benefit of article 2037 of the Luxembourg Civil Code.

12.      COST  AND  EXPENSES

12.1 All reasonable costs, charges, fees and expenses incurred in connection with the negotiation, preparation, execution registration, implementation and preservation and amendments, waivers or consents of this Agreement and all reasonable costs, charges, fees and expenses incurred in connection with the enforcement of this Agreement (in each case including fees for legal advisers to the Security Agent) shall be borne by the Pledgor.


13.      NOTICES

13.1 All notices or communications pursuant, under or in connection with this Agreement shall be made pursuant to and in accordance with Clause 38 (Notices) of the Facility Agreement.

13.2 Any notice or other communication under or in connection with this Agreement to the Account Bank shall be made or delivered with a copy to the Security Agent to the following address of the Account Bank:

         HVB  Banque  Luxembourg  Societe  Anonyme
         address:         4,  rue  Alphonse  Weicker
                          L-2099  Luxembourg
                          Luxembourg

         attention  of:   FKA/PKR

         telephone:     +352  -  42  722  131
         fax:          +352  -  42  724  548

         For the avoidance of doubt, unless another address has been communicated in accordance with Clause 38 (Notices) of the Facility Agreement the addresses of any other party to the Agreement shall be determined pursuant to Clause 38 (Notices) of the Facility Agreement.

13.3 Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

14.      LEGAL  SUCCESSORS

14.1 This Pledge Agreement shall remain in effect despite any amalgamation or merger (howsoever effected) relating to Secured Creditors or the Security Agent, and references to the Secured Creditors or the Security Agent shall be deemed to include any assignee or successor in title of Secured Creditors or the Security Agent and any person who, under any applicable law, has assumed the rights and obligations of Secured Creditors or the Security Agent hereunder or under any other agreements or to which under such laws the same have been transferred or novated or assigned in any manner. To the extent a further notification or registration or any other step is required by law to give effect to the above, such further registration shall be made and the Pledgor hereby gives power of attorney to the Security Agent to make any notifications, or to take any other steps, and undertakes to do so himself if so requested by the Security Agent .

14.2 For the purpose of Article 1278 of the Luxembourg Civil Code, to the extent required under applicable law and without prejudice to any other terms hereof or of any other agreements and in particular paragraph 1 of this Clause, the Security Agent hereby expressly reserve and the Pledgor agrees to the preservation of this Pledge and the security interest created thereunder in case of assignment, novation, amendment or any other transfer of the Secured Obligations or any other rights arising for it under the Financing Documents or any other agreements to which the Pledgor is a party.

15.     AMENDMENTS  AND  PARTIAL  INVALIDITY

15.1 Changes to this Agreement and any waiver of rights under this Agreement shall require written form. The parties may waive this form requirement by written agreement only.

15.2 Should any provision of this Agreement be invalid or unenforceable, wholly or in part, or should any provision later become invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement. In lieu of the invalid or unenforceable provision another reasonable and enforceable provision shall apply which corresponds to what the parties would have agreed taking into account the spirit and purpose of this Agreement had they considered the invalidity or lack of enforceability of the relevant provision upon conclusion of this Agreement, and which corresponds to the intentions of the parties in relation to the spirit and purpose of this Agreement.

16.     LAW  AND  JURISDICTION
16.1 This Pledge Agreement shall be governed by Luxembourg law and the courts of Luxembourg-City shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.

16.2 To the extent that the Pledgor may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Pledgor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

                                   SCHEDULE 1
                              List of Bank Accounts




                                         Currency and
Bank               Address               amount outstanding      Account-No.:
HVB Banque         4, rue Alphonse
Luxembourg         Weicker
Societe            2099 Luxembourg        EUR [*]                [*]
Anonyme



          SIGNATURE PAGE OF THE [*] LUXEMBOURG ACCOUNT PLEDGE AGREEMENT

IN  WITNESS WHEREOF this Pledge Agreement has been duly executed by the parties.

                               SIGNATORIES TO THE
                            ACCOUNT PLEDGE AGREEMENT

The  Pledgor
ZELLSTOFF  STENDAL  GMBH

By:
     -----------------------------            ------------------------------
     Name:  Harald  Gatzke                    Name:  Wolfram  Ridder
     Title:                                   Title:

     Address: Niedergorner  Damm  1
              D-39596  Arneburg
              Federal  Republic  of  Germany


The  Security  Agent
BAYERISCHE  HYPO-  UND  VEREINSBANK  AKTIENGESELLSCHAFT

By:
    ------------------------------            ------------------------------
     Name:  Thomas  Reppenthien               Name:  Christoph  Wagner
     Title:                                   Title:

     Address: Am  Tucherpark  1
              D-80538  Munchen
              Federal  Republic  of  Germany

          SIGNATURE PAGE OF THE [*] LUXEMBOURG ACCOUNT PLEDGE AGREEMENT

By signing below, the Pledgor hereby expressly and specifically accepts the limitation of liability in favour of the Security Agent (Clauses 4, 7, 11.5 and 11.6) and the jurisdiction of the Luxembourg courts (Clause 16.2).

The  Pledgor
ZELLSTOFF  STENDAL  GMBH

By:
     -----------------------------            ---------------------------------
     Name:  Harald  Gatzke                    Name:  Wolfram  Ridder
     Title:                                   Title:

ACKNOWLEDGEMENT

By signing hereunder for acceptance, the Account Bank acknowledges and accepts the existence of this Pledge Agreement and of the security interest created hereunder over the Pledged Account Claims for the purposes of Article 114 of the Luxembourg Code of Commerce and article 2074 of the Luxembourg Civil Code and takes notice of the terms of the Pledge Agreement.

Furthermore, by signing hereunder for acceptance, the Account Bank acknowledges and accepts the security interest created hereunder over the Pledged Securities for the purposes of Article 9 of the 2001 Law and undertakes to mark the Securities Sub-Account in accordance with Clause 2.3 of this Pledge Agreement.

The Account Bank confirms that it is not aware of any prior encumbrances over the Bank Account or the Pledged Assets. The Account Bank hereby releases any pledge or lien resulting from the application of its general terms and conditions or any other agreement over the Bank Account or Pledged Assets and waives its right of retention, set-off rights and, more generally, any rights that may adversely affect the Pledge and waives any option to create new pledges or liens over future accounts of the Pledgor.

The  Account  Bank
HVB  BANQUE  LUXEMBOURG  SOCIETE  ANONYME

By:
     ----------------------------               -------------------------------
     Name:                                      Name:
     Title:                                     Title:

     Address:  4,  rue  Alphonse  Weicker

               L-2099  Luxembourg
               Luxembourg

                                   SCHEDULE 9
                               Security Agreements

1. First ranking Land Charge by the Borrower in an aggregate amount of EUR 827,950,000 on the Site of the Borrower dated on or about the date hereof whereby the Borrower submits in a separate certificate to the immediate enforcement of judgement concerning the Site in an amount of EUR 60,000,000;

2. Security Purpose Agreement with regard to the first ranking Land Charge between the Borrower and the Security Agent dated on or about the date hereof;

3. Security Transfer Agreement as security transfer of equipment (plant or machinery) and as security transfer of all assets of the Borrower on the Secured Site between the Borrower and the Security Agent as of the date hereof;

4. Global Assignment Agreement (including claims out of pocket and delivery agreements) between the Borrower and the Security Agent dated on or about the date hereof;

5. Insurance Claims Assignment Agreement between the Borrower and the Security Agent dated on or about the date hereof;

6. Investment Incentives Assignment Agreement between the Borrower and the Security Agent dated on or about the date hereof;

7. Account Pledge Agreement between the Borrower and the Security Agent dated on or about the date hereof;

8. Pledge of Hedging Claims Agreement between the Borrower and the Security Agent dated on or about the date hereof; and

9. Share Pledge Agreement between SP Holding, RWE-IN and FAHR and the Security Agent dated on or about the date hereof.

                                   SCHEDULE 10
                                 State Guarantee

                                                           C&L Deutsche Revision
                                                              Aktiengesellschaft
                                                 Wirtschaftsprufungsgesellschaft
                                                             Moskauer Strasse 19
                                                                40227 Dusseldorf


                                                                   June 20, 2002

To:  Bayerische  Hypo-  und  Vereinsbank  AG

Global  Project  Finance

Attn:  Mr.  Wagner

Am  Tucherpark  1

80538  Munich



Federal/State  guarantees  /  Zellstoff  Stendal  GmbH



Ladies  and  Gentlemen:,



attached you will find the decision regarding guarantees by the Federal government and the State of Sachsen-Anhalt as resolved on the meeting of the ministers on March 27, 2002. Also attached you will find the grant of the Federal government and the State with the request to give notice of the recognition of the above decision in writing.


Since the decision about the grant of guarantees is not subject to any preconditions, we ask you to transfer 0.25% of the guarantee, i.e. Euro 1.174,000) onto our account as described in the Section labeled "Comments" (Account of the Federal Ministry of Finances, Account No. 3015112, Routing no. 300500000) In the future due payments

(October 1st and April 1st of each year of the guarantee), please pay the amounts required pursuant to the guarantee agreement on your own initiative.


Please  submit  the draft of the credit agreement so we can issue the guarantee.


Regards,

C&L  Deutsche  Revision

(Signature  Hohn)     (Signature  Ringelstein)

Decision of the meeting of ministers on March 27, 2002 regarding the application of Zellstoff Stendal GmbH, Arneburg, for a guarantee


A.  Borrower

Zellstoff  Stendal  GmbH,  Niedergorner  Damm  1,  39596  Arneburg

B.  Credtior

Consortium of banks led by Bayerische Hypo- und Vereinsbak AG, Am Tucherpark 1, 80538 Munich

The  Syndication  of  parts  of  the  credited  amount  is  planned.

C.  Credited  amount

Total  of  EUR  587.000.000  by  banks,  consisting  of

a)     EUR  465.000.000     of  investment  financing

b)     EUR  122.000.000     of  internal  financing




The  credits  are  to  be  certified  based  on  the  Master  Credit  Agreement
F.02.01.2001 and pursuant to the "Comments" (version 2001) known to the creditor and borrower and in accordance with the attached term sheet dated March 27, 2002 provided that for the amount of the guarantee fee based on the application for a guarantee dated June 29,2000, the terms and conditions known to the creditor and the debtor "Comments" (F.12.10.1990; version 1993) are still applicable.

D.  Terms  and  Conditions  of  the  credit

Relating  to  a)  Investment  credit
------------------------------------

Payment:     Pursuant  to  the  progress  of  the  project,  a  total  of  100%

Interest:    The  customary  market  interest variable, based on EURIBOR and an additional  payment  of  0.75%  per  annum.

Amortization: In semi-annual rates, beginning on the date of the first repayment date for years after the first valutation.

Duration:     Until  the  first  payment  after  the  15th  year after the first drawdown.

The required credit for investment purposes may partly or in whole be described by program credits that are not relevant to granted project-related financing aids. In this case, the terms and conditions of the respective credit agreement apply.

Relating  to  b)  Internal  financing  credit
---------------------------------------------

Payment:      As required in a maximum of four tranches, totaling 100% latest due on  the  day  of  "Acceptance".

Interest: Common market interest valuable and based on the EURIBOR plus an additional payment of 0.6% per annum for the guaranteed portion and 1.5% per annum on the continually increasing amount that is not covered by the guarantee as reduced by the continually rising amount that is not subject to the guarantee.

Amortization: 1.     For  a  partial  sum  of  EUR 62 million, consisting of
three subtranches, each subtranche will be reduced in eight consecutive following semi-annual payments of the same amount. The subtranches have to be reduced until the first repayment date after the 8th year of the first utilization of each subtranche.

              2. For partial sum of EUR 60 million, between creditor and borrower until the due date of the investment credit: none.

Duration:     Each under the above number 1 described subtranche until the first repayment  date  after  the  8th  year  of  the first utilization of the credit;

the partial amount as described under number two pursuant to the duration of the investment credit as described under lit.a).

Certification  period  for  a)  and  b):
----------------------------------------

     Until  September  30,  2002

     If the credit agreements are not signed within this period, the grant of guarantee by the Federal government and the State of Sachsen-Anhalt will cease to exist. Under special circumstances the guarantors may grant an extension of the certification period.

E.  Guarantee  of  the  federal  government  and  the  state  of  Sachsen-Anhalt

A total of 80% of the amount due after the realization of securities pursuant to the Exhibit F.02.01.2001 FEDERAL/STATE subsidiary guarantee (without the right to prior settlement of claims) pursuant to the Section "Comments". The guarantees will be accepted in the form of pro rata and parallel guarantees of the Federal government (48%) and the State of Sachsen-Anhalt (32%).

The guarantees of the Federal government and the state for the respective subtranches of the credit for internal funds in the amount totaling EUR 122 million will be reduced semi-annually by 12.5% per annum, beginning on the first payback date four years after the first utilization of each subtranche.

F.  Utilization  of  the  credit

Financing of the investment and company with regard to a construction of a facility for the production of bleached softwood pulp including the financing of the company pursuant to the following financing plan.



FINANCE REQUIREMENTS                  EUR THOUSAND                 EUR THOUSAND
--------------------                  ------------                 ------------
Capitalized investment financing
- real estate cost and
  cost/infrastructure                  28,900
- project development, planning
  and permit costs until
  financial close                      22,000
- EPC contact (setup costs)            716,000
- EPC contract (incidental
  expenses)                            10,500
- Setup costs and management,
  ZSG portion                          46,500
- Construction period interest
  of tranche A to start-up             20,342

Total                                                                844,242

Operating assets                                                     121,478

Debt service reserves account
 (initially debt-financed)                                           42,000

Cost overrun and debt service
 reserves (financed from
 internal funds)                                                     30,000

TOTAL FINANCE REQUIREMENTS                                           1,037,720




FINANCE REQUIREMENTS                  EUR THOUSAND                 EUR THOUSAND
--------------------                  ------------                 ------------

Internal funds
- equity                              15,000
- subordinated shareholder loans      55,000
- reserves of internal funds/cost
  overrun financing                   15,000
- internal funds (debt service        15,000
  reserve account)
Total internal funds                                                100,000

Start-up cashflow                                                   26,016

                                      109,161
Subsidies                             165,515
- GA subsidy
- investment subsidy                  465,000
Total subsidies                       122,000                       274,676
                                      9,000

Borrowed funds                        42,000
- guaranteed credit long-term
  (Tranche A)
- guaranteed credit short-term
  (Tranche B)
- guaranteed credit (not
  guaranteed,
  Tranche D 1)
- bank loan for debt service
  reserve account (not
  guaranteed, Tranche C)
(- bank loan (cost overrun
reserve, not guaranteed,
Tranche  D2))                         (30,000)
Total borrowed funds
  (excluding reserve)                                               638,000
TOTAL FINANCING                                                   1,038,692




The slight excess of the financing requirements results from rounding up the guaranteed credits and shall serve as additional reserve for the project.

The financing plan is based on the Term Sheet dated March 27, 2002 and additionally covers a preliminary credit line of EUR 160 Mio. as Tranche E as well as credit lines for futures relating to dealing in currencies, agreements to protect interest rates and hedging agreements relating to pulp.

After the investment, the start-up and the finalization of the test-run of the company, a financial statement of the project including information as to how far reserved financing capital has been used must be submitted to the leader of the consortium and the Federal government and the State as guarantor (attention:
C&L  Deutsche  Revision).


G.  Collateral  of  the  credit


Collateral (as described below) serves on a pro rata basis and is equally ranked as security of the guaranteed credit and the credit tranches C, D1, D2, and E totaling EUR 241 million as to be provided by the creditor pursuant to the Term Sheet dated March 27, 2002, and the credits for future relating to currencies, agreements for the protection of interest and hedging agreements relating to pulp up to an amount totaling EUR 200 million.

1. First ranking land deed in the amount of EUR 638 million on the real estate of the debtor in Arneburg.

Existing  charges

In  column  II  of  the  land  register:  only charges customary to the industry

In  column  III  of  the  land  register:  none

2. Transfer by way of security of all machines and technical equipment that will be bought in the process of the project, provided they are not subject to third parties rights.

3. Transfer by way of security of assets located in the storage area of the borrower in their respective state, free of third parties' rights, except assets delivered under a retention of title as is customary in the respective business.

4. Assignment of the claims against customers of the borrower, free of third parties' rights, excluding items sold under an extended retention of title by suppliers in the ordinary cause of their business.

5. Assignment of the rights and claims of all material agreements relating to the project.

6.     Pledge  of  the  accounts  of  the  borrower  relating  to  the  project.

7.     Assignment  of  all  claims  with  respect to insurances of the borrower.

8.     Pledge  of  all  claims  resulting  from  hedging  contracts.

9.     Pledges  and  assignments of the shares of the borrower Zellstoff Stendal
GmbH.

As  permissible  under  law:

10.    Assignment  of  claims  relating  to  the  payment of investment grants.

Alternatively, the borrower shall pay the grants for investment to an account that has been pledged to the creditor.

H.     Miscellaneous

I.     Conditions  relating  to  the  validity  of  the  credit

Prior to first drawdown of the credit, the creditor needs to receive proof that,

1.     the  investment  grants  have  been  granted;

2. equity to contribute to the financing to the project in the amount of EUR 70 million serving as equity and/or subordinated credits of the shareholders have been utilized and that reserve equity funds are available;

3.     the  entire  financing  of  the  project  is  secured.

II.    Conditions  and  other  provisions

1. Prior to the first drawdown of the credit proof has to be submitted to the creditor that authorization required under law and needed to realize the project have been granted (in case such authorization cannot be presented, a written statement of the respective authority shall be submitted, stating that the submitted information relating to the applied authorization currently do not pose an obstacles for the authorization).

2. Granted investment aids and other investment payments have to be pre-financed in the amount of the granted credit line of EUR 160 million without guarantee.

3.     The  borrower  is  required  to establish an account pursuant to the Term
Sheet dated March 27, 2002 consisting of surplus from cash-flow, equity and credits that are not subject to guarantees in the amount needed for payments in the respectively following twelve months, which may be reduced by equity not needed to repay the debts, such as equity with respect to the increase in costs.

4. The maximum interest rate of credits by the shareholders is 7% per annum. Payment of the interest is permissible, beginning on the date that the credit covered by the guarantee needs to be paid back, after the respective payments on credits and the obligations arising under the subsidiary debt account have been made. The afore mentioned conditions apply as far as permissible by law, also to the distribution of earnings.

5. Commercial transactions between the borrower and its shareholders and other companies under the influence of the shareholders or of the borrower, for example affiliates for the supply of wood and transportation, have to comply with contracts customary to the market; in the annual financial statement, the annual auditor shall make a statement with respect to such transactions.


6. Any moratorium of credit payments pursuant to section II par. 3 of the "General Conditions for Guarantees granted by the Federal Republic of Germany and parallel Guarantees of the States" will only be granted if with respect to the quota of credits that are not subject to a guarantee, and that have been given an extension. Payments on the first payback date, however, need to be repaid pursuant to term sheet dated March 27, 2002, unless sufficient funds are not available for the payback of all tranches except for Tranche E. In this case the Tranches C, D 1 and D 2 will be subject to a moratorium. A moratorium for credits subject to the guarantee on the first date of payback will only be granted if no sufficient funds for repayment are available.

7. The acceptance of the grant of guarantee includes a restatement of the prior statement of the borrower that it has knowledge of the laws of state grants and their conditions.

Bonn/Berlin, April 8 and 9,      Per procuration            Per procuration
2002

                                 Federal Ministry           Federal Ministry
                                 for Economy and            for Finance
                                 Technology
                                                            (Holzhauer)
                                 (Kleinpoppen)

Magdeburg, April 12, 2002        Per procuration            Per procuration

                                 Federal Ministry           Federal Ministry
                                 for Economy and            for the state
                                 Technology of              Sachen-Anhalt
                                 of the state
                                 Sachsen-Anhalt             (Hoppe)

                                 (Spieler)

Dusseldorf, April 2, 2002        Per procuration

                                 C&L Deutsche Revision

                                 (Sinne)                    (Ringelstein)

Federal  Ministry  for  Commerce  and  Technology

                                                             Bonn, June 20, 2002


Bayerische  Hypo-  und  Vereinsbank  AG
Global  Project  Finance
z.Hd.  Herrn  Dr.  Wagner
Am  Tucherpark

80538  Munchen


Guarantees of the Federal Government and the State/Zellstoff Stendal GmbH, Arneburg

Your  application  dated  June  29,  2000


Dear  Ladies  and  Gentlemen,

With approval of the Federal Minister of Finance and in coordination with the state and with respect to the discussions of ministers I have made the following decision as you can see attached to the letter to C&L Deutsche Revision AG, D usseldorf, dated June 20, 2002. In this matter, please communicate directly with C&L Deutsche Revision AG, D sseldorf, who is the fiduciary of the federal government and the state.

Regards

(by  order)


Dr.  Hirsch

                                   SCHEDULE 11
                          Financing of the Subsidiaries

Structure


                                ZSG
--------------------------------------------------------------------------
                                                           100%
Support Holding Company                      Support Holding Company
          |                                             |  greater than or
          |                                             |  equal to 51%
Wood supply company                           Logistics company


Contractual  Matrix

[  ]  All  pulp  sales  contracts  entered  into  by  ZSG  as  principal.

[ ] Up to 50% of the wood will be sourced through the wood supply operating company acting as principal. Contracts for the balance will be entered into by ZSG as principal acting either directly or through the wood supply operating company as its agent.

[ ] Profit and Loss Transfer Agreement entered into between ZSG and support holding companies.

[ ] Maximum working capital limited to EUR 8mn down-streamed by ZSG to the Holding Companies and, from such companies, to subsidaries.

[ ] Service agreement entered into between ZSG and Wood Supply Operating Company providing for provision of up to 100% of total wood supply requirement. Payment for wood supplied by Wood Supply Operating Company only against actual delivery at mill. Average price over any 12 month period not to exceed average market price over similar period as evidenced by contracts entered into by ZSG as principal unless justified by ZSG to the reasonable satisfaction of the Majority Lenders for exceptional reasons (e.g start-up, initial development of new sources of supply etc.).

[ ] Support holding companies employ all employees except management. Support holding company will on their "own-account" enter into leasing agreements for wood harvest equipment and trucks with a maximum exposure of EUR 17 mn.

[ ] Each holding company enters into a service agreement with its respective operating companies pursuant to which it will make available personnel (and in the case of the holding company "own-account"-trucks on their own accounts) against payment of fee covering annual operating / financing costs etc. of such Support Holding Company.

OTHER  ISSUES

[ ] Pledge of all bank accounts of Support Holding Companies to secure ZSG debt and of Operating Companies to extent of working capital loans downstreamed to them from time to time from ZSG.


[ ] Direct Agreement (substantially in the form annexed hereto) between ZSG lenders and leasing companies providing that leasing companies cannot terminate leases without giving prior notice to ZSG lenders and not at all if the ZSG lenders "step-in" to the leases making good any existing payment default.

[  ]  The  Borrower  delivers  to  the  Agent:

      (a) as soon as possible and no later than ninety (90) days after the close of its financial year (i) the balance sheet, the profit and loss calculation and the cashflow statement for the subsidiaries in respect of that financial year, audited by a recognised independent firm of accountants with a license to practice in the Federal Republic of Germany as well as a reconciliation of the annual financial statements with the annual budgeted accounts made by the Borrower which includes an explanation of all material deviations of it from the budgeted annual financial statements; and (ii) the corresponding auditing report of the firm of accountants; and (iii) a certificate of this firm of accountants certifying that all business contracts of the Borrower with Related Parties in this financial year have been entered into on conditions not less advantageous to the Borrower than those business contracts achievable with third parties;

      (b) upon request by the Agent semi-annually unaudited economic evaluations, a list of balances and a statement of the board of directors in respect of the development of the subsidiaries.

                                      Annex

THIS  DIRECT  AGREEMENT  is  made  on  [          ],  2002  between
(1)     [LEASING  COMPANY]  (the  "Leasing  Company")
(2)     ZELLSTOFF  STENDAL  GmbH  ("ZSG")
(3)     ZSG  SUPPORT  HOLDING  COMPANY  ("Holding")  and
(4)     BAYERISCHE  HYPO-UND  VEREINSBANK  AG  (the  "Agent")

WHEREAS

A. ZSG [will build and operate/has built and operates] a bleached softwood kraft pulpmill located at Arneburg, Sachsen-Anhalt, Federal Republic of Germany (the "Mill").

B. The Leasing Company has agreed to lease certain ["trucks/harvesters"] (the "Equipment") to the Holding (a wholly-owned subsidiary of ZSG) as more
particularly  identified  in  that certain Leasing Agreement dated [          ],
2002  (the  "Leasing  Agreement")  for  use  in  the  operation  of  the  Mill.

C. The Agent is agent for a syndicate of banks who have lent money to ZSG to finance the construction and operation of the Mill.

IT  IS  AGREED  as  follows:

1. The Leasing Company agrees not to take any steps ("Enforcement Steps") to terminate, rescind or suspend performance of the Leasing Agreement or to repossess or seek to repossess any of the Equipment without first giving not less that 30 days prior written notice thereof to the Agent specifying the amount of any existing payment default under the Leasing Agreement.

2. If during such 30 day period the Agent or its nominee makes good such payment default and undertakes by notice (a "Step-in-Notice") to the Leasing Company that it will assume together with Holding responsibility for compliance with the Leasing Agreement from the date of its notice until the date it serves on the Leasing Company a further notice (a "Step-out Notice") specifying that it will no longer be responsible for such compliance, the Holding undertakes not to take any Enforcement Steps in respect of any default by Holding under the Leasing Agreement which occurred prior to the effective date of the Step-in Notice.

3. During the 30 days period referred to in Clause 1 and thereafter if the Agent makes good the payment default and serves a Step-in Notice the Leasing Company shall continue to perform its obligations under the Leasing Agreement. If the Agent does not make good the payment default and serve a Step-in Notice or if having done so it serves a Step-out Notice the Leasing Company may take such action as it thinks fit to enforce its rights against the Holding under the Leasing Agreement with effect from the expiry of such 30 day period or, as the case may be, the effective date of the Step-Out Notice

4. All notices or other communications required or permitted hereunder shall be in writing addressed to the relevant party at its address identified with its signature below or such other address as any party may, by notice to each of the other parties, specify. All notices shall be deemed delivered upon receipt.

5. This Direct Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

6. The exclusive place of jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Direct Agreement is [Munich]. Mandatory places of jurisdiction remain unaffected.

AS  WITNESS  the  hands  of  the  parties
[LEASING  COMPANY]                            ZELLSTOFF  STENDAL  GmbH

by                                            By
   ----------------------------------            -------------------------------

   Address:                                      Address:
   Fax  No:                                      Fax  No:

BAYERISCHE  HYPO-UND  VEREINSBANK  AG

By
   ----------------------------------
Address:
Fax  No:

                                   SCHEDULE 12

                                Minimum Insurance

                                    Schedule


Bankrisk  Services                                 Stendal  Pulp  Mill  Project
Insurance  Due  Diligence                        Arranger's  Insurance  Concept


                           Minimum Insurance Schedule


                          CONSTRUCTION PHASE INSURANCE


1.     Construction/Erection  "All  Risks"  Material  Damage  Insurance

1.1    The  Insured  Parties

(a)     Borrower  and  any  Subsidiary  Companies;

(b) The EPC Contractor and/or Contractor's Suppliers in respect of the EPC Contract and the Contractor and/or Contractor's Suppliers in respect of the non-EPC ancillary Contracts;

(c)     Any  consultants  and  suppliers  for  their  site  activities  only;

(d)     The  Independent  Engineer,

Each  for  their  respective  rights  and  interests.

1.2     The  Insured  Property

All permanent and temporary works, preliminary works (including associated works and site mobilisation) executed or in course of execution, materials, goods, parts, excavations, spare parts inventory, debris removal, consumables, fuels, chemicals and oils and all other things equipment of whatsoever nature used for or intended for incorporation within the Site, including the rail spur, electricity, steam, gas and water interconnections, all designs drawings specifications plans to be provided, together with computer and building services equipment, all other parts or units or equipment plant and machinery or whatever nature the property of the insured or for which they are responsible, (but excluding any contractor's or sub contractor's constructional plant and equipment), while on or adjacent to the Site and all associated and ancillary works connected to the Plant.

1.3     Geographical  Limits

Europe  and  Scandinavia.

1.4     Sum  Insured

EURO 625,000,000 representing the amount equivalent to the total reinstatement value of the Works and the Plant, including allowance for the costs of demolition and debris removal and professional fees (including construction management, Technical Advisers fees and fuel, chemical, raw material and Spares Inventory at Site at the date of Acceptance), customs duties of the Works and the Plant (as applicable). The sum insured is to operate in respect of each occurrence of loss or damage to the insured property.

1.5     Indemnity

All risks of physical loss of or damage to any part of the Insured Property from any cause not excluded.

1.6     Period  of  Insurance

From Financial Close (or the Commencement Date under the EPC Contract if earlier) until the date of Acceptance, extending for an additional 18 months thereafter with respect to cover during the Defects Liability Period.

Bankrisk  Services                                 Stendal  Pulp  Mill  Project
Insurance  Due  Diligence                        Arranger's  Insurance  Concept


1.7     Main  Exclusions

The  Insurers  shall  not  be  liable  for:

(a) War, Civil War, etc., including Terrorism (until such time as insurance against acts of Terrorism becomes available in the international market on what the Security Agent accepts to be reasonable commercial terms);

(b)     Radioactive  Contamination,  etc.;

(c) Wear and Tear and gradual deterioration but this shall not exclude consequent loss or damage;

(d)     Date  Recognition  Clause;

(e)     Unexplained  Disappearance  or  Shortages;

(f)     Consequential  Losses,  loss  of  use,  delay  penalties;

(g)     Contractor's  or its Subcontractor's Constructional Plant and Equipment;

(h) Loss of cash, banknotes, treasury notes, money orders, cheques or stamps;

(i) Costs incurred arising out of wear, tear, wasting or wearing away, gradual deterioration, rust, oxidation, corrosion or erosion but not consequent damage;

(j)     Marine  and  Air  transits  (but  not  transits  inland  waterways);

(k)     Vehicles  licensed  for  road  use.

1.8     Maximum  Deductible

Not exceeding EURO 75,000 in respect of each and every occurrence of loss or damage.

1.9     Main  Extensions/Conditions

(a) Including loss or damage arising from acts of Terrorism, strikes, riots, civil commotion and criminal/malicious damage (except that insurance against acts of Terrorism will be excluded until such time as that insurance becomes available in the international market on what the Security Agent accepts to be reasonable commercial terms);

(b) Natural Hazards Limit; Euro 12,500,000 each event and Euro 25,000,000 per annum;

(c) Defective Design cover only excluding the component part that is defective but otherwise covering consequential damage;

(d)     Debris  removal;

(e)     Expediting  expenses;

(f)     Professional  and  surveyor's  fees;

(g)     Automatic  reinstatement  of  sum  insured;

(h)     Escalator  on  Sum  Insured;

(i)     Escalator  on  Limit  of  liability  applied  to  Sum  Insured;

(j)     Seventy-two  Hour  Clause;

(k)     Plans  Specifications  Drawings  Electronic  Records  and  data  Clause;

(l)     50/50  Marine/Construction  Loss  Sharing  Clause;

(m)     Temporary  Repairs  and  Minimizing  Loss;

(n)     Offsite  Storage  and  inland  Transits;

(o) Cover during Defects Liability Period to cover loss or damage caused to the Works and the Plant by defects or whilst work is being undertaken pursuant to the Defects Liability provisions of the relevant EPC Contract.


2.     Delay  in  Start  up/Advance  Loss  of  Revenue  Insurance (Construction)

2.1     The  Insured  Parties

Borrower

Bankrisk  Services                                 Stendal  Pulp  Mill  Project
Insurance  Due  Diligence                        Arranger's  Insurance  Concept

2.2     Period  of  Insurance

From Financial Close (or the Commencement Date under the EPC Contract if earlier) until the date of Acceptance.

2.3     Indemnity

Fixed operating costs and standing charges including loss of debt service (interest - including fees - and Principal); plus any minimum take or pay obligations; plus increased cost of working following delays in the date of Start Up, including in the five month period from the date of Start Up until the scheduled date of Acceptance, as a direct result of physical loss or damage covered under Paragraph 1, "Construction/Erection "All Risks" Material Damage Insurance," of this Minimum Insurance Schedule including loss or damage, which would be insured but for the application of any deductible, that causes an interference in the construction work resulting in a delay to the scheduled date of Start Up or such later date on which the Insured Business would have become operational or causes an interruption of the operation as scheduled from the date of Start Up until schedule date of Acceptance, respectively.

2.4     Sum  Insured

EURO 160 million for any 12 months period of indemnification being an amount sufficient to cover the Plant's fixed operating costs including interest, fees and principal payable plus any minimum take or pay obligations for the duration of the Indemnity Period.

2.5     Indemnity  Period

A period of 18 months from the scheduled Start Up date including the period from the scheduled date of Start Up until the scheduled date of Acceptance for FLEXA (Fire Lightning Explosion and Aircraft) perils and Acts of God and 12 months from the scheduled Start Up date including the period from the scheduled date of Start Up until the scheduled date of Acceptance for Machinery Breakdown & all other damage.

2.6     Main  Exclusions

The insurance excludes any event not insured under paragraph 1 "Construction/Erection "All Risks" Material Damage Insurance, above.

2.7     Maximum  Time  Excess

Not  exceeding  60  days  any  one  delay.


3.     Marine  Cargo  and  Inland  Transit  Insurance

3.1     The  Insured  Parties

(a)     Borrower  and  any  Subsidiary  Companies;
(b) The EPC Contractor and/or Contractor's Suppliers in respect of the EPC Contract and the Contractor and/or Contractor's Suppliers in respect of the non-EPC ancillary Contracts;
(c)     The  Independent  Engineer,

Each  for  their  respective  rights  and  interests.

3.2     Period  of  Insurance

From Financial Close (or the Commencement Date under the EPC Contract if earlier) until date of delivery of the final consignment to the Site.

Bankrisk  Services                                 Stendal  Pulp  Mill  Project
Insurance  Due  Diligence                        Arranger's  Insurance  Concept


3.3     The  Insured  Property

All imported Cargoes and/or interest and/or stock of whatsoever description including plant, equipment, machinery, (other than Contractor's construction plant and equipment), spare parts and other items for incorporation within the Site.

3.4     Sum  Insured

EURO 40,000,000 any one shipment but not less than 110% of the maximum value (including cost of freight and insurance) any one conveyance and/or location of each shipment and EURO 10,000,000 for Inland Transit.

3.5     Indemnity

Against "All Risks" of physical loss or damage while in transit by sea, air or land or inland waterway portion of the journey or whilst in storage en route. From the time the insured items leave the warehouse or factory anywhere in the world for shipment or transit to, and until they are delivered and unloaded at the Site, and return.

3.6     Main  Exclusions

(a)     German  Institute  Insolvency  Exclusion  Clause  or  Equivalent;

(b)     German  Institute  Radioactive  Contamination  Exclusion  Clause  or
Equivalent;

(c) Excluding electrical and mechanical derangement unless caused by an insured peril.

3.7     Main  Extensions/Conditions

(a)     German  Institute  Cargo  and  Air  Cargo  Clauses  (A)  or  Equivalent;

(b)     German  Institute  War  Clauses  (Cargo,  Air  Cargo)  or  Equivalent;

(c)     German  Institute  Strikes  Clause  (Cargo,  Air  Cargo)  or Equivalent;

(d)     German  Institute  Classification  Clause  or  Equivalent;

(e)     German  Institute  Replacement  Clause  or  Equivalent;

(f)     50/50  Marine  Construction  Loss  Sharing  and Concealed Damage clause;

(g)     Debris  Removal  Clause;

(h)     Expediting  Expenses;

(i)     Transhipment  Clause;

(j)     Accumulation  Clause/Off-Site  Storage.

3.8     Maximum  Deductible

Not  to  exceed  EURO  10,000  each  and  every  loss.


4.     Marine  Delay  in  Start  Up/Marine  Advance  Loss  of  Revenue

4.1     The  Insured  Parties

Borrower

4.2     Period  of  Insurance

From the date of Financial Close or the Commencement Date under the EPC Contract (if earlier) until the date of Start Up.

Bankrisk  Services                                 Stendal  Pulp  Mill  Project
Insurance  Due  Diligence                        Arranger's  Insurance  Concept


4.3     Indemnity

Fixed operating costs and standing charges including loss of debt service (interest - including fees - and Principal); plus any minimum take or pay obligations; plus increased cost of working following delays in Start Up as a direct result of physical loss or damage covered under Paragraph 3, "Marine Cargo/Transit Insurance," of this Minimum Insurance Schedule including loss or damage, which would be insured but for the application of any deductible, that causes an interference in the construction work resulting in a delay to the scheduled date of Start Up or such later date on which the Insured Business would have become operational.

4.4     Sum  Insured

EURO 160,000,000 being an amount sufficient to cover the Project's fixed operating costs including interest, fees and principal payable plus any minimum take or pay obligations for the duration of the maximum Indemnity Period.

4.5     Indemnity  Period

A  minimum  of  12  months  from  the  schedule  date  of  Start  Up.

4.6     Main  Exclusions

The insurance excludes any event not insured under paragraph 3, "Marine Cargo/Transit Insurance," above.

4.7     Maximum  Time  Excess

Not  exceeding  60  days  any  one  delay.


5.     Third  Party  Liability/Environmental  Impairment  Liability

5.1     The  Insured  Parties

(a)     Borrower  and  Subsidiary  Company;

(b) The EPC Contractor and/or Contractor's Suppliers in respect of the EPC Contract and the Contractor and/or Contractor's Suppliers in respect of the non-EPC ancillary Contracts;

(c)     Any  consultants  and  suppliers  for  their  site  activities  only;

(d)     The  Independent  Engineer;

(e) Each of their respective assigns, employees, agents, officers, partners and Directors,

Each  for  their  respective  rights  and  interests.

5.2     Period  of  Insurance

From Financial Close (or the Commencement Date under the EPC Contract if earlier) until the date of Acceptance, extending for an additional 18 months thereafter with respect to cover required in respect of the EPC Contractor and/or its Suppliers during the Defects Liability Period.

5.3     Indemnity

The legal and contractual liability of an Insured to pay damages, costs and expenses as a result of:

Bankrisk  Services                                 Stendal  Pulp  Mill  Project
Insurance  Due  Diligence                        Arranger's  Insurance  Concept


(a)     Death, bodily injury and disease (including mental shock) of any person;

(b)     Loss  or  damage to any third party property and/or loss of use thereof;

(c) Interference with traffic or property or any easement, right of air, light, water, support or way or enjoyment of use by obstruction, loss of amenities, nuisance, trespass or any like cause; and

(d) false arrest, invasion of privacy, detention, eviction or any like cause,

Arising out of or in the course of or in connection with the performance of the Works.

5.4     Geographical  Limits

World-wide.

5.5     Limit  of  Indemnity

Not less than EURO 10,000,000 for any one occurrence or all occurrences of a series consequent upon or attributable to one source or original source but in respect of Products Liability EURO 10,000,000 in the aggregate.

5.6     Maximum  Deductible

Not more than EURO 25,000 in respect of third party property damage only and not more than EURO 250,000 in respect of EIL.

5.7     Main  Extensions/Conditions

(a)     Cross  Liabilities  Clause;

(b)     World-wide  jurisdiction  clause;

(c)     legal  costs  and  expenses;

(d)     Contingent  Motor  Liability.

5.8     Main  Exclusions

(a) Death of, or bodily injury to, or illness or disease contracted by, the employees of the Insured claiming indemnity arising out of or in the course of their employment;

(b) Property belonging to, or in the charge, or under the control of, the Insured;

(c) Liability arising out of technical or professional advice given for a fee by the Insured or by any person acting on behalf of the Insured other than advice relating to the construction and operation of the Plant in so far as insured under paragraph 1, "Construction/Erection "All Risks" Material Damage Insurance," of this Minimum insurance Schedule;

(d) Liability arising out of the use of mechanically propelled vehicles for which compulsory insurance or security is required by legislation, except whilst in use as a tool of trade;

(e) The cost of making good loss of or damage to property indemnified under the insurance referred to in paragraph 1 "Construction/Erection "All Risks" Material Damage Insurance," of this Minimum Insurance Schedule;

(f) Liability arising from ownership, possession, use or control of any aircraft or watercraft; and

(g) Liquidated damages or penalties under any agreement in connection with delay or guarantees of performance or efficiency.

5.9     Environmental  Impairment  Insurance  ("Umwelthaftpflichtversicherung")

(a) All events for which one of the insured becomes liable to pay in respect of legal liabilities to third parties arising from contamination of the Project Site, which results in a pollution event causing third party bodily injury or property damage;

Bankrisk  Services                                 Stendal  Pulp  Mill  Project
Insurance  Due  Diligence                        Arranger's  Insurance  Concept


(b)     Temporary  ownership  in  Cover  Component  2.6  of  the
Umwelthaftpflicht-Modell  des  HUK-Verbandes;

(c)     36  month  extended  reporting  period  after  cancellation.

                                   SCHEDULE 13
                        Sample Table of Content Regarding
                     Quarterly Construction Progress Reports

Summary

1.        Inspection  Programme

1.1       Visits  and  Events

1.2       Next  Steps

2.        Organisation  and  Staffing

2.1       Recruitment

2.2       Site  Organisation

3.        General  Progress  and  Observations

3.1       Pulp  Mill,  General

3.2       Pulp  Mill,  Technical  Issues

3.3       Review  of  Quality  of  Installations

3.4       Training

3.5       Owner's  Scope  of  Work

3.5.1     Works

3.5.2     Infrastructure  and  Connections

3.5.3     Municipalities

3.5.4     Utilities  Supply

3.5.5     Administration

3.5.6     Chemicals  and  Supplies

4.        Permits

4.1       Review  of  Permit  Situation

4.2       New  Permits  and  Inspections

5.        Commissioning  Plan

5.1       Departmental  Plans

5.2       Start-up  of  Pulp  Production

5.3       Operational  budget

5.4       Wood  Supply

5.5       Wood  Transport

6.        Investment  Budget  Follow-up

7.        Main  Events  Causing  Deviations  and  Change  Orders

8.        Milestones

8.1       Intermediate  Steps

8.2       CMC  4

8.3       Start-up

8.4       Operational  Acceptance

8.5       PAC  4

8.6       Performance  Tests  FAC  4

9.        Certificates

9.1       Certificates  Issued

9.2       New  Certificates

ANNEXES

(A)       Recruitment  Plan

(B)       Time  Schedules

(C)       Time  Schedule  Follow-up

                                   SCHEDULE 14
                              Transfer Certificate


                               Transfer Agreement

                                     Between

                                      [  ]

                            (the "Assigning Lender")

                                       and

                                      [  ]

                                (the "Assignee")

Preamble

Whereas, by the agreement dated 26 August 2002 (the "Facility Agreement") the Assigning Lender together with the other Lenders has provided to the Borrower the Facility Agreement for an aggregate principal amount of up to EUR 827,950,000. The Assigning Lender has assumed a Lender's Commitment in the amount of EUR [ ].

Whereas, the Assigning Lender has pursuant to Clause 31.2 of the Facility Agreement the right to assign to a bank or financial institution its legal position as Lender including all its rights, benefits and obligations under the Facility Agreement in whole or in part in amounts of not less than EUR 10 million.

Whereas, the Assigning Lender is desirous to transfer its rights, benefits and obligations related to an amount of EUR [ ] of the Facility Agreement to the Assignee and the Assignee is desirous of assuming the legal position of the Assigning Lender related thereto including all rights, benefits and obligations.

Now  therefore,  the parties to this Transfer Agreement hereby agree as follows:

1.      Definitions

Terms used but not otherwise defined herein shall have the meaning given to them in the Facility Agreement.

2.      Transfer  of  Assigning  Lender's  Participation  in  Advances

Subject to the payment to the Agent of a fee in the amount of EUR 1,000 and to the condition precedent that the Assignee pays the transfer price on the date of payment as defined in Clause 6.2 , the Assigning Lender herewith assigns and transfers and the Assignee herewith assumes, the Assigning Lender's legal position related to such Lender's portion of its participation in each outstanding Advance and/or the Commitments (applied rateably across the Tranches and in any particular Tranche rateably between the Assigning Lender's share in each outstanding Advance thereunder and its undrawn Commitment in relation thereto) in the amount set out in Clause 6.2 hereof, including but not limited to all rights, benefits and obligations of the Assigning Lender under the Facility Agreement, the Shareholders' Undertaking Agreement, the Security Agreements and the Security Pooling Agreement as against the Borrower (if transferable) and the other parties thereto (the "Transferred Position") effective as of the date of payment as defined in Clause 6.2. Upon the transfer as set forth above becoming effective, the Assigning Lender shall be released from the obligations related to the Transferred Position to the Borrower on the one hand and to the Lenders on the other hand.


3.      Confirmations

3.1     The  Assignee  confirms  that  it  has  received  a copy of the Facility
Agreement and all other documentation and information required by it in connection with the transaction contemplated by this Transfer Agreement.

3.2 The Assignee confirms that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Facility Agreement and the Transfer Agreement and has not relied and will not rely on the Assigning Lender, the Original Lender and the Agent or any statements made by any of them in this respect.

3.3 The Assigning Lender hereby confirms that it has fulfilled its obligations arising out of the Facility Agreement with respect to the Transferred Position until the date hereof. The Assigning Lender gives no representation or warranty and assumes no responsibility with respect to the validity or enforceability of the Facility Agreement or any document related thereto and assumes no responsibility for the financial conditions of the Borrower or any other party to the Facility Agreement or for the performance and observance by the Borrower or any other party of any of its obligations under the Facility Agreement and all such representations and warranties, whether expressed or implied by law or otherwise, are hereby excluded.

3.4 The Assignee hereby ratifies and confirms the declarations and acts made by the Security Agent on its behalf pursuant to Clause 4.3 of the Share Pledge Agreement dated 26 August 2002 between the Shareholders as pledgors and the Security Agent as pledgee (as amended from time to time) and Clause 2.5 of the Account Pledge Agreement dated 26 August 2002 between the Borrower as pledgor and the Security Agent as pledgee (as amended from time to time).

4.      Miscellaneous

4.1 The Assigning Lender shall inform the Agent without undue delay of the transfer of the Transferred Position pursuant to Clause 2 by sending an executed copy of this Transfer Agreement to it.

4.2 The Assignee herewith empowers the Agent to exercise such rights, powers of attorney and discretions as set forth in the provisions of the Financing Documents.

4.3 Without prejudice to any future change of address, all correspondence to the Assignee shall be sent to the following address:

        [  ]
        Attn.:
        Fax:

5.      Legal  Provisions

5.1 Any alteration or amendment to this Transfer Agreement shall be in writing.

5.2 The form and content of this Transfer Agreement shall be subject to and construed in accordance with the laws of the Federal Republic of Germany in every respect. Non-exclusive place of jurisdiction for all disputes arising out of or in connection with this Transfer Agreement shall be Munich.

5.3 Should any provision of this Transfer Agreement be or become wholly or partly invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Transfer Agreement.

5.4 This Transfer Agreement has been executed in the German language in three (3) counterparts. One executed copy shall be provided to the Assigning Lender, the Assignee and the Agent. Each executed copy shall have the effect of an original.

6.     Commitments  and  Advances  Subject  to  Transfer

6.1     Assigning  Lender's  Commitment  prior  to  transfer:     EUR  [  ]
        Assigning  Lender's  participation  in  Advances
        prior to transfer:                                        EUR  [  ]
        Position  transferred  to  Assignee:                      EUR  [  ]

6.2     Date  of  payment  by  Assignee  to  Assigning  Lender:     [  ]

6.3     Account of Assigning Lender to which payment shall be effected:     [  ]


-----------------------------------
[Assigning  Lender]


-----------------------------------
[Assignee]

We hereby confirm the Borrower has consented to the above assignment and transfer and we hereby agree on our own behalf as Lender and on behalf of the other Lenders to the above Transfer Agreement.

[place],  [date]


-----------------------------------
[Agent]

                                   SCHEDULE 15
                                Development Costs
Development costs in the amount of EUR 26.5 million which, in the course of the planning of the project until 31 July 2002, have been confirmed by the Technical Adviser to be project development costs until Financial Close and which have been incurred mainly in the following areas:

*     project  management

*     conceptual  pre-planning  of  the  process  technology

* obtaining of authorisations and approval (Genehmigungsplanung) (Beh ordenengineering)

*     availability/provision  of  wood  and  logistics

*     financing  and  subsidies,  EU  notification,  state  guarantees

*     ordering/commissioning  and  legal  advice

*     business  management  and  local  operating  costs

*     archeological  excavations

                                   SCHEDULE 16
                         Broker's Letter of Undertaking

                        [Letterhead of insurance broker]

                              LETTER OF UNDERTAKING

To:     Bayerische  Hypo-und  Vereinsbank  AG (the "Agent" and "Security Agent")


Dear  Sirs,

[               ]  (the  "Project")

We have been requested by Zellstoff Stendal GmbH (the "Borrower"), to provide you with certain confirmations relating to certain insurances arranged by us in relation to the Project. Accordingly we provide you with the confirmations set out below.

The insurances summarised in Appendix 1 attached to this letter (the "Insurances") are, at the date hereof, in full force and effect in respect of the risks and liabilities as set out in the insurance policies evidenced in the policies/cover notes attached as Appendix 2 (the "Policies").

We further confirm in our capacity as insurance brokers to the Borrower that the Insurances are, to the best of our knowledge and belief placed with insurers, which as at the time of placement, are reputable and financially sound. We do not, however, make any representations regarding such insurer's current or future solvency or ability to pay claims.

We have arranged the Insurances on the basis of information and instructions given by the Borrower. We have not made any particular or special enquiries regarding the Insurances beyond those that we normally make in the ordinary course of arranging insurances on behalf of our insurance broking clients. The confirmations set out in this letter are given by reference to our state of knowledge at the date hereof.

We shall use our best endeavours to notify the Borrower and the Security Agent as soon as reasonably practicable after we become aware of an insurer ceasing to carry a claims rating from Standard & Poors Rating Agency of at least BBB+ or a comparable rating.

Pursuant to instructions received from the Borrower in connection with the Insurances, we hereby undertake:

(a) to notify you as soon as reasonably practicable prior to the expiry of the Insurances if we have not received instructions from the Borrower and/or any insured parties or the agents of any such party to negotiate renewal, and, in the event of our receiving instructions to renew, to advise you as soon as reasonably practicable after receipt of the details thereof;

(b) to notify you as soon as reasonably practicable after giving or receiving notice of termination of our appointment as brokers in relation to the Insurances;

(c) to pay into the Revenue Account or such other account as you may inform us in writing from time to time, without any set-off or deduction of any kind, for any reason, all payments received by us from the insurers in relation to the Insurances (including refunds of premium) other than as may be permitted in the relevant loss payable clauses in the Endorsements;

(d) to advise you as soon as reasonably practicable after receiving notice of any insurer's cancellation or suspension of any of the Insurances or receiving notice of any insurer's intention to cancel or suspend any of the Insurances;

(e) in accordance with our duties to our clients, make the Borrower aware of its pre-contractual duties of disclosure to the insurers by advising the Borrower of the type of information which generally needs to be disclosed to the insurers;

(f) subject to the Borrower's consent, to hold the insurance slips or contracts, the policies and any renewals thereof or any new or substitute policies to the extent held by us, to the order of the Security Agent; and

(g) to treat as confidential all information in relation to the Insurances marked as confidential and supplied to us by the Borrower or the Security Agent and not to disclose such information, without the written consent of the supplier, to any third party other than those persons who, in our reasonable opinion, have a need to have access to such information from time to time. Our obligations of confidentiality shall not conflict with our duties owed to the Borrower and shall not apply to disclosure required by an order of a court of competent jurisdiction, or pursuant to any applicable law or regulations having the force of law or to information which is in the public domain.

The above undertakings are subject to our continuing appointment as insurance brokers to the Borrower in relation to the Insurances and, following termination of such appointment, our immediate release from all our obligations set out in this letter (except for those mentioned in paragraph (g) above).

Nothing in this letter shall prejudice the right that any insurer may have to cancel any of the Insurances following default in excess of 30 days in payment of premiums, nor shall the exercise of such right in circumstances amount to a breach of any obligations accepted by us pursuant to the terms of this letter. In accordance with paragraph (d) above we will give you notice as soon as reasonably practicable after receiving notice of any insurer's intention to cancel any of the Insurances and where insurers wish to cancel for reasons of non-payment of premium, we will request that insurers give you a reasonable opportunity to pay amounts outstanding before such insurers issue a notice of cancellation.

For the avoidance of doubt, all undertakings and other confirmations given in this letter relate solely to the Insurances. They do not apply to any other insurances and nothing in this letter should be taken as providing any undertakings or confirmations in relation to any insurance that ought to have been placed or may at some future date be placed by other brokers.

This letter is given by us on the instructions of the Borrower and with the Borrower's full knowledge and consent as to its terms, as evidenced by the Borrower's signature below.

This letter shall be governed by and shall be construed in accordance with German law and any dispute as to its terms shall be submitted to the exclusive jurisdiction of the courts of Germany.

Yours  faithfully,




-------------------------------------------------------
For  and  on  behalf  of  [insurance  broker]




-------------------------------------------------------
For  and  on  behalf  of  [Zellstoff  Stendal  GmbH]

                                  SCHEDULE 17
                                  ARCHEOLOGICAL
                                      SITES


                                    [Omitted]

      [Map of Archeological Sites 1-4 excavated at Stendal Pulp Mill Site.
              A Copy of this Schedule will be provided on request.]

                                   SCHEDULE 18
                          INVESTMENT AND FINANCING PLAN




Finance  Requirements        EUR  thousand       EUR  thousand
---------------------        -------------       -------------

Capitalized  investment
  financing
-  real estate cost
   and  additional
   real  estate
   cost/infrastructure           28,900
-  project  development,
   planning  and  permit
   costs  until
   financial  close              22,000
-  EPC  contact (setup
   costs)                       716,000
-  EPC contract
   (incidental
   expenses)                     10,500
-  Setup  costs
   and  management,
   ZSG  portion
-  Construction  period          46,500
   interest  of  tranche
   A  to  start-up               20,342

Total                                                  844,242

Operating  assets                                      121,478

Debt  service
reserves  account
(initially
debt-financed)                                            42,000

Cost  overrun  and
debt  service
reserves  (financed
from  internal  funds)                                    30,000

TOTAL  FINANCE  REQUIREMENTS                           1,037,720






Finance  Requirements        EUR  thousand       EUR  thousand
---------------------        -------------       -------------

Internal  funds
-  equity                        15,000
-  subordinated
   shareholder
   loans                         55,000
-  reserves  of
   internal
   funds/cost
   overrun
   financing                     15,000
-  internal
   funds  (debt
   service
   reserve
   account)                      15,000
Total  internal  funds                                100,000

Start-up  cashflow                                     26,016
                                 109,161
Subsidies                        165,515
-  GA  subsidy
-  investment  subsidy           465,000
Total  subsidies                 122,000               274,676
                                 9,000
Borrowed  funds                  42,000
-  guaranteed  credit
   long-term
   (Tranche  A)
-  guaranteed  credit
   short-term
   (Tranche  B)
-  guaranteed  credit
   (not  guaranteed,
   Tranche  D  1)
-  bank  loan  for
   debt  service
   reserve  account
  (not guaranteed,
   Tranche  C)





Finance  Requirements        EUR  thousand       EUR  thousand
---------------------        -------------       -------------

(-  bank  loan                    (30,000)
(cost  overrun
reserve,  not
guaranteed,
Tranche D2))


Total  borrowed  funds  (excluding  reserve)           638,000


Total  Financing                                      1,038,692



AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written:

The  Borrower

Zellstoff  Stendal  GmbH



By:
     -----------------------------             ------------------------------
     Name:                                     Name:
     Title:                                    Title:

     Address:  Niedergorner  Damm  1
               39596  Arneburg
               Federal  Republic
               of  Germany


The  Arranger,  Agent,  Security  Agent  and  Lender

Bayerische  Hypo-  und  Vereinsbank  AG

By:
     -----------------------------             -------------------------------
     Name:                                     Name:
     Title:                                    Title:

     Address:  Am  Tucherpark  16
               80538  Munchen
               Federal  Republic
               of  Germany